SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed  by  the  Registrant [X]
Filed  by  a  Party  other  than  the  Registrant [  ]
Check  the  appropriate  box:
[  ]  Preliminary  Proxy  Statement
[  ]  Confidential, for  Use  of  the  Commission  Only  (as  permitted by Rule
      14a-6(e)(2))
[ X]  Definitive  Proxy  Statement
[  ]  Definitive  Additional  Materials
[  ]  Soliciting  Material  Pursuant  to  Rule  14a-11(c)  or  Rule  14a-12

                         American  Bingo  &  Gaming  Corp.
                         ---------------------------------
             (Name  of  Registrant  as  Specified  in  Its  Charter)

     (Name  of  Person(s)  Filing Proxy Statement, if other than the Registrant)

Payment  of  filing  fee  (Check  the  appropriate  box):
[ X] No  fee  required.
[  ]  Fee computed on table below  per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title  of  each  class  of  securities  to  which transaction applies:

     (2)  Aggregate  number  of  securities  to  which  transaction  applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed  maximum  aggregate  value  of  transaction:

     (5)  Total  fee  paid:

[  ] Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount  Previously  Paid:

     (2)  Form,  Schedule  or  Registration  Statement  No.:

     (3)  Filing  Party:

     (4)  Date  Filed:

                          AMERICAN BINGO & GAMING CORP.

                             1440 Charleston Highway
                      West Columbia, South Carolina  29169

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 1999

To  the  Stockholders  of  American  Bingo  &  Gaming  Corp.:

     The Annual Meeting of Stockholders (the "Meeting") of American Bingo & Gaming Corp. (the "Company") will be held in the Company's bingo hall located at 1470 Charleston Highway, West Columbia, South Carolina 29169 on the 27TH day of MAY, 1999, at 10:00 A.M., eastern time, for the following purposes:

1. To consider and act upon the proposed amendments to the Company's Certificate of Incorporation and the Company's Bylaws to divide the Company's Board of Directors into two classes;

2.   To  consider  and  act  upon  the  proposed   amendment  to  the  Company's
     Certificate of Incorporation to include provisions that address stockholder licensing issues;

3.   To elect seven members to the Company's Board of Directors;

4.   To approve and adopt the Company's Stock Option Plan;

5. To ratify the appointment of King Griffin & Adamson P.C. as the Company's independent auditors for 1999; and

6. To consider such other matters as may properly come before the Meeting or any adjournment of the Meeting.

     Only holders of record of the Company's Common Stock at the close of business on April 1, 1999, will be entitled to notice of and to vote at the Meeting or any adjournment of the Meeting. The stock transfer books will remain open.

     You are cordially invited to attend the Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you receive more then one proxy card, it is an indication that your shares are registered in more than one account. Please complete, date and sign each proxy card you receive. You may revoke your proxy
                         ----
at  any  time  before  it  is  voted.

     Enclosed with these proxy materials is a copy of the Company's 1998 Annual Report which contains its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (without exhibits).

                                   BY  ORDER  OF  THE  BOARD  OF  DIRECTORS


                                   /s/ Andre M. Hilliou
                                   Andre M. Hilliou
                                   Chairman  of  the  Board,  President  and
                                   Chief  Executive  Officer

April  26,  1999

                          AMERICAN BINGO & GAMING CORP.

                             1440 Charleston Highway
                      West Columbia, South Carolina  29169

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 1999

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") of American Bingo & Gaming Corp. (the "Company") to be held on May 27, 1999, at 10:00 a.m., eastern time, and at any adjournment thereof, for the purposes set forth in this Proxy Statement. The meeting will be held in the Company's bingo hall located at 1470 Charleston Highway, West Columbia, South Carolina 29169. THE ACCOMPANYING PROXY IS SOLICITED BY THE
BOARD OF DIRECTORS OF THE COMPANY. The principal executive offices of the Company are located at 1440 Charleston Highway, West Columbia, South Carolina 29169. This Proxy Statement and the accompanying form of proxy were first mailed to the stockholders on or about April 26, 1999.


                  VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

     The Company has fixed April 1, 1999, as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Meeting. The Company's only class of stock currently outstanding is its Common Stock, par value $0.001 per share (the "Common Stock"). At the close of business on the Record Date, there were outstanding and entitled to vote 9,945,590 shares of Common Stock of the Company, with each share being entitled to one vote on each matter submitted to the stockholders. There are no cumulative voting rights. A majority of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum.

     All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted in accordance with the recommendations of the Board as set forth in this Proxy Statement, and at the proxy holders' discretion on any other matter that may properly come before the Meeting. Any stockholder may revoke a proxy given pursuant to this solicitation at any time before it is voted. A stockholder may revoke his or her proxy by voting in person at the Meeting or submitting to the Company's Secretary at the Meeting a subsequently dated proxy. In addition, a stockholder may revoke his or her proxy by notifying the Secretary of the Company either in writing prior to the Meeting or in person at the Meeting. Revocation is effective only upon receipt of such notice by the Secretary.

     Management of the Company is not aware of any other matter to be presented for action at the Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. If any other matters come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.


                                  SOLICITATION

     The costs of preparing, assembling and mailing the proxy materials will be borne by the Company. Certain officers, directors and employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail. The Company expects to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Stock. The Company also may retain the services of Morrow & Co., Inc. to aid in the solicitation of proxies, for which the Company will pay a fee not to exceed $4,000 plus reimbursement of expenses.

                              ELECTION OF DIRECTORS

     Article III, Section 2 of the Company's Bylaws provides that the Board of Directors shall consist of no less than two nor more than seven directors. The Board of Directors is currently set at seven directors; however, at this time the Board has six directors and one vacancy. All six of the current members of the Board have been nominated for election to the Board at the Meeting. In addition, a new member has been nominated to the Board to fill the existing vacancy on the Board. If the proposal to amend the Company's Certificate of Incorporation and Bylaws to provide for two classes of directors is approved by the stockholders at the Meeting, the seven nominees for the Board of Directors shall, if elected, be divided into two classes with three of the directors serving as Class I directors for a one year term to expire at the 2000 Annual Meeting of Stockholders, and four of the directors serving as Class II directors for a two year term to expire at the 2001 Annual Meeting of Stockholders. The directors who shall serve a one year term include George M. Harrison, Jr., Andre
M. Hilliou and Michael W. Mims. The directors who shall serve a two year term include Kenneth R. Adams, James L. Hall, Grover C. Seaton III and A. Joe Willis. However, if the proposal to amend the Company's Certificate of Incorporation and Bylaws to provide for two classes of directors is not approved by the stockholders at the Meeting, the persons nominated for election at the Meeting shall, if elected, serve on the Board for a term of one year until the 2000 Annual Meeting of Stockholders and until their respective successors have been duly elected and have qualified. The officers of the Company are elected annually by the Board of Directors following the annual meeting of stockholders and serve for terms of one year and until their successors are duly elected and qualified.

     The directors shall be elected by a plurality of the votes cast at the Meeting. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors. It is the intention of the persons named as proxies in the accompanying proxy to vote FOR the election of the nominees identified below. If any nominee is unable or fails to accept nomination or election
(which is not anticipated), the persons named in the proxy as proxies, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the Company's existing Board of Directors may recommend.

     The table below sets forth certain information about the nominees, including the nominee's age, position with the Company and length of time served as a member of the Board. All of the nominees are currently serving as directors of the Company except for Kenneth R. Adams.

Name                            Age  Position with the Company  Director Since
------------------------------  ---  -------------------------  --------------
Kenneth R. Adams                 56  None                       N/A
James L. Hall                    58  Director                   July 1998
                                     Vice Chairman of the Board
George M. Harrison, Jr.          50  and Vice President         February 1998
                                     Chairman of the Board,
                                     President and Chief
Andre M. Hilliou                 51  Executive Officer          April 1998
Michael W. Mims                  47  Director                   October 1997
Grover C. Seaton III             56  Director                   July 1998
A. Joe Willis                    60  Director                   July 1998

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE SEVEN NOMINEES NAMED ABOVE.


                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following sets forth the name and a brief description of the principal occupation and business experience for at least the preceding five years for each of the seven nominees for election to the Board of Directors and the executive officers of the Company. None of the directors or executive officers are related.

     KENNETH R. ADAMS, 56, has been nominated to join the Board of Directors upon election by the stockholders at the Meeting. Since 1990, Mr. Adams has owned and operated a gaming consulting firm, Ken Adams and Associates, which specializes in information, analysis and strategic planning for Indian tribes, casino operations and gaming manufacturers. Mr. Adams has also been a partner in Johnny Nolon's Casino in Cripple Creek, Colorado, since August 1997. Prior to founding Ken Adams and Associates, Mr. Adams spent over twenty years in the hotel-casino industry. Mr. Adams is currently the editor and publisher of the Adams' Report, a monthly newsletter specializing in identifying trends in casino gaming, regulation and manufacturing. He is also a founder and associate editor of the Nevada Gaming Almanac, which is published annually. Among the numerous boards and committees on which Mr. Adams has served or continues to serve are the Gaming Management Advisory Board, the Nevada Gaming Almanac Board of Directors, the Gaming Industry Association's Speakers' Bureau, the Reno Downtown Improvement Association and the Dale Carnegie Scholarship Committee.

     JAMES L. HALL, 58, has served as a member of the Board of Directors since July 1998. Mr. Hall received a Bachelor of Science in Business from Virginia Tech in 1963. He has also attended executive development classes at The Wharton School of the University of Pennsylvania and the Darden Graduate School of Business Administration of the University of Virginia. Mr. Hall worked with AT&T and Bell Atlantic for 25 years before his retirement in 1992. Before his retirement, he served as Director of Operations for Western Virginia for Bell Atlantic. Mr. Hall currently owns and manages Woodsdale Farm in Fincastle,
Virginia. Mr. Hall is a prior Director of the American Red Cross Roanoke Chapter, Past President of the Cattlemen's Association as well as the President and Director of the Southwestern Telco Federal Credit Union.

     GEORGE M. HARRISON, JR., 50, is currently the Vice Chairman of the Board and a Vice President of the Company. Mr. Harrison served as the interim Chairman of the Board from April 10, 1998 until July 30, 1998 and as the interim Chief Executive Officer of the Company from April 10, 1998 until May 18, 1998. Mr. Harrison was President of Darlington Music Co., Inc. ("DMC"), a video gaming route operation in South Carolina which the Company acquired in December 1997. DMC was founded by Mr. Harrison's father in 1938. Mr. Harrison also worked in various other capacities at DMC from 1973 to 1997. Mr. Harrison is a former President of the South Carolina Coin Operators Association. Mr. Harrison has served as the President of the Darlington Downtown Revitalization Association, as the Vice Chairman of the Darlington Historic Landmarks Commission, and in various roles with the Optimist Club of Darlington and the Rotary Club of Darlington.

     ANDRE M. HILLIOU, 51, is currently serving as the Company's Chairman of the Board, President and Chief Executive Officer. Mr. Hilliou received his undergraduate degree in Hotel and Restaurant Administration in Quimper, France in 1968. From 1996 to 1997, Mr. Hilliou served as Chief Executive Officer of Aristocrat Inc., the world's second largest manufacturer and distributor of slot machines and gaming systems. From 1987 to 1996, Mr. Hilliou served in various positions with Showboat Inc., including as Chief Executive Officer of Showboat Inc.'s Sydney Harbour Casino in Sydney, Australia, and as Senior Vice President of Operations of Showboat's Casino Hotel in Atlantic City, New Jersey. Previously, Mr. Hilliou served as a Vice President for the Golden Nugget Casino Hotel in Atlantic City, New Jersey.

     MICHAEL W. MIMS, 47, has served as a member of the Board of Directors of the Company since October 1997. Mr. Mims received a Bachelor of Arts degree from Furman University in 1974 and a Juris Doctor from the University of South Carolina in 1977. Mr. Mims currently operates and shares ownership in Mims & Dye Enterprises, L.L.C., an operator of video gaming route operations in South Carolina. Prior to operating Mims & Dye Enterprises, Mr. Mims worked for the Company as the Vice President of Gaming from September 1997 until November 1998. Mr. Mims was the founder and sole owner of Gold Strike, Inc., a video gaming business which the Company acquired in September 1997. During the past fifteen years, and prior to the sale of Gold Strike, Inc. to the Company, Mr. Mims has owned and operated various video gaming companies. Mr. Mims has been actively involved in the video gaming industry in South Carolina for the last fifteen years and has served as the President of the South Carolina Coin Operators Association.

     GROVER C. SEATON III, 56, has served as a member of the Board of Directors since July 1998. Mr. Seaton received a Bachelor of Arts from the University of North Carolina in 1966 and a Master of Arts from the University of South
Carolina in 1969. He received a Juris Doctor from the University of South Carolina in 1971. He is currently the Senior Partner of Seaton & Manley, P.C., a law firm located in Moncks Corner, South Carolina, where he has practiced law for over twenty-five years. Mr. Seaton is a member of the South Carolina Bar Association and is admitted to practice before the U.S. District Court, the Fourth Circuit Court of Appeals and the United States Supreme Court. Mr. Seaton is a founding member of the National College for DUI Defense at the Harvard Law School. He is also a founding member of the South Carolina Association of Criminal Defense Lawyers.

     A. JOE WILLIS, 60, has served as a member of the Board of Directors since July 1998. Dr. Willis received his Doctor of Chiropractic from Palmer College of Chiropractic in 1960 and his Bachelor of Arts in 1978 from New College of California. Dr. Willis has been in private practice since 1960. Dr. Willis is currently the President and part owner of Willis Chiro Med, which owns over thirty chiropractic clinics in South Carolina, North Carolina and Idaho. He is a delegate to, and a member of, the American Chiropractic Association, and a past member of the Board of Directors of the South Carolina Chiropractic Association. Dr. Willis was the South Carolina Chiropractor of the Year in 1996. Dr. Willis also serves on the Board of Directors of the South Carolina Policy Council. Dr. Willis is a member of the Board of Directors of the Darlington Chamber of Commerce and a member of the Board of Trustees of Coker College. Dr. Willis is also a member of the Rotary Club of Darlington.

     RICHARD M. KELLEY, 54, has served as the Chief Financial Officer, Vice President and Treasurer of the Company since June 1998. He received a Bachelor of Science in Business and Accounting from California State University, Northridge in 1971. Mr. Kelley served in various positions with Caesars World, Inc. from 1976 to 1996, including Vice President/Treasurer of Caesars World,
Inc. from 1991 to 1996. From 1996 to June 1998, Mr. Kelley worked as a consultant providing various business and financial services on corporate business matters. Mr. Kelley worked with KPMG Peat Marwick in Los Angeles, California for five years before joining Caesars World, Inc. Mr. Kelley is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Kelley is also a member of the Financial Executives Institute and the National Association of Corporate Treasurers. Mr. Kelley is active in community affairs and he has served in volunteer capacities with numerous organizations.

     MARIE T. PIERSON, 47, has served as the Vice President of Administration and Acquisitions and Secretary of the Company since September 1998. Mrs. Pierson received a Bachelor of Arts in Business and Accounting in 1989 from Richard Stockton University. Prior to joining the Company, Mrs. Pierson worked with Aristocrat, Inc. as Vice President of Planning, Administration and Support Services from September 1996 until September 1998. From 1989 to September 1996, Mrs. Pierson served in various positions with Showboat Inc., including as the Vice President of Property/Hotel Operations for Showboat Inc.'s Sydney Harbour Casino in Sydney, Australia, and as the Director of Hotel Operations of Showboat's Casino Hotel in Atlantic City, New Jersey.

     NANCY J. POLLICK, 52, has served as the Vice President of Operations of the Company since November 1998. Mrs. Pollick received a Bachelor of Science in Hotel Administration from Cornell University in 1983. Prior to joining the Company, she worked from 1994 to 1998 as the Vice President of Hotel Operations at Showboat's Casino Hotel in Atlantic City, New Jersey. From 1988 to 1994, Mrs. Pollick was the Director of Food and Beverage and Vice President of Food and Beverage for Showboat Inc.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY  OF  CASH  AND  CERTAIN  OTHER  COMPENSATION

     The following table sets forth for the fiscal years ended December 31, 1996, 1997 and 1998, the cash compensation paid or accrued by the Company, as well as certain other compensation paid or accrued for those years, for services in all capacities to each person who served as the chief executive officer of the Company at any time during 1998 and each executive officer of the Company who earned total annual compensation, including salary and bonus, for the fiscal year ended December 31, 1998, in excess of $100,000.

                           SUMMARY COMPENSATION TABLE
                                                                    Long-Term
                                                                  Compensation
                                    Annual Compensation               Awards
                                   ---------------------             -------
                                                           Other   Securities
  Name and                                                Compen-  Underlying
 Principal Position        Year      Salary      Bonus     sation    Options
------------------------  -------  -----------  --------  ---------  -------
                             1998  $   142,851  $     --  $     --   300,000
Andre M. Hilliou (1) -
Chairman of the Board,       1997  $        --  $     --  $     --        --
President and Chief
Executive Officer            1996  $        --  $     --  $     --        --

George M. Harrison, Jr.
(2) - Vice Chairman of       1998  $   127,816  $     --  $9,563(3)       --
the Board and Vice
President, and Former        1997  $     4,000  $     --  $     --        --
Interim Chief Executive
Officer                      1996  $        --  $     --  $     --        --

                             1998  $    73,027  $100,000  $     --   100,000
Richard M. Kelley (4) -
Chief Financial Officer,     1997  $        --  $     --  $     --        --
Vice President and
Treasurer                    1996  $        --  $     --  $     --        --

                             1998  $   159,368  $     --  $     --        --

                             1997  $    83,328  $  2,813  $     --        --
Michael W. Mims (5) -
Former Vice President        1996  $        --  $     --  $     --        --

                             1998  $   116,667  $     --  $     --        --

John T. Orton (6) -          1997  $    77,500  $  7,500  $     --    75,000
Former Chief Financial
Officer                      1996  $    70,000  $  7,172  $     --    50,000

L. Gregory Wilson (7) -      1998  $    90,625  $     --  $     --        --
Former Chairman of the
Board, Former President      1997  $   225,000  $ 20,797  $     --        --
and Former Chief
Executive Officer            1996  $   185,417  $  8,606  $     --   300,000

     (1) Mr. Hilliou began working with the Company on May 18, 1998, as the President and Chief Executive Officer of the Company. On July 30, 1998, he was elected as the Chairman of the Board.
     (2) Mr. Harrison began working with the Company in December 1997 following the acquisition by the Company of Darlington Music Co., Inc., of which Mr. Harrison was the President and one-third owner. Mr. Harrison served as the interim Chairman of the Board from April 10, 1998 until July 30, 1998, and as the interim Chief Executive Officer of the Company from April 10, 1998 until May 18, 1998.
     (3) This represents contributions under the profit sharing plan for Darlington Music Co., Inc.
     (4) Mr. Kelley began working with the Company on June 29, 1998, as the Vice President and Chief Financial Officer of the Company. On July 30, 1998, he was elected as the Treasurer of the Company.
     (5) Mr. Mims began working with the Company in September 1997 following the acquisition by the Company of Gold Strike, Inc., of which Mr. Mims was the President and sole owner. Mr. Mims served as a Vice President of the Company until his resignation on November 9, 1998, at which time his employment agreement with the Company was terminated.
     (6) Mr. Orton served as the Chief Financial Officer of the Company until June 1998. From June 1998 through the first quarter of 1999, Mr. Orton worked for the Company on a part-time basis.
     (7) Mr. Wilson served as the Chairman of the Board and Chief Executive Officer of the Company until his resignation on April 10, 1998. After April 10, 1998, Mr. Wilson continued to serve as a Vice President of the Company until July 24, 1998, at which time his employment agreement with the Company was terminated.

STOCK  OPTIONS

     The following table sets forth the options granted during the fiscal year ended December 31, 1998, to the executive officers listed in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                Individual Grants
                                -----------------
                       Number of    % of Total
                      Securities     Options
                      Underlying    Granted to     Exercise
                        Options    Employees in     Price     Expiration
    Name                Granted     Fiscal Year   ($/share)      Date
--------------------  -----------  -------------  ----------  ----------
   Andre M. Hilliou   300,000 (1)      75%        $     3.75     4/30/06
   Richard M. Kelley  100,000 (2)      25%        $     2.78     6/28/05
---------------------

     (1) These options have the following vesting schedule: 75,000 on February 26, 1999, 25,000 on April 30, 1999, 25,000 on July 31, 1999, 25,000 on
October  31,  1999, 25,000 on January 31, 2000, 25,000 on April 30, 2000, 25,000
on  July  31,  2000, 25,000 on October 31, 2000, 25,000 on January 31, 2001, and
25,000  on  April  30,  2001.
     (2) These options have the following vesting schedule: 25,000 on February 26, 1999, 12,500 on March 28, 1999, 12,500 on June 28, 1999, 12,500 on
September  28,  1999, 12,500 on December 28, 1999, 12,500 on March 28, 2000, and
12,500  on  June  28,  2000.

OPTION  EXERCISES  AND  HOLDINGS

     The following table sets forth information with respect to the executive officers listed in the Summary Compensation Table concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.


                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                             AND FISCAL YEAR-END OPTION VALUES

                                                               Number of
                                                               Securities
                                                               Underlying   Value of Unexercised
                                                               Unexercised     In-the-Money
                                                                Options at      Options at
                                                             Fiscal Year End  Fiscal Year End(1)
                      Shares Acquired                          Exercisable/     Exercisable/
    Name                on Exercise        Value Realized      Unexercisable  Unexercisable
--------------------  ---------------  ----------------------  -------------  -------------
  Andre M. Hilliou              --                 --           -0- /300,000      -0- / -0-
  Richard M. Kelley             --                 --          - 0- /100,000      -0- / -0-
  John T. Orton             33,733           $    149,172       124,600 / -0-     -0- / -0-

     (1)     Based  on the closing bid price for the Company's Common Stock on December 31,
1998  of $1.531 per share, all of the options held by Mr. Hilliou, Mr. Kelley and Mr. Orton are  out-of-the-money.

COMPENSATION  OF  DIRECTORS

     During the second half of 1998, non-employee directors of the Company (James L. Hall, Grover C. Seaton and A. Joe Willis) received a fee of $1,000 for their services on the Board, plus a fee of $500 for each committee meeting attended. In addition, any of these non-employee directors who served as a chairman of a committee during the second half of 1998 received a fee of $5,000.

During the first half of 1998, the non-employee directors (Jeffrey L. Gilbert, Randall J. Fein and G. George Fox) received a fee of $2,000 per month for their services on the Board and no separate compensation for service on committees. In April 1998, Jeffrey L. Gilbert, Randall J. Fein and G. George Fox were each granted options for 27,000 shares of the Company's Common Stock for their service on the Board. In addition, in February of 1998 Kraege Polan was awarded an option grant for 50,000 shares of the Company's Common Stock for his service on the Board. The Company also reimburses the directors for travel expenses incurred in connection with attending meetings of the Board and committees.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     On April 30, 1998, the Company entered into a three-year employment agreement with Andre M. Hilliou pursuant to which he agreed to serve as the President and Chief Executive Officer of the Company for an annual gross salary of $225,000. The agreement also provides for annual performance bonuses of up to $50,000. This agreement contains a change in control provision which provides that if a change in control occurs, as defined in the agreement, Mr. Hilliou may at any time during the following twelve-month period exercise his right to terminate the agreement and receive the full economic value of his salary and other benefits to which he is entitled under the agreement for a period of twelve months. In addition, upon terminating the agreement due to a change in control, up to 50,000 of his unvested options shall immediately vest. Mr. Hilliou is also entitled to these severance benefits and severance vesting rights in the event his employment is terminated by the Company without "cause" (as that term is defined in the agreement) or by Mr. Hilliou for "good reason" (as that term is defined in the agreement). The agreement also contains certain restrictions on Mr. Hilliou's ability to compete with the Company following termination of his employment and it contains certain confidentiality and other standard provisions.

     On June 19, 1998, the Company entered into a two-year employment agreement with Richard M. Kelley, which agreement was later amended on October 23, 1998. Pursuant to this agreement, Mr. Kelley agreed to serve as the Vice President and Chief Financial Officer of the Company for an annual gross salary of $140,000. The agreement also provides for annual discretionary bonuses of up to $50,000. This agreement provides that in the event Mr. Kelley's employment is terminated by the Company without "cause" (as that term is defined in the agreement) or by Mr. Kelley, Mr. Kelley shall receive the full economic value of his salary and other benefits to which he is entitled under the agreement for the greater of twelve months or the remaining term of the agreement. The agreement also contains certain restrictions on Mr. Kelley's ability to compete with the Company following termination of his employment and it contains certain confidentiality and other standard provisions.

     On  July 27, 1998, the Company amended its employment agreement with George
M. Harrison, Jr. dated December 18, 1997. As amended, the agreement provides that during the term of the agreement Mr. Harrison shall receive an annual gross salary of $125,000. The agreement is for a three-year period which expires December 18, 2000. The agreement also provides for an annual performance bonus to be paid to Mr. Harrison in the discretion of the Board of Directors. The agreement also contains certain restrictions on Mr. Harrison's ability to compete with the Company following the termination of his employment and it contains certain confidentiality and other standard provisions.

COMPLIANCE  WITH  BENEFICIAL  OWNERSHIP  REPORTING  RULES

     Section 16(a) of the Securities Exchange Act of 1934 requires (i) the Company's directors and executive officers and (ii) persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC"), within certain specified time periods, reports of ownership and changes in ownership. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

     To the Company's knowledge, based solely upon a review of copies of such reports furnished to the Company and representations by certain officers and directors that no other reports were required with respect to the year ended December 31, 1998, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis with respect to 1998 except for Len A. Bussey who filed one report late regarding six transactions, J. Richard Henry who filed one report late regarding four transactions, John T. Orton who filed one report late regarding five transactions, L. Gregory Wilson who filed two reports late regarding seven transactions, Michael W. Mims who filed two reports late regarding two transactions, and Andre M. Hilliou who filed one report late regarding one transaction.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of outstanding shares of the Company's Common Stock beneficially owned as of March 19, 1999 by
(a) each executive officer of the Company, including each of the executive officers listed in the Summary Compensation Table above, (b) each director and each nominee for director of the Company, (c) all of the executive officers and directors of the Company as a group, and (d) each person or entity known to the Company to own more than five percent of the outstanding Common Stock.

                                           NUMBER OF SHARES       PERCENT OF
  NAME OF BENEFICIAL OWNER                BENEFICIALLY OWNED(1)    CLASS(2)
  ------------------------                ---------------------   ----------
James L. Hall(3)                                         0               *
George M. Harrison, Jr.(3)                       457,833(7)           4.60%
Andre M. Hilliou (3)                             125,000(8)           1.24%
Michael W. Mims(3)                                 705,680            7.10%
Grover C. Seaton III(3)                                  0               *
A. Joe Willis(3)                                     9,000               *
Kenneth R. Adams(4)                                      0               *
Richard M. Kelley(3)                              37,500(9)              *
Marie T. Pierson(3)                               7,500(10)              *
Nancy J. Pollick(3)                              25,000(11)              *
John T. Orton(5)                                134,600(12)           1.34%
L. Gregory Wilson(6)                          1,056,728(13)          10.63%
Sally Stewart Wilson(6)                       1,056,728(14)          10.63%
Executive officers and directors of
the Company as a group (9 persons)            1,367,513(15)          13.52%

(1)     Information  relating  to  beneficial  ownership  of  the  Common Stock is based upon
"beneficial  ownership"  concepts  set  forth  in rules of the SEC under Section 13(d) of the
Securities  Exchange  Act  of 1934.  Under these rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote  or  direct the voting of such security, or "investment power," which includes the power to  dispose  or  to direct the disposition of such security.  A person is also deemed to be a beneficial  owner  of  any  security of which that person has the right to acquire beneficial ownership  within  60  days.  Under  the  rules,  more  than one person may be deemed to be a beneficial  owner of the same securities, and a person may be deemed to be a beneficial owner of  securities as to which he has no beneficial interest.  For instance, beneficial ownership includes  spouses,  minor  children  and  other relatives residing in the same household, and trusts,  partnerships,  corporations or deferred compensation plans which are affiliated with the  principal.
(2)     Percentage  is determined on the basis of 9,945,590 shares of Common Stock issued and outstanding  plus shares subject to options or warrants held by the named individual for whom the percentage is calculated which are exercisable within the next 60 days as if outstanding, but  treating  shares  subject  to warrants or options held by others as not outstanding.  An asterisk  (*)  indicates  less  than  1%  ownership.
(3)     Address  is  1440  Charleston  Highway,  West  Columbia,  South  Carolina  29169.
(4)     Address  is  210  Marsh  Avenue,  Reno,  Nevada  89509.
(5)     Address  is  7203  Guava  Cove,  Austin,  Texas  78750.
(6)     Address  is  1617  Watchhill  Road,  Austin,  Texas  78703.
(7)     Includes  5,000  shares  owned  by  Mr. Harrison's wife in which he shares voting and investing  power.
(8)     Includes  100,000 shares Mr. Hilliou has the right to acquire within 60 days pursuant to  the  exercise  of  options.

                                        8

(9)     Includes 37,500 shares Mr. Kelley has the right to acquire within 60 days pursuant to the  exercise  of  options.
(10)     Includes  7,500 shares Mrs. Pierson has the right to acquire within 60 days pursuant to  the  exercise  of  options.
(11)     Includes 25,000 shares Mrs. Pollick has the right to acquire within 60 days pursuant to  the  exercise  of  options.
(12)     Includes  124,600  shares Mr. Orton has the right to acquire within 60 days pursuant to  the  exercise  of  options.
(13)     Includes  540,417  shares  owned by Mr. Wilson's wife and 100,000 shares held by the
Linda  Bussey  Irrecoverable Trust of which Mrs. Bussey is the trustee for the benefit of Mr.
Wilson's  minor  children.  Pursuant  to the terms of the Settlement Agreement, Compromise of
Claims  and  Mutual  Release entered into by Mr. Wilson and the Company on February 26, 1999,
Mr.  Wilson has granted an irrevocable proxy to the Company to vote all of the shares held by him.
(14)     Includes  416,311  shares  owned by Mrs. Wilson's husband and 100,000 shares held by the  Linda  Bussey Irrecoverable Trust of which Mrs. Bussey is the trustee for the benefit of
Mrs.  Wilson's minor children.  Pursuant to the terms of the Settlement Agreement, Compromise of  Claims  and  Mutual  Release  entered into by Mrs. Wilson and the Company on February 26,
1999,  Mrs.  Wilson has granted an irrevocable proxy to the Company to vote all of the shares held  by  her.
(15)     Includes  170,000  total shares the officers and directors have the right to acquire within  60  days  pursuant  to  the  exercise  of  options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In September 1997, the Company acquired by merger Gold Strike, Inc. from Michael W. Mims, a director and former officer of the Company. Mr. Mims was the sole owner of Gold Strike, Inc. and pursuant to the transaction received 827,680 shares of Common Stock of the Company as consideration for the merger. Pursuant to this acquisition, the Company assumed an operating lease for gaming properties located in North Augusta, South Carolina. The landlord for this lease is a partnership in which Michael W. Mims is a 50% general partner. This lease expires in November 2001 and has certain renewal options. Monthly rental payments under this lease are $5,270.

     In December 1997, the Company acquired by merger Darlington Music Co., Inc. ("DMC"), of which George M. Harrison, Jr., a director and officer of the Company, was the President and a one-third owner. Pursuant to the transaction, the Company issued 1,000,000 shares of its Common Stock as consideration for the merger, with Mr. Harrison receiving 333,333 shares. Mr. Harrison's two brothers were the other owners of DMC. As part of the acquisition of DMC, the Company assumed a lease for an office and game machine warehouse facility in Darlington, South Carolina. Mr. Harrison and his two brothers are the landlords for this property. This lease has a 15-year term which expires January 15, 2005.
Monthly  rental  payments  for  this  lease  are  $3,500.

     In connection with the acquisition of DMC, the Company loaned George M. Harrison, Jr. and both of his brothers $81,999 pursuant to unsecured promissory notes. These notes accrue interest at 8% per annum and are repaid in three equal installments of $27,333 due on December 15, 1998, 1999, and 2000.

     On June 4, 1998, the Company loaned Michael W. Mims $284,889 pursuant to a promissory note and security agreement. This note accrues interest at 7% per annum and is due in full on May 31, 2001. This note is secured by 100,000 shares of the Company's Common Stock.

     On November 9, 1998, the Company reorganized its South Carolina video gaming operations by entering into a three-year agreement with Mims & Dye Enterprises, L.L.C. ("Mims & Dye") which effectively served to outsource the operations of the Company's non-route video gaming operations at eight video gaming machine centers. Mims & Dye is managed by Michael W. Mims, who is also a 50% owner of that entity. Pursuant to the agreement, seven of the eight video gaming centers were leased or sub-leased by the Company to Mims & Dye. Under the agreement, the Company retains ownership of the underlining video gaming machines and all related assets. In connection with the execution of the agreement, the Company loaned $80,000 to Mims & Dye through two promissory notes, which notes are due in full with interest at prime plus 2% on May 9, 1999. Mr. Mims provided a personal guaranty on the notes.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1998, the Company had an Audit Committee and a Compensation Committee, as well as an Acquisition Committee and a Compliance Committee. For 1999, the Company has combined the Audit Committee and the Compensation Committee into one committee.

     In 1998, the Audit Committee was composed of James L. Hall (Chairman), George M. Harrison, Jr. and A. Joe Willis. The Audit Committee met once in 1998. This committee has the responsibility for reviewing the financial condition and accounting controls and determining that all audits and examinations required by law are performed. The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditors' audit plans, and reviews with the independent auditors the results of the audit and management's response thereto.

     The Compensation Committee is responsible for establishing all benefit and compensation plans for the Company. The Compensation Committee met one time in 1998. In 1998 the Compensation Committee was composed of George M. Harrison, Jr. (Chairman), James L. Hall and Andre M. Hilliou.

     The Company did not have a nominating committee in 1998. However, the Company did appoint a Nominating Committee in February 1999 to be responsible for nominating individuals for election to the Company's Board of Directors at the Meeting. This Nominating Committee was composed of James L. Hall (Chairman), Andre M. Hilliou, Grover C. Seaton III and A. Joe Willis. The
Nominating Committee met one time in 1999 to consider the nominees for the Meeting. The Board of Directors and the Nominating Committee welcome recommendations made by stockholders of the Company for individuals to be included in the slate of nominees for election at the annual meeting of stockholders. Any recommendations for the 2000 Annual Meeting of Stockholders must comply with the requirements of the Company's Certificate of Incorporation and should be made in writing addressed to the Company's Board of Directors, 1440 Charleston Highway, West Columbia, South Carolina 29169. Under the Company's Certificate of Incorporation, any such recommendations must be delivered in writing to the Company not less than sixty days prior to the meeting date or, if less than seventy days' notice of the meeting date is given, ten days after notice of the meeting date is given by public disclosure.

     The Board of Directors of the Company held ten meetings during the year ended December 31, 1998. All of the directors of the Company attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served.


                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
               AND BYLAWS TO DIVIDE THE DIRECTORS INTO TWO CLASSES

     The Board of Directors believes that it would be in the best interest of the Company to divide the directors into two classes, as nearly equal in number as possible, so that approximately one-half of the directors will be elected at each annual meeting of stockholders. The Board believes that by creating two classes of directors, the Board will have more stability. In addition, having two classes of directors also serves as a defense mechanism to an unwanted takeover or change in control. To divide the directors into two classes requires the adoption by the stockholders of an amendment to the Company's Certificate of Incorporation. In addition, in order to make the classified Board effective with and applicable to the election of directors at the Meeting, the Company's Bylaws must also be amended to include a similar provision. A copy of the proposed Certificate of Amendment to Certificate of Incorporation is attached as Exhibit A and a copy of the proposed Amendment to Bylaws is attached as Exhibit B.

     If the proposed amendments to the Company's Certificate of Incorporation and the Bylaws are adopted by the stockholders, the seven persons who are nominated for election to the Board of Directors pursuant to this proxy statement shall, if elected, be divided into two classes with three of the directors elected to serve as Class I directors and four of the directors elected to serve as Class II directors. The Class I directors shall include George M. Harrison, Jr., Andre M. Hilliou and Michael W. Mims, whose terms shall expire at the 2000 Annual Meeting of Stockholders. The Class II directors shall include Kenneth R. Adams, James L. Hall, Grover C. Seaton III and A. Joe Willis, whose terms shall expire at the 2001 Annual Meeting of Stockholders.

     The affirmative vote of the majority of the outstanding shares of the Company's Common Stock entitled to vote is required for the approval of this Certificate of Amendment to Certificate of Incorporation and the Amendment to Bylaws. With respect to this vote, abstentions and broker non-votes will have the effect of a "no" vote.


          Michael W. Mims, a director of the Company, has notified the Company in writing that he intends to oppose this proposal to amend the Company's
Certificate of Incorporation and the Company's Bylaws to divide the directors into two classes.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  "FOR"  ADOPTION  OF  THE
CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION AND THE AMENDMENT TO BYLAWS TO DIVIDE THE DIRECTORS INTO TWO CLASSES.


                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                   TO INCLUDE STOCKHOLDER LICENSING PROVISIONS

     Gaming operations are subject to extensive federal, state, provincial, tribal and local laws, regulations and ordinances ("gaming laws") that are administered by the relevant regulatory agency or agencies in each jurisdiction (the "gaming authority"). While these gaming laws vary considerably from jurisdiction to jurisdiction, one general concern of most gaming laws is the responsibility, financial stability and character of those persons who own, manage or have a financial interest in gaming operations. In certain jurisdictions, the gaming authority is given the authority to subject any stockholder of a company engaged in gaming operations (a "gaming company") to the licensing requirements of the gaming laws. Generally only stockholders owning 5% or more of the gaming company are subject to these licensing requirements unless the gaming authority otherwise requires. In the event a stockholder is found unsuitable or unqualified by the gaming authority, the gaming company will be prevented from entering the jurisdiction, or if already licensed in the jurisdiction it may lose its licenses in the jurisdiction, unless it either complies with the gaming authority's demands in dealing with the unsuitable stockholder or already has in place a mechanism to deal with the unsuitable or unqualified stockholder. Mechanisms to deal with unsuitable or unqualified stockholders, such as the proposed stockholder licensing provisions, are commonly included in the Certificate of Incorporation of public gaming companies.

     In the event the gaming company does not already have a mechanism in place to deal with an unsuitable or unqualified stockholder, the gaming company will usually be required by the gaming authority to force the stockholder to sell his or her stock in the gaming company before the gaming company will be permitted to enter the jurisdiction or, if already licensed in the jurisdiction, before the gaming company will be allowed to continue operating in the jurisdiction. If, however, the gaming company already has in place a mechanism requiring such action with regard to and from the unsuitable stockholder, the gaming company will usually be allowed to enter the jurisdiction, or maintain its existing licenses in the jurisdiction, while the mechanism is being utilized to deal with the unsuitable stockholder.

     As a result, the Company proposes to amend its Certificate of Incorporation to put in place a mechanism to deal with stockholders found to be unsuitable or unqualified by a gaming authority. A copy of the proposed Certificate of Amendment to Certificate of Incorporation is attached as Exhibit C. This amendment will give the Company the flexibility to expand its business into jurisdictions in which the Company might encounter stockholder suitability issues during the licensing process, as well as to maintain its licenses and continue to operate its business in jurisdictions in which stockholder suitability issues may be raised after licenses have been obtained. Specifically, for any stockholder who (i) refuses to appear before, submit to the jurisdiction of, or provide information to a gaming authority, (ii) refuses to comply with a request or requirement of a gaming authority or (iii) is found unsuitable or unqualified by a gaming authority, the Company would have the discretion to require (unless otherwise required by the gaming authority or any gaming law) such person to dispose of his or her securities of the Company. In such situation, the stockholder must offer to sell to the Company the securities of the Company that are beneficially owned by the stockholder at the market price determined pursuant to the provisions of the amendment to the Certificate of Incorporation. If the Company elects not to purchase the securities in whole or in part, the stockholder may then be required to dispose of the securities within the time period prescribed by the gaming authority. If these provisions are in place in the Company's Certificate of Incorporation, in the event a stockholder is found unsuitable, the Company will likely be permitted to enter the jurisdiction, or maintain its existing licenses in the jurisdiction, while the mechanism is being utilized to deal with the unsuitable stockholder. As previously stated, generally only stockholders owning 5% or more of the gaming company are subject to the licensing requirements unless the gaming authority otherwise requires.

     The Company believes that the stockholder licensing provisions are necessary if the Company ever expects to expand its business into jurisdictions such as Colorado, Louisiana, Montana, Nevada, New Jersey or South Dakota. Since the Company intends to pursue expansion opportunities wherever they may arise, the Company believes that it is necessary to adopt the stockholder licensing provisions at this time so that the Company will be in position to seek licensing in any jurisdiction as soon as expansion opportunities arise. The Company believes that the absence of such stockholder licensing provisions in the Company's Certificate of Incorporation may hinder the Company's attempts to obtain licenses in certain gaming jurisdictions. Accordingly, the Company recommends that the stockholders adopt the stockholder licensing provisions.

     The affirmative vote of the majority of the outstanding shares of the Company's Common Stock entitled to vote is required for the approval of this Certificate of Amendment to Certificate of Incorporation. With respect to this vote, abstentions and broker non-votes will have the effect of a "no" vote.


     Michael W. Mims, a director of the Company, has notified the Company in writing that he intends to oppose this proposal to amend the Company's Certificate of Incorporation to include stockholder licensing provisions.


     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  "FOR"  ADOPTION  OF  THE
CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCLUDE STOCKHOLDER LICENSING PROVISIONS.


               PROPOSAL TO APPROVE THE COMPANY'S STOCK OPTION PLAN

GENERAL

     The Board of Directors of the Company has established the American Bingo & Gaming Corp. Stock Option Plan (the "Plan") attached hereto as Exhibit D. The purpose of the Plan is to advance the interests of the Company, its subsidiaries and its stockholders by affording certain employees, officers and directors of the Company and its subsidiaries, as well as key consultants and advisors to the Company or any subsidiary, an opportunity to acquire or increase their proprietary interests in the Company. The objective of the issuance of the stock options, restricted stock and stock appreciation rights ("SARs") under the Plan is to promote the growth and profitability of the Company and its subsidiaries because the grantees will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company. The following is a summary of the material features of the Plan, which is qualified in its entirety by reference to the complete provisions of the Plan, attached hereto as Exhibit D.

     If the Plan is adopted by the stockholders, the Board of Directors intends to abandon the Company's four existing stock option plans, which include the 1994 Stock Option Plan, the 1995 Employee Stock Option Plan, the 1996 Employee Stock Option Plan, and the 1997 Stock Option Plan. If the Plan is adopted by the stockholders, no further options will be granted under any of the four existing stock option plans and these four stock option plans will only be maintained to satisfy the outstanding stock options which were granted under these respective plans. As of March 15, 1999, in the aggregate the four existing stock option plans had approximately 325,000 shares available for issuance under these plans which were not subject to outstanding option grants, plus 1,115,000 shares available for issuance under these plans which were subject to outstanding option grants.

COMMON  STOCK  SUBJECT  TO  THE  PLAN

     The current maximum number of shares of Common Stock that may be issued under the Plan is 750,000 shares, subject to adjustment in accordance with anti-dilution provisions contained in the Plan. All shares of Common Stock subject to the Plan may be issued in any combination of Incentive Stock Options, as defined within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("ISOs"), non-incentive stock options, restricted stock or SARs.

TERM  OF  THE  PLAN

     The Plan shall become effective on February 26, 1999; provided, however, that the Plan shall terminate, and all options, restricted stock or SARs theretofore granted shall become void and may not be exercised, on June 30, 1999, if the stockholders of the Company shall not by that date have approved the Plan's adoption. No ISO may be granted more than ten years after the earlier of (i) the effective date of the Plan or (ii) the date the Plan is approved by the Company's stockholders. The Plan may be abandoned or terminated at any time by the Company's Board of Directors, except with respect to options, restricted stock or SARs then outstanding under the Plan.

ELIGIBILITY

     The class of persons eligible to participate in the Plan shall consist of all persons whose participation in the Plan is determined to be in the best interests of the Company, which shall include, but not be limited to, directors, officers and employees, including but not limited to executive personnel, of the Company or any subsidiary, as well as key consultants and advisors to the Company or any subsidiary.

ADMINISTRATION  OF  THE  PLAN

     The Plan shall be administered by a committee consisting of at least two directors appointed by the Board (the "Committee"); provided, however, that with respect to any options, restricted stock or SARs granted to an individual who is subject to the provisions of Section 16 of the Exchange Act, the Committee shall consist of at least two directors (who need not be members of the Committee with respect to grants to any other individuals) who are non-employee directors, and all authority and discretion shall be exercised by such non-employee directors. The Committee selects the individuals to whom options, restricted stock or SARs are to be granted, the number of shares to be granted and any other terms and conditions specified under the Plan, including, but not limited to, the exercise price, the times at which options or SARs shall become exercisable and the duration of the exercise periods.

TERMS  OF  OPTIONS

     The exercise price of each ISO issued under the Plan shall be determined by the Committee and shall not be less than the fair market value of the Common Stock as of the date the option is granted; provided, however, that the exercise price of an ISO granted to any person owning at least 10% of the total combined voting power of all classes of stock of the Company or any of its parents or subsidiaries shall not be less than 110% of the fair market value on the date the option is granted. The exercise price of each non-incentive stock option shall also be determined by the Committee and shall not be less than 50% of the fair market value of the Common Stock on the date the option is granted. The exercise period of each option shall be determined by the Committee; provided, however, that an ISO shall not be exercisable after the expiration of ten years from the date of the option grant. In addition, except in the case of death or disability, no option granted to an individual who is subject to the provisions of Section 16 of the Exchange Act may be exercisable prior to the expiration of six months from the date of the option grant.

     In the case of ISOs, the fair market value of stock with respect to which ISOs are exercisable for the first time during any calendar year by any participant in the Plan may not exceed $100,000, such value being determined at the time the options are granted, as provided by the terms of Section 422 of the Internal Revenue Code. To the extent the value of the underlying stock (determined in accordance with the previous sentence) exceeds $100,000, such excess options shall be treated as non-incentive stock options.

     After an option becomes exercisable, it may be exercised at any time as to any or all full shares that have become purchasable under the terms of the option, but at no time may an option be exercised as to less than 100 shares unless the remaining shares that have become purchasable are less than 100 shares. The exercise price of options granted under the Plan may be made in whole or in part through the surrender of previously held shares of Common Stock at the fair market value thereof or through the authorization to withhold shares of stock otherwise issuable upon exercise of the option.

     No option shall be transferable other than by will or the laws of descent and distribution, or in the case of non-incentive stock options, pursuant to a Qualified Domestic Relations Order, and no option shall be transferable by an individual who is subject to the provisions of Section 16 of the Exchange Act prior to stockholder approval of the Plan. The Committee shall have the power to specify with respect to each grant of options the effect upon such grantee's rights of the termination of such grantee's employment or services with the Company and the Committee may determine at the time of grant that such options shall become exercisable on an accelerated basis following a change of control with respect to the Company. Nothing in the Plan shall confer on any person any right to continue in the employ of the Company or any of its subsidiaries or shall interfere in any way with the right of the Company or any of its subsidiaries to terminate such person's employment at any time.

TERMS  OF  RESTRICTED  STOCK

     Until any restrictions upon restricted stock awarded to a grantee under the Plan have lapsed, such shares shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic
Relations Order, nor shall they be delivered to the grantee. The Committee shall have the power to specify with respect to each award of restricted stock the effect upon such grantee's rights of the termination of such grantee's employment with the Company. The Committee may determine at the time of award that such restricted stock shall become fully vested following a change of control with respect to the Company.

TERMS  OF  SARS

     The exercise price of each SAR shall be determined by the Committee and shall not be less than (i) 100% of the fair market value of the Common Stock on the date the SAR is granted for a SAR issued in tandem with an ISO and (ii) 50% of the fair market value of the Common Stock on the date the SAR is granted for other SARs. The exercise period of each SAR shall be determined by the Committee. The payment to the grantee for exercise of a SAR shall be made in cash, shares of stock, or a combination of both.

     During the period of continuous employment with the Company, its parent or any subsidiary, a SAR will be terminated only if it has been fully exercised or it has expired by its terms. Upon termination of employment, the SAR will terminate upon the earliest of (i) the full exercise of the SAR, (ii) the expiration of the SAR by its terms, and (iii) not more than three months following the date of employment termination; provided, however, should termination of employment (A) result from the death or permanent and total disability of the grantee, the period referenced in (iii) shall be one year or
(B) be for cause, the SAR will terminate on the date of employment termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment unless otherwise provided in the agreement entered into by the Company and the grantee or by the Company on the date of the leave of absence. The Committee may determine at the time of grant that the SAR shall become fully vested following a change of control with respect to the Company. A grantee of a SAR shall have no rights as a stockholder with respect to a SAR.

FEDERAL  TAX  CONSEQUENCES  OF  OPTIONS

     Under current federal income tax laws, options granted under the Plan will generally have the following consequences. The holder of a non-incentive stock option recognizes no income for federal income tax purposes upon the grant of such option, and the Company, therefore, receives no deduction at such time. At the time of exercise, however, the grantee generally will recognize income, taxable as ordinary income, to the extent that the fair market value of the shares received on the exercise date exceeds the non-incentive stock option exercise price. The Company will be entitled to a corresponding deduction for federal income tax purposes in the year in which the non-incentive stock option is exercised so long as either Section 162(m) is inapplicable or its requirements are met. If the shares are held for at least one year and one day after exercise, long-term capital gain will be realized upon disposition of such shares to the extent the amount realized on such disposition exceeds their fair market value as of the exercise date.

     If a grantee is awarded an ISO, no income will be recognized for federal income tax purposes at the time of grant or exercise, and the Company will therefore, not receive any corresponding deduction. The excess of fair market value of the shares of Common Stock received at the date of exercise over the exercise price will become an item of tax preference for the grantee for purposes of the grantee's alternative minimum tax in the year of exercise, however. The grantee will be subject to federal income tax when the grantee sells the shares acquired upon the exercise of the ISO. If the grantee holds the shares for more than two years from the date of grant and more than one year from the date the shares were transferred to that person, any gain will be taxed as long-term capital gain. The Company will not be entitled to any deduction for federal income tax purposes as to any amount taxed as long-term capital gain in connection with the sale of shares acquired upon the exercise of an ISO. The Company will, however, be entitled to a corresponding deduction for federal income tax purposes for any amount taxed as ordinary income.

AMENDMENT  OF  THE  PLAN

     The Board may at any time terminate the Plan, and may at any time and in any respect amend the Plan; provided, however, that the Board (unless its actions are approved or ratified by the stockholders of the Company within twelve months of the date that the Board amends the Plan) may not amend the Plan to (i) increase the total number of shares of Common Stock issuable pursuant to ISOs under the Plan or materially increase the number of shares of Common Stock subject to the Plan; (ii) change the class of employees eligible to receive ISOs that may participate in the Plan or materially change the class of persons that may participate in the Plan; or (iii) otherwise materially increase the benefits accruing to participants under the Plan. No termination, amendment or modification of the Plan shall adversely affect options, SARs or restricted stock then outstanding under the Plan without the consent of the grantee or his legal representative.

REQUIRED  VOTE;  RECOMMENDATION

     The affirmative vote of the majority of the shares of the Company's Common Stock present in person or represented by proxy at the Meeting and entitled to vote is required for the approval of the Plan. With respect to this vote, abstentions will have the effect of a "no" vote and broker non-votes will have no effect on the vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPANY'S STOCK OPTION PLAN.


                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     Subject to ratification by the stockholders, the Board of Directors has reappointed King Griffin & Adamson P.C. as independent auditors to audit the financial statements of the Company for the 1999 fiscal year. King Griffin & Adamson P.C. served as the independent auditors for the Company for the fiscal years ended December 31, 1997 and 1998.

     Weinick, Sanders, Levanthal & Co. LLP was the Company's independent auditors for fiscal 1996. After approval by the Board, the Company dismissed Weinick, Sanders, Levanthal & Co. LLP on April 23, 1997. Their independent auditor's report for 1996 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Company did not have any disagreements with them on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to their satisfaction, would have caused them to make reference to such matters in their report. The firm of King Griffin & Adamson, P.C. was engaged as the Company's new independent auditors.

     A representative of King Griffin & Adamson P.C. is expected to be present at the Meeting and will have an opportunity to make a statement, if the representative so desires, and will be available to respond to any appropriate questions stockholders may have.

     The affirmative vote of the majority of the shares of the Company's Common Stock present in person or represented by proxy at the Meeting and entitled to vote is required for the ratification of the appointment of King Griffin & Adamson P.C. as the Company's independent auditors for the 1999 fiscal year. With respect to this vote, abstentions will have the effect of a "no" vote and broker non-votes will have no effect on the vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KING GRIFFIN & ADAMSON P.C. AS INDEPENDENT AUDITORS.

                              STOCKHOLDER PROPOSALS

     Notices of stockholder proposals intended to be presented at the Meeting must have been provided in writing to the Company by no later than March 27, 1999 in order to be voted on at the Meeting. With respect to stockholder proposals for which notices were not provided to the Company by March 27, 1999, the person or persons designated as proxies in connection with the Company's solicitation of proxies shall have the discretionary voting authority to vote the shares of the Company's Common Stock represented by the proxy cards returned to the Company in accordance with their judgment on such matters when such proposals are presented at the Meeting.

     Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders and included in the Company's Proxy Statement and form of proxy for that meeting must be received by the Company in writing by no later than December 27, 1999. Any stockholder of the Company who intends to present a proposal at the 2000 Annual Meeting of Stockholders to be voted on at that meeting, which proposal is not included in the Company's Proxy Statement, must deliver written notice of such proposal to the Company by no later than sixty days prior to the meeting date or, if less than seventy days' notice of the meeting date is given, ten days after notice of the meeting date is given by public disclosure. If the proposing stockholder fails to deliver written notice of such proposal to the Company by such date, then the person or persons designated as proxies in connection with the Company's solicitation of proxies shall have the discretionary voting authority to vote the shares of the Company's Common Stock represented by the proxy cards returned to the Company in accordance with their judgment on such matters when such proposals are presented at the 2000 Annual Meeting. Any such notice of a stockholder proposal must be made in writing addressed to Secretary, American Bingo & Gaming Corp., 1440 Charleston Highway, West Columbia, South Carolina 29169.

                              OTHER  MATTERS

     The Board of Directors knows of no business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxy cards in accordance with their judgment on such matters.

                                   BY  ORDER  OF  THE  BOARD  OF  DIRECTORS


                                   /s/ Andre M. Hilliou
                                   Andre M. Hilliou
                                   Chairman  of  the  Board,  President  and
                                   Chief  Executive  Officer

West  Columbia,  South  Carolina
April  26,  1999

                                                                       EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                        OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          AMERICAN BINGO & GAMING CORP.


     American Bingo & Gaming Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that such proposed amendment be submitted for consideration by the stockholders of the Corporation at the next annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this Corporation be amended by adding a new paragraph 8.c relating to dividing the Board of Directors into two classes, which shall read as follows:

8.c. The Board of Directors shall be divided, with respect to the terms for which the directors severally hold office, into two classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the next succeeding annual meeting of stockholders ("Class I") and another class to hold office initially for a term expiring at the second succeeding annual meeting of stockholders ("Class II"), with the members of each class to hold office until their successors are duly elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class of directors whose term expires at such meeting shall be elected to hold office expiring at the annual meeting of stockholders held in the second year following the year of their election.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the proposed amendment was presented to the stockholders of the Corporation at the 1999 Annual Meeting of Stockholders, which meeting was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by Andre M. Hilliou, its President, and attested to by Marie T. Pierson, its Secretary, as of this ________ day of ____________, 1999.

                                   AMERICAN  BINGO  &  GAMING  CORP.

                                By:________________________________
                                   Andre M.  Hilliou
                                   President
ATTEST:

By:__________________________________
   Marie  T.  Pierson
   Secretary

                                                                       EXHIBIT B
                              PROPOSED AMENDMENT TO
                                    BYLAWS OF
                          AMERICAN BINGO & GAMING CORP.



In connection with the proposal to divide the Board of Directors of American Bingo & Gaming Corp. into two classes, Article III, Section 2 of the Bylaws is proposed to be amended to read in its entirety as follows:

     Section  2.     Number;  Election.     The Board of Directors shall consist
                     -----------------
of no less than two (2) nor more than seven (7) directors, who need not be stockholders or residents of the State of Delaware. The Board of Directors shall be divided, with respect to the terms for which the directors severally hold office, into two classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the next succeeding annual meeting of stockholders ("Class I") and another class to hold office initially for a term expiring at the second succeeding annual meeting of stockholders ("Class II"), with the members of each class to hold office until their successors are duly elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class of directors whose term expires at such meeting shall be elected to hold office expiring at the annual meeting of stockholders held in the second year following the year of their election, or until their successors are duly elected and qualified.

                                                                       EXHIBIT C
                            CERTIFICATE OF AMENDMENT
                                        OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          AMERICAN BINGO & GAMING CORP.


     American Bingo & Gaming Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that such proposed amendment be submitted for consideration by the stockholders of the Corporation at the next annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this Corporation be amended by adding a new paragraph 13 relating to gaming laws which shall read as follows:

13.a. If the Corporation becomes, and for as long as it remains, either a holding company or an intermediary holding company subject to regulation under any Gaming Laws (as hereinafter defined), all Securities (as hereinafter defined) of the Corporation shall be held subject to the applicable provisions of any Gaming Laws. If any person (as hereinafter defined) which beneficially owns Securities of the Corporation is requested or required pursuant to any Gaming Law to appear before or submit to the jurisdiction of, or provide information to, any Gaming Authority and either refuses to do so or otherwise fails to comply with any request or requirement within a reasonable period of time, or is determined or shall have been determined by any Gaming Authority not to be suitable or qualified with respect to the beneficial ownership of Securities of the Corporation, then, at the election of the Corporation (unless otherwise required by any Gaming Authority or Gaming Law):

(i) such person owning Securities in the Corporation agrees to sell to the Corporation, and the Corporation shall have the absolute right in its sole discretion to repurchase, any or all of the Securities of the Corporation beneficially owned by the person, at a price determined pursuant to paragraph 13.c hereof; and/or

(ii) such person owning Securities in the Corporation agrees to otherwise dispose of his or her interest in the Corporation within the time prescribed by the Gaming Authority and the Corporation shall have no obligation to repurchase any or all of the Securities of the Corporation beneficially owned by that person.

The operation of this Article 13 shall not be stayed by an appeal from a determination of any Gaming Authority.

b. If the Corporation intends to repurchase Securities beneficially owned by any person referred to in paragraph 13.a above, it shall notify the person in writing of its intention, specifying the Securities to be repurchased, the date, time and place when the repurchase will be consummated (Repurchase Date), which date in no event will be earlier than three business days after the date of the notice, and the price at which the Securities will be repurchased (it being sufficient for the purposes of this Article 13 for the Corporation to indicate generally that the price will be determined in accordance with paragraph 13.c hereof). If the Corporation gives the notice provided for by the preceding sentence (Repurchase Notice), the Repurchase Notice shall be deemed to constitute a binding agreement on the part of the Corporation to repurchase, and on the part of the person notified to sell, the Securities referred to in the Repurchase Notice in accordance with this Article 13. Following the Repurchase Date (or an earlier date if required by any Gaming Authority or Gaming Law), no dividends will be payable on and no voting rights will be available to the holders of any Securities which are covered by the Repurchase Notice and have not been duly delivered by the holder for repurchase by the Corporation. If following the Repurchase Date any Securities, with respect to which a Repurchase Notice has been given, have not been duly delivered by the holder for repurchase by the Corporation, the Corporation shall deposit in escrow, or otherwise hold in trust for the benefit of the holder, an amount equal to the aggregate Market Price (as hereinafter defined) of the stock to be repurchased. The establishment of such an account shall in no way alter the amount otherwise payable to any person pursuant to this Article 13. All interest paid or accrued with respect to any amount deposited in escrow or otherwise held in trust for the benefit of the holder shall be the property of the Corporation and the holder shall have no right or claim thereto.

c. In the event the Corporation issues a Repurchase Notice pursuant to paragraph 13.b hereof, the price at which the Corporation shall repurchase the Securities covered by the Repurchase Notice shall be the Market Price on the date of the Repurchase Notice.

d.     For  the  purposes  of  this  Article  13:

(i) "Affiliate" or "Associate" shall have the respective meanings ascribed to those terms in Rule 12b-2 of the rules and regulations under the Securities Exchange Act of 1934.

(ii) "Gaming Authority" means any government, court, or federal, state, local, international or foreign governmental, administrative or regulatory or licensing body, agency, authority or official which regulates, has authority over, or otherwise asserts jurisdiction over gaming activities (or proposed gaming activities), gaming operations or facilities conducted by the Corporation or any of its subsidiaries or Affiliates, within any gaming jurisdictions (domestic and foreign and the political subdivisions thereof), whether now or hereafter existing.

(iii) "Gaming Law" means any federal, state, local, international or foreign law, statute, order, ordinance or interpretation pursuant to which any Gaming Authority possesses or asserts regulatory or licensing authority over gaming activities, operations or facilities within any gaming jurisdictions (domestic and foreign and the political subdivisions thereof), including any rules and regulations promulgated by any Gaming Authority thereunder.

(iv) "Market Price" means the average of the last sale prices of a Security on the Composite Tape for Nasdaq National Market Stocks for each of the 15 consecutive trading days (Valuation Period) commencing 16 trading days prior to the date in question; provided that if the Security is not quoted on the Composite Tape, the average last sale price shall be derived from the average last sales prices on the Nasdaq National Market Exchange or, if the Security is not listed on that exchange, on the principal United States securities exchange registered under the Exchange Act on which the Security is listed or, if the Security is not listed on any exchange, the average of the closing bid quotations with respect to such a Security during the Valuation Period on the Nasdaq National Market or any system then in use or, if no quotations are available, the fair market value of the Security on the date in question as determined by the Board of Directors in good faith.

(v) A "person" means any individual, firm, corporation, limited liability company, trust or other entity.

(vi)     A  person  shall  be  a  "beneficial  owner"  of  any Securities which:

(a) the person, or any of its Affiliates or Associates, beneficially owns, directly or indirectly; or

(b) the person or any of its Affiliates or Associates has (y) the right to acquire (whether the right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (z) the right to vote pursuant to any agreement, arrangement or understanding; or

(c) are beneficially owned, directly or indirectly, by any other person with which the person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Securities.

(vii) "Securities" means any shares of capital stock, bonds, notes, convertible debentures, warrants or other instruments that represent a share in the Corporation or a debt owed by the corporation.

e. A majority of the entire Board shall have the power and duty to determine for the purposes of this Article 13 on the basis of information known to them after reasonable inquiry, whether paragraph 13.a hereof applies to any person who beneficially owns Securities of the Corporation so that the Corporation shall have the right to repurchase shares of Securities held by the person or require the disposition of the person's interest in the Corporation pursuant to this Article 13.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the proposed amendment was presented to the stockholders of the Corporation at the 1999 Annual Meeting of Stockholders, which meeting was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by Andre M. Hilliou, its President, and attested to by Marie T. Pierson, its Secretary, as of this ________ day of ____________, 1999.

                                   AMERICAN  BINGO  &  GAMING  CORP.

                                   By:________________________________
                                   Andre M.  Hilliou
                                   President
ATTEST:

By:__________________________________
   Marie  T.  Pierson
   Secretary

                                                                       EXHIBIT D


                    AMERICAN  BINGO  &  GAMING  CORP.

                           STOCK  OPTION  PLAN

     AMERICAN  BINGO  &  GAMING  CORP.
     STOCK  OPTION  PLAN

      TABLE  OF  CONTENTS
      -------------------


      Page
      --------------------------------------

      ARTICLEI                                 1

      ARTICLE II                               4
 2.1    Name                                   4
      --------------------------------------
 2.2    Purpose                                4
      --------------------------------------
 2.3    Effective Date                         4
      --------------------------------------

      ARTICLE III                              5

      ARTICLE IV                               5
 4.1    Duties and Powers of the Committee     5
      --------------------------------------
 4.2    Interpretation; Rules                  5
      --------------------------------------
 4.3    No Liability                           5
      --------------------------------------
 4.4    Majority Rule                          5
      --------------------------------------
 4.5    Company Assistance                     6
      --------------------------------------

      ARTICLE V                                6
 5.1    Limitations                            6
      --------------------------------------
 5.2    Antidilution                           6
      --------------------------------------

      ARTICLE VI                               7
 6.1    Types of Options Granted               7
      --------------------------------------
 6.2    Option Grant and Agreement             7
      --------------------------------------
 6.3    Optionee Limitations                   8
      --------------------------------------
 6.4    $100,000 Limitation                    8
      --------------------------------------
 6.5    Exercise Price                         8
      --------------------------------------
 6.6    Exercise Period                        9
      --------------------------------------
 6.7    Option Exercise                        9
      --------------------------------------
 6.8    Reload Options                        10
      --------------------------------------
 6.9    Non-Transferability of Option         10
      --------------------------------------
6.10    Termination of Employment or Service  10
      --------------------------------------
6.11    Employment Rights                     11
      --------------------------------------
6.12    Certain Successor Options             11
      --------------------------------------
6.13    Effect of Change in Control           11
      --------------------------------------

      ARTICLE VII                             11
 7.1    Awards of Restricted Stock            11
      --------------------------------------
 7.2    Non-Transferability                   12
      --------------------------------------
 7.3    Lapse of Restrictions                 12
      --------------------------------------
 7.4    Termination of Employment             12
      --------------------------------------
 7.5    Treatment of Dividends                12
      --------------------------------------
 7.6    Delivery of Shares                    12
      --------------------------------------
 7.7    Effect of Change in Control           12
      --------------------------------------

      ARTICLE VIII                            13
 8.1    SAR Grants                            13
      --------------------------------------
 8.2    Determination of Price                13
      --------------------------------------
 8.3    Exercise of a SAR                     13
      --------------------------------------
 8.4    Payment for a SAR                     13
      --------------------------------------
 8.5    Status of a SAR under the Plan        13
      --------------------------------------
 8.6    Termination of SARs                   13
      --------------------------------------
 8.7    No Shareholder Rights                 14
      --------------------------------------
 8.8    Effect of Change in Control           14
      --------------------------------------

      ARTICLE IX                              14

      ARTICLE X                               15
10.1    Termination and Amendment             15
      --------------------------------------
10.2    Effect on Grantee's Rights            15
      --------------------------------------

      ARTICLE XI                              15

      ARTICLE XII                             15
12.1    Replacement or Amended Grants         15
      --------------------------------------
12.2    Forfeiture for Competition            16
      --------------------------------------
12.3    Plan Binding on Successors            16
      --------------------------------------
12.4    Singular, Plural; Gender              16
      --------------------------------------
12.5    Headings, etc., Not Part of Plan      16
      --------------------------------------
12.6    Interpretation                        16
      --------------------------------------

      Exhibit A                               i

      SCHEDULE A                              v

      SCHEDULE B                              vi






     AMERICAN  BINGO  &  GAMING  CORP.
     STOCK  OPTION  PLAN

     ARTICLE  I
     DEFINITIONS

     As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

          "Award"  shall  mean  a  grant  of  Restricted  Stock  or  an  SAR.
           -----

          "Award  Agreement"  shall  mean an Agreement between the Company and a
           ----------------
Grantee  relating  to  a  grant  of  Restricted  Stock  or  an  SAR.

          "Board"  shall  mean  the  Board  of  Directors  of  the  Company.
           -----

          "Cause"  shall mean theft or destruction of property of the Company, a
           -----
Parent, or a Subsidiary, disregard of Company rules or policies, or conduct evincing willful or wanton disregard of the interests of the Company. Such determination shall be made by the Committee based on information presented by the Company and the Employee and shall be final and binding on all parties hereto.

          "Change  in Control" shall mean the occurrence of any of the following
           ------------------
events: (i) any individual or entity: (A) directly or indirectly acquiring beneficial ownership of 35% or more of the Stock of the Company outstanding from time to time; or (B) making a tender offer for 35% or more of the Stock of the Company outstanding; or (ii) individuals who constitute a majority of the Company's Board of Directors on the date of the adoption of this Plan by the Board of Directors, or individuals elected or nominated directly or indirectly by at least a majority of such current directors, no longer constitute a majority of the Company's Board of Directors; or (iii) a merger, consolidation, asset sale or other transaction involving the sale or other transfer of all or substantially all of the business or assets of the Company.

          "Code"  shall  mean  the  United States Internal Revenue Code of 1986,
           ----
including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "Committee" shall mean a committee of at least two Directors appointed
           ---------
from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Options or Awards granted to an individual who is also a
Section 16 Insider, the Committee shall consist of at least two Directors (who need not be members of the Committee with respect to Options or Awards granted to any other individuals) who are Non-Employee Directors, and all authority and discretion shall be exercised by such Non-Employee Directors and references herein to the "Committee" shall mean such insofar as any actions or determinations of the Committee shall relate to or affect Options or Awards made to or held by any Section 16 Insider. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean a reference to the Board.

          "Company"  shall  mean  American  Bingo  &  Gaming  Corp.,  a Delaware
           -------
corporation.

          "Director"  shall  mean a member of the Board and any person who is an
           --------
advisory or honorary director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

          "Employee"  shall  mean  an  employee  of  the  Employer.
           --------

          "Employer"  shall  mean  the  corporation  that  employs  a  Grantee.
           --------

          "Exchange  Act"  shall  mean the Securities Exchange Act of 1934.  Any
           -------------
reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

          "Exercise  Price"  shall  mean  the  price  at  which  an Optionee may
           ---------------
purchase  a  share  of  Stock  under  a  Stock  Option  Agreement.

          "Fair Market Value" on any date shall mean (i) the closing sales price
           -----------------
of the Stock, regular way, on such date on the securities exchange having the greatest volume of trading in the Stock during the thirty-day period preceding the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Stock is not traded on any securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; or (iii) if the Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Board or the Committee based on such relevant facts as may be available to the Board, which may include, but not be limited to, opinions of independent experts, the price at which recent sales have been made, the book value of the Stock, and the Company's current and future earnings.

          "Grantee"  shall  mean a person who is an Optionee or a person who has
           -------
received  an  Award  of  Restricted  Stock  or  an  SAR.

          "Incentive Stock Option" shall mean an option to purchase any stock of
           ----------------------
the Company, which complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto.

          "Non-Employee Director" shall have the meaning set forth in Rule 16b-3
           ---------------------
under the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or "no-action" positions with respect thereto issued by the Securities and Exchange Commission.

          "Officer"  shall  mean  a  person  who  constitutes  an officer of the
           -------
Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

          "Option"  shall  mean  an  option,  whether  or not an Incentive Stock
           ------
Option, to purchase Stock granted pursuant to the provisions of Article VI hereof.

          "Optionee"  shall  mean  a  person  to whom an Option has been granted
           --------
hereunder.

          "Parent"  shall  mean  any corporation (other than the Employer) in an
           ------
unbroken chain of corporations ending with the Employer if, at the time of the grant (or modification) of the Option, each of the corporations other than the Employer owns stock possessing 50 percent or more of the total combined voting power of the classes of stock in one of the other corporations in such chain.

          "Permanent  and Total Disability" shall have the same meaning as given
           -------------------------------
to that term by Code Section 22(e)(3) and any regulations or rulings promulgated thereunder.

          "Plan" shall mean the American Bingo & Gaming Corp. Stock Option Plan,
           ----
the  terms  of  which  are  set  forth  herein.

          "Purchasable"  shall  refer  to  Stock  which  may  be purchased by an
           -----------
Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

          "Qualified  Domestic Relations Order" shall have the meaning set forth
           -----------------------------------
in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

          "Reload  Option"  shall  have  the  meaning  set  forth in Section 6.8
           --------------
hereof.

          "Restricted  Stock"  shall mean Stock issued, subject to restrictions,
           -----------------
to  a  Grantee  pursuant  to  Article  VII  hereof.

          "SAR"  means  a  stock  appreciation  right.
           ---

          "SAR Exercise Price" means the base value established by the Committee
           ------------------
for a SAR on the date the SAR is granted and which is used in determining the amount of benefit, if any, paid to a Grantee.

          "Section  16  Insider"  shall  mean  any  person who is subject to the
           --------------------
provisions  of  Section  16  of  the  Exchange  Act.

          "Stock" shall mean the Common Stock, $.001 par value per share, of the
           -----
Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

          "Stock  Option  Agreement" shall mean an agreement between the Company
           ------------------------
and an Optionee under which the Optionee may purchase Stock hereunder, a sample form of which is attached hereto as Exhibit A (which form may be varied by the Committee in granting an Option).

          "Subsidiary"  shall  mean any corporation (other than the Employer) in
           ----------
an unbroken chain of corporations beginning with the Employer if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


     ARTICLE  II
     THE  PLAN

     2.1     Name.  This  Plan  shall  be  known as the "American Bingo & Gaming
             ----
Corp.  Stock  Option  Plan."

     2.2     Purpose.  The  purpose  of  the Plan is to advance the interests of
             -------
the Company, its Subsidiaries and its shareholders by affording certain employees, Officers and Directors of the Company and its Subsidiaries, as well as key consultants and advisors to the Company or any Subsidiary, an opportunity to acquire or increase their proprietary interests in the Company. The objective of the issuance of the Options and Awards is to promote the growth and profitability of the Company and its Subsidiaries because the Grantees will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company.

     2.3     Effective  Date.  The  Plan  shall become effective on February 26,
             ---------------
1999; provided, however, that the Plan shall terminate, and all Options or Awards theretofore granted or awarded shall become void and may not be exercised, on June 30, 1999, if the shareholders of the Company shall not by that date have approved the Plan's adoption.



     ARTICLE  III
     PARTICIPANTS

     The class of persons eligible to participate in the Plan shall consist of all persons whose participation in the Plan the Committee determines to be in the best interests of the Company which shall include, but not be limited to, Directors, Officers and employees, including but not limited to executive personnel, of the Company or any Subsidiary, as well as key consultants and advisors to the Company or any Subsidiary.


     ARTICLE  IV
     ADMINISTRATION

     4.1     Duties and Powers of the Committee.  The Plan shall be administered
             ----------------------------------
by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options or Awards in accordance with the provisions of the Plan and may grant Options and Awards singly, in combination, or in tandem. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those individuals to whom Options or Awards will be granted and whether such Options shall be accompanied by the right to receive Reload Options, the number of shares of Stock subject to each Option or Award, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement or Award Agreement. The Committee shall also have the discretion and authority to delegate to any Officer its powers to grant Options or Awards under the Plan to any person who is an employee of the Company but not an Officer or Director. To the extent not inconsistent with the provisions of the Plan, the Committee may give a Grantee an election to surrender an Option or Award in exchange for the grant of a new Option or Award, and shall have the authority to amend or modify an outstanding Stock Option Agreement or Award Agreement, or to waive any provision thereof, provided that the Grantee consents to such action.

     4.2     Interpretation;  Rules.  Subject  to  the express provisions of the
             ----------------------
Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option and Award Agreement, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options or Awards granted hereunder as may be required to comply with or to conform to any federal, state, or local laws or regulations.

     4.3     No  Liability.  Neither  any  member of the Board nor any member of
             -------------
the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option or Award granted hereunder.

     4.4     Majority  Rule.  A  majority  of the members of the Committee shall
             --------------
constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

     4.5     Company  Assistance.  The  Company  shall  supply  full  and timely
             -------------------
information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability, or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.


     ARTICLE  V
     SHARES  OF  STOCK  SUBJECT  TO  PLAN

     5.1     Limitations.  Subject  to  any  antidilution adjustment pursuant to
             -----------
the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be 750,000. Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options, non-Incentive Stock Options, Restricted Stock, or SARs, and the amount of Stock subject to the Plan may be increased from time to time in accordance with
Article X. Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason, or any forfeited portion of an Award, may again be optioned or awarded under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option or award hereunder.

     5.2     Antidilution.
             ------------

          (a) If (x) the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend, (y) any spin-off, spin-out or other distribution of assets materially affects the price of the Company's stock, or (z) there is any assumption and conversion to the Plan by the Company of an acquired company's outstanding option grants, then:

               (i) the aggregate number and kind of shares of Stock for which Options or Awards may be granted hereunder shall be adjusted proportionately by the Committee; and

               (ii) the rights of Optionees under outstanding Options and the rights of the holders of Awards, shall be adjusted proportionately by the Committee.

          (b) If the Company is subject to a transaction in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company or other similar transaction, the Committee, in its discretion, may:

               (i) notwithstanding other provisions hereof, declare that all Options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective Stock Option or Award Agreements regarding exercisability, that all such Options and SARs shall terminate 30 days after the Committee gives written notice of the immediate right to exercise all such Options and SARs and of the decision to terminate all Options and SARs not exercised within such 30-day period, and that all then-remaining restrictions pertaining to Awards under the Plan shall immediately lapse; and/or

               (ii) notify all Grantees that all Options or Awards granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options, SARs or restricted stock issued by such successor corporation.

     The Company shall be deemed not to have survived a transaction if pursuant to such transaction the Company becomes a wholly-owned subsidiary of another entity.

          (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 5.2(b), the provisions of such Section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Awards under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Options and SARs granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Stock Option or Award Agreements regarding exercisability.

          (d) The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.


     ARTICLE  VI
     OPTIONS

     6.1     Types  of  Options  Granted.  The  Committee  may, under this Plan,
             ---------------------------
grant either Incentive Stock Options or Options which do not qualify as Incentive Stock Options. Within the limitations provided in this Plan, both types of Options may be granted to the same person at the same time, or at different times, under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant.

     6.2     Option Grant and Agreement.  Each Option granted hereunder shall be
             --------------------------
evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration, time or times of exercise, exercise price, whether the Option is intended to be an Incentive Stock Option, and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Stock Option Agreement. No Incentive Stock Option may be granted more than ten years after the earlier to occur of the effective date of the Plan or the date the Plan is approved by the Company's shareholders.

     Separate Stock Option Agreements may be used for Options intended to be Incentive Stock Options and those not so intended, but any failure to use such separate agreements shall not invalidate, or otherwise adversely affect the Optionee's interest in, the Options evidenced thereby.

     6.3     Optionee  Limitations.  The  Committee shall not grant an Incentive
             ---------------------
Stock Option to any person who, at the time the Incentive Stock Option is granted:

          (a)     is  not an employee of the Company or any of its Subsidiaries;
or

          (b) owns or is considered to own stock possessing at least 10% of the total combined voting power of all classes of stock of the Company or any of its Parent or Subsidiary corporations; provided, however, that this limitation shall not apply if at the time an Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after five years from the date on which the Option is granted. For the purpose of this subsection (b), a person shall be considered to own: (i) the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein; and (iii) the stock which such person may purchase under any outstanding options of the Employer or of any Parent or Subsidiary of the Employer.

     6.4     $100,000 Limitation.  Except as provided below, the Committee shall
             --------------------
not grant an Incentive Stock Option to, or modify the exercise provisions of outstanding Incentive Stock Options held by, any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold any Incentive Stock Options of the Employer and any Parent or Subsidiary of the Employer, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such Incentive Stock Options are exercisable for the first time during any calendar year is in excess of $100,000 (or such other limit as may be prescribed by the Code from time to time); provided that the foregoing
                                                   --------
restriction on modification of outstanding Incentive Stock Options shall not preclude the Committee from modifying an outstanding Incentive Stock Option if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided that, if the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section 6.4 is exceeded, the Incentive Stock Option, the granting or modification of which resulted in the exceeding of such limit, shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as an Option not qualifying as an Incentive Stock Option.

     6.5     Exercise  Price.  The  Exercise  Price of the Stock subject to each
             ---------------
Option  shall  be  determined  by  the  Committee.  Subject to the provisions of
Section 6.3(b) hereof, the Exercise Price of an Incentive Stock Option shall not be less than the Fair Market Value of the Stock as of the date the Option is granted (or in the case of an Incentive Stock Option that is subsequently modified, on the date of such modification). The Exercise Price of a non-Incentive Stock Option shall not be less than 50% of the Fair Market Value of the Stock on the date the Option is granted.

     6.6     Exercise  Period.  The  period  for  the  exercise  of  each Option
             ----------------
granted hereunder shall be determined by the Committee, but the Stock Option Agreement with respect to each Option intended to be an Incentive Stock Option shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option. In addition, no Option granted to a Section 16 Insider shall be exercisable prior to the expiration of six months from the date such Option is granted, other than in the case of the death or disability of the Optionee, and no Option shall be exercisable prior to shareholder approval of the Plan.

     6.7     Option  Exercise.
             ----------------

          (a)     Unless  otherwise  provided  in  the Stock Option Agreement or
Section 6.6 hereof, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

          (b) An Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with
Section 6.7(c). If requested by an Optionee, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

          (c) The Exercise Price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made; provided, however, that in lieu of cash, all or any portion of the Exercise Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price); provided further, that the Board may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that, in lieu of cash or shares, all or a portion of the Exercise Price may be paid by the Optionee's execution of a recourse note equal to the Exercise Price or relevant portion thereof, subject to compliance with applicable state and federal laws, rules and regulations.

          (d) In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Optionee resulting from such exercise; provided, however, that in the discretion of the Committee any Stock Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act, if such rule is applicable.

          (e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

     6.8     Reload  Options.
             ---------------

          (a) The Committee may specify in a Stock Option Agreement (or may otherwise determine in its sole discretion) that a Reload Option shall be granted, without further action of the Committee, (i) to an Optionee who exercises an Option (including a Reload Option) by surrendering shares of Stock in payment of amounts specified in Sections 6.7(c) or 6.7(d) hereof, (ii) for the same number of shares as are surrendered to pay such amounts, (iii) as of the date of such payment and at an Exercise Price equal to the Fair Market Value of the Stock on such date, and (iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, except as provided below and subject to such other contingencies, conditions, or other terms as the Committee shall specify at the time such exercised Option is granted; provided, that the shares surrendered in payment as provided above must have been held by the Optionee for at least six months prior to such surrender.

          (b) Unless provided otherwise in the Stock Option Agreement, a Reload Option may not be exercised by an Optionee (i) prior to the end of a one-year period from the date that the Reload Option is granted, and (ii) unless the Optionee retains beneficial ownership of the shares of Stock issued to such Optionee upon exercise of the Option referred to above in Section 6.8(a)(i) for a period of one year from the date of such exercise.

     6.9     Non-Transferability  of Option.  No Option shall be transferable by
             ------------------------------
an Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order, and no Option shall be transferable by an Optionee who is a
Section 16 Insider prior to shareholder approval of the Plan. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

     6.10     Termination  of  Employment  or Service.  The Committee shall have
              ---------------------------------------
the power to specify, with respect to the Options granted to a particular Optionee, the effect upon such Optionee's right to exercise an Option of termination of such Optionee's employment or service under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full; provided, however, that in no event may an Incentive Stock Option be exercised after the expiration of ten years from the date of grant thereof.

     6.11     Employment  Rights.  Nothing  in  the  Plan or in any Stock Option
              ------------------
Agreement shall confer on any person any right to continue in the employ of the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any of its Subsidiaries to terminate such person's employment at any time.

     6.12     Certain  Successor  Options.  To  the extent not inconsistent with
              ---------------------------
the terms, limitations and conditions of Code section 422 and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 424(a).

     6.13      Effect of Change in Control.  The Committee may determine, at the
               ---------------------------
time of granting an Option or thereafter, that such Option shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company (and the Committee shall have the discretion to modify the definition of a Change in Control in a particular Option Agreement). If, at any time, the Committee finds that there is a reasonable possibility that, within six months or less, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options shall be exercisable on an accelerated basis.


     ARTICLE  VII
     RESTRICTED  STOCK

     7.1     Awards  of  Restricted  Stock.  The  Committee  may grant Awards of
             -----------------------------
Restricted Stock, which shall be governed by an Award Agreement between the Company and the Grantee. Each Award Agreement shall contain such restrictions, terms, and conditions as the Committee may, in its discretion, determine, and may require that an appropriate legend be placed on the certificates evidencing the subject Restricted Stock.

     Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed the Award Agreement governing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the foregoing documents within any time period prescribed by the Committee, the Award shall be void. At the discretion of the Committee, Shares issued in connection with an Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

     7.2     Non-Transferability.  Until  any restrictions upon Restricted Stock
             -------------------
awarded to a Grantee shall have lapsed in a manner set forth in Section 7.3, such shares of Restricted Stock shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic
Relations  Order,  nor  shall  they  be  delivered  to  the  Grantee.

     7.3     Lapse  of Restrictions.  Restrictions upon Restricted Stock awarded
             ----------------------
hereunder shall lapse at such time or times (but, with respect to any award to a Grantee who is also a Section 16 Insider, not less than six months after the date of the Award) and on such terms and conditions as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

     7.4     Termination  of  Employment.  The Committee shall have the power to
             ---------------------------
specify, with respect to each Award granted to any particular Grantee, the effect upon such Grantee's rights with respect to such Restricted Stock of the termination of such Grantee's employment under various circumstances, which effect may include immediate or deferred forfeiture of such Restricted Stock or acceleration of the date at which any then-remaining restrictions shall lapse.

     7.5     Treatment  of  Dividends.  At the time an Award of Restricted Stock
             ------------------------
is made the Committee may, in its discretion, determine that the payment to the Grantee of any dividends, or a specified portion thereof, declared or paid on such Restricted Stock shall be (i) deferred until the lapsing of the relevant restrictions and (ii) held by the Company for the account of the Grantee until such lapsing. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum determined by the Committee. Payment of deferred dividends, together with interest thereon, shall be made upon the lapsing of restrictions imposed on such Restricted Stock, and any dividends deferred (together with any interest thereon) in respect of Restricted Stock shall be forfeited upon any forfeiture of such Restricted Stock.

     7.6     Delivery  of  Shares.  Except  as  provided otherwise in Article IX
             --------------------
below, within a reasonable period of time following the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such shares and such shares shall be free of all restrictions hereunder.

     7.7     Effect  of  Change in Control.  The Committee may determine, at the
             -----------------------------
time of granting Restricted Stock or thereafter, that such Restricted Stock shall become fully vested in the event that a Change in Control occurs with respect to the Company (and the Committee shall have the discretion to modify the definition of a Change in Control in a particular Award Agreement). If, at any time, the Committee finds that there is a reasonable possibility that, within six months or less, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Restricted Stock shall vest on an accelerated basis.



     ARTICLE  VIII
                            STOCK APPRECIATION RIGHTS

     8.1     SAR  Grants.  The  Committee,  in its sole discretion, may grant to
             -----------
any Grantee a SAR. The Committee may impose such conditions or restrictions on the exercise of any SAR as it may deem appropriate, including, without limitation, restricting the time of exercise of the SAR to specified periods as may be necessary to satisfy the requirements of Rule 16b-3 of the Exchange Act.

     8.2     Determination  of  Price.  The  SAR  Exercise  Price  shall  be
             ------------------------
established by the Committee in its sole discretion. The SAR Exercise Price shall not be less than (i) 100% of the Fair Market Value of the Stock on the date the SAR is granted for a SAR issued in tandem with an Incentive Stock Option and (ii) 50% of the Fair Market Value of the Stock on the date the SAR is granted for other SARs.

     8.3     Exercise  of  a  SAR.  Upon exercise of a SAR, the Grantee shall be
             --------------------
entitled, subject to the terms and conditions of this Plan and the Agreement, to receive the excess for each share of Stock being exercised under the SAR of (i) the Fair Market Value of such share of Stock on the date of exercise over (ii) the SAR Exercise Price for such share of Stock.

     8.4     Payment  for  a  SAR.  At the sole discretion of the Committee, the
             --------------------
payment of such excess shall be made in (i) cash, (ii) shares of Stock, or (iii) a combination of both. Shares of Stock used for this payment shall be valued at their Fair Market Value on the date of exercise of the applicable SAR.

     8.5     Status  of  a  SAR  under  the Plan.  Shares of Stock subject to an
             -----------------------------------
Award of a SAR shall be considered shares of Stock which may be issued under the Plan for purposes of Section 5.1 hereof, unless the Agreement making the Award of the SAR provides that the exercise of such SAR results in the termination of an unexercised Option for the same number of shares of Stock.

     8.6     Termination  of  SARs.  A  SAR  may  be  terminated  as  follows:
             ---------------------

          (a) During the period of continuous employment with the Company, Parent or Subsidiary, a SAR will be terminated only if it has been fully exercised or it has expired by its terms.

          (b) Upon termination of employment, the SAR will terminate upon the earliest of (i) the full exercise of the SAR, (ii) the expiration of the SAR by its terms, and (iii) not more than three months following the date of employment termination; provided, however, should termination of employment (A) result from the death or Permanent and Total Disability of the Grantee, the period referenced in clause (iii) hereof shall be one year or (B) be for Cause, the SAR will terminate on the date of employment termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment unless otherwise provided in the Agreement or by the Company on the date of the leave of absence.

          (c) Subject to the terms of the Agreement with the Grantee, if a Grantee shall die or become subject to a Permanent and Total Disability prior to the termination of employment with the Company, Parent or Subsidiary and prior to the termination of a SAR, such SAR may be exercised to the extent that the Grantee shall have been entitled to exercise it at the time of death or disability, as the case may be, by the Grantee, the estate of the Grantee or the person or persons to whom the SAR may have been transferred by will or by the laws of descent and distribution.

          (d) Except as otherwise expressly provided in the Agreement with the Grantee, in no event will the continuation of the term of a SAR beyond the date of termination of employment allow the Employee, or his beneficiaries or heirs, to accrue additional rights under the Plan, have additional SARs available for exercise, or receive a higher benefit than the benefit payable as if the SAR had been exercised on the date of employment termination.

     8.7     No  Shareholder  Rights.  The  Grantee  shall  have  no rights as a
             -----------------------
shareholder with respect to a SAR. In addition, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or rights except as provided in Section 5.2 hereof.

     8.8     Effect  of  Change in Control.  The Committee may determine, at the
             -----------------------------
time of granting an SAR or thereafter, that such SAR shall become fully vested in the event that a Change in Control occurs with respect to the Company (and the Committee shall have the discretion to modify the definition of a Change in Control in a particular Award Agreement). If, at any time, the Committee finds that there is a reasonable possibility that, within six months or less, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding SARs shall become exercisable on an accelerated basis.


     ARTICLE  IX
     STOCK  CERTIFICATES

     The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, or deliver any certificate for shares of Restricted Stock granted hereunder, prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

          (b) The completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

          (c) The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

          (d) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

     Stock certificates issued and delivered to Grantees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.


     ARTICLE  X
     TERMINATION  AND  AMENDMENT

     10.1     Termination  and  Amendment.  The  Board may at any time terminate
              ---------------------------
the Plan, and may at any time and from time to time and in any respect amend the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date that the Board amends the Plan) may not amend the Plan to:

          (a) Increase the total number of shares of Stock issuable pursuant to Incentive Stock Options under the Plan or materially increase the number of shares of Stock subject to the Plan, in each case except as contemplated in
Section  5.2  hereof;

          (b) Change the class of employees eligible to receive Incentive Stock Options that may participate in the Plan or materially change the class of persons that may participate in the Plan; or

          (c) Otherwise materially increase the benefits accruing to participants under the Plan.

     10.2     Effect  on  Grantee's  Rights.  No  termination,  amendment,  or
              -----------------------------
modification of the Plan shall affect adversely a Grantee's rights under a Stock Option Agreement or Award Agreement without the consent of the Grantee or his legal representative.


     ARTICLE  XI
     RELATIONSHIP  TO  OTHER  COMPENSATION  PLANS

     The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for employees, Officers or Directors of the Company or any of its Subsidiaries.


     ARTICLE  XII
     MISCELLANEOUS

     12.1     Replacement  or  Amended  Grants.  At  the  sole discretion of the
              --------------------------------
Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or Awards or accept the surrender of outstanding Options or Awards and grant new Options or Awards in substitution for them. However no modification of an Option or Award shall adversely affect a Grantee's rights under a Stock Option Agreement or Award Agreement without the consent of the Grantee or his legal representative.

     12.2     Forfeiture  for  Competition.  If a Grantee provides services to a
              ----------------------------
competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent, or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Grantee while an Employee, then that Grantee's rights under any Options outstanding hereunder shall be forfeited and terminated, and any shares of Restricted Stock held by such Grantee subject to remaining restrictions shall be forfeited, subject in each case to a determination to the contrary by the Committee.

     12.3     Plan  Binding  on  Successors.  The Plan shall be binding upon the
              -----------------------------
successors  and  assigns  of  the  Company.

     12.4     Singular,  Plural;  Gender.  Whenever  used  herein,  nouns in the
              --------------------------
singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     12.5     Headings,  etc.,  Not  Part  of  Plan.  Headings  of  Articles and
              -------------------------------------
Sections hereof are inserted for convenience and reference; they do not constitute part of the Plan.

     12.6     Interpretation.  With respect to Section 16 Insiders, transactions
              --------------
under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed void to the extent permitted by law and deemed advisable by the Plan administrators.


     *                  *                  *                  *
*

                                        Exhibit  A  to  American  Bingo & Gaming
                                        Corp.  Stock  Option  Plan


      AMERICAN  BINGO  &  GAMING  CORP.
      STOCK  OPTION  AGREEMENT


     THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into as of this ______ day of __________________, ________, by and between American Bingo &
Gaming  Corp.  (the  "Company")  and  _________________  (the  "Optionee").

     WHEREAS, on February 26, 1999, the Board of Directors of the Company adopted a stock option plan known as the "American Bingo & Gaming Corp. Stock Option Plan" (the "Plan"), and recommended that the Plan be approved by the Company's shareholders; and

     WHEREAS, the Committee has granted the Optionee a stock option to purchase the number of shares of the Company's common stock as set forth below, and in consideration of the granting of that stock option the Optionee intends to remain in [the employ of]/[service to] the Company; and

     WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to such option in accordance with the Plan.

     NOW, THEREFORE, as [an employment incentive]/[a service incentive] and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

     1.     Incorporation  of  Plan.  This  option  is  granted  pursuant to the
            -----------------------
provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee.

     2.     Grant  of  Option.  Subject  to the terms, restrictions, limitations
            -----------------
and conditions stated herein, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the "Option") to purchase all or any part of the number of shares of the Company's Common Stock, $.001 par value per share (the "Stock"), set forth on Schedule A attached hereto and incorporated herein by reference. The Option shall be exercisable in the amounts and at the time specified on Schedule A. The Option shall expire and shall not be exercisable on the date specified on Schedule A or on such earlier date as determined pursuant to Section 8, 9, or 10 hereof. Schedule A states whether the Option is intended to be an Incentive Stock Option.

     3.     Purchase  Price.  The price per share to be paid by the Optionee for
            ---------------
the shares subject to this Option (the "Exercise Price") shall be as specified on Schedule A, which price shall be an amount not less than the Fair Market
Value of a share of Stock as of the Date of Grant (as defined in Section 11 below) if the Option is an Incentive Stock Option.

     4.     Exercise  Terms.  The Optionee must exercise the Option for at least
            ---------------
the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. In the event this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

     5.     Option  Non-Transferable.  No  Option  shall  be  transferable by an
            ------------------------
Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order, and no Option shall be transferable by an Optionee who is a Section 16 Insider prior to shareholder approval of the Plan. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

     6.     Notice  of  Exercise of Option.  This Option may be exercised by the
            ------------------------------
Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 13 hereof to the attention of the President or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 12 hereof, and (c) be accompanied by
(i) a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder, or (iii) a certified or cashier's check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

     7.     Adjustment  in Option.  The number of Shares subject to this Option,
            ---------------------
the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with Section 5.2 of the Plan.

     8.     Termination  of  Employment. [Revise if for consulting arrangement.]
            ---------------------------

          (a) Except as otherwise specified in Schedule A hereto, in the event of the termination of the Optionee's employment with the Company or any of its Subsidiaries, other than a termination that is either (i) for cause, (ii) voluntary on the part of the Optionee and without written consent of the Company, or (iii) for reasons of death or disability or retirement, the Optionee may exercise this Option at any time within 30 days after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

          (b) Except as specified in Schedule A attached hereto, in the event of a termination of the Optionee's employment that is either (i) for cause or (ii) voluntary on the part of the Optionee and without the written consent of the Company, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

          (c) Unless and to the extent otherwise provided in Exhibit A hereto, in the event of the retirement of the Optionee at the normal retirement date as prescribed from time to time by the Company or any Subsidiary, the Optionee shall continue to have the right to exercise any Options for shares which were Purchasable at the date of the Optionee's retirement [provided that, on the date which is three months after the date of retirement, the Options will become void and unexercisable unless on the date of retirement the Optionee enters into a noncompete agreement with American Bingo & Gaming Corp. and continues to comply with such noncompete agreement]. This Option does not confer upon the Optionee any right with respect to continuance of employment by the Company or by any of its Subsidiaries. This Option shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or one of its Subsidiaries.

     9.     Disabled  Optionee.  In  the  event  of  termination  of
            ------------------
[employment]/[consulting services] because of the Optionee's becoming a Disabled
            -----
Optionee, the Optionee (or his or her personal representative) may exercise this Option at any time within three months after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

     10.     Death  of  Optionee.  Except  as  otherwise set forth in Schedule A
             -------------------
with respect to the rights of the Optionee upon termination of [employment]/[consulting services] under Section 8(a) above, in the event of the Optionee's death while [employed by]/[serving] the Company or any of its Subsidiaries or within three months after a termination of such [employment]/[consulting services](if such termination was neither (i) for cause nor (ii) voluntary on the part of the Optionee and without the written consent of the Company), the appropriate persons described in Section 6 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 5 hereof may exercise this Option at any time within a period ending on the earlier of (a) the last day of the three month period following the Optionee's death or (b) the expiration date of this Option. If the Optionee was [an employee of]/[a consultant to] the Company at the time of death, this Option may be so exercised to the extent of the number of shares that were Purchasable hereunder at the date of death. If the Optionee's [employment]/[consulting services] terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option which were Purchasable hereunder at the date of such termination.

     11.     Date  of  Grant.  This Option was granted by the Board of Directors
             ---------------
of  the  Company  on  the  date  set  forth in Schedule A (the "Date of Grant").

     12.     Compliance with Regulatory Matters.  The Optionee acknowledges that
             ----------------------------------
the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate any law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 12.

     13.     Miscellaneous.
             -------------

          (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

          (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of South Carolina.

          (c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address set forth below and, if to the Company, to the executive offices of the Company at 1440 Charleston Highway, West Columbia, SC 29169.

          (d) This Agreement may not be modified except in writing executed by each of the parties hereto.

          IN WITNESS WHEREOF, this Stock Option Agreement has been executed on behalf of the Company and the Optionee has executed this Stock Option Agreement, all as of the day and year first above written.

AMERICAN  BINGO  &  GAMING  CORP.          OPTIONEE


By:  _______________________  Signature: _________________________
Name:  _____________________  Name: ______________________________
Title:  ____________________  Address: ___________________________

      SCHEDULE  A
      TO
      STOCK  OPTION  AGREEMENT
      BETWEEN
     AMERICAN  BINGO  &  GAMING  CORP.
      AND

                                     Dated:


1.     Number  of  Shares  Subject  to  Option:  _____ Shares.
       ---------------------------------------

2.     This  Option  (Check  one) [  ] is [  ] is not an Incentive Stock Option.
       ------------                    --      --------------------------------

3.     Option  Exercise  Price:  $  per  Share.
       -----------------------

4.     Date  of  Grant:
       ---------------

5.     Option  Vesting  Schedule:
       -------------------------

          Check  one:

          ( ) Options are exercisable with respect to all shares on or after the date hereof
          ( ) Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

                    No.  of  Shares                    Vesting  Date
                    ---------------                    -------------




6.     Option  Exercise  Period:
       ------------------------

          Check  One:

          (  )     All options expire and are void unless exercised on or before
,          .
          (  )     Options expire and are void unless exercised on or before the date  indicated  next  to  the  number  of  shares:

                    No.  of  Shares                    Expiration  Date
                    ---------------                    ----------------



7.     Effect  of  Termination of Employment of Optionee (if different from that
       -------------------------------------------------
set  forth  in  Sections  8  and  10  of  the  Stock  Option  Agreement):

     SCHEDULE  B

      NOTICE  OF  EXERCISE


          The  undersigned  hereby  notifies  American Bingo & Gaming Corp. (the
"Company") of this election to exercise the undersigned's stock option to purchase ___________________ shares of the Company's common stock, $.001 par value per share (the "Common Stock"), pursuant to the Stock Option Agreement (the "Agreement") between the undersigned and the Company dated ______________ Accompanying this Notice is (1) a certified or cashier's check in the amount of $___________ payable to the Company, and/or (2) _______________ shares of the Company's Common Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in the American Bingo & Gaming Corp. Stock Option Plan) as of the date hereof of $__________________, such amounts being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Agreement multiplied by the number of shares being purchased hereby (in each Instance subject to appropriate adjustment pursuant to Section 5.2 of the Agreement).

          IN WITNESS WHEREOF, the undersigned has set his/her hand and seal, this _____ day of ______________, _______.

                              OPTIONEE  [OR  OPTIONEE'S
                              ADMINISTRATOR,
                              EXECUTOR  OR  PERSONAL
                              REPRESENTATIVE]



                              Signature:
                              Name:
                              Position  (if  other  than  Optionee):

                                                                      APPENDIX A
                                                                      ----------

                          AMERICAN BINGO & GAMING CORP.

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 27, 1999

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard M. Kelley and Nancy J. Pollick, and either of them, proxies of the undersigned, with full power of substitution, to vote all Common Shares of American Bingo & Gaming Corp. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders of American Bingo & Gaming Corp. to be held on May 27, 1999 and at any adjournments thereof, hereby revoking any proxy heretofore given, upon the matters and proposals set forth in the Notice of Annual Meeting and Proxy Statement dated April 26, 1999, copies of which have been received by the undersigned. The undersigned instructs such proxy to vote as follows:

                           (CONTINUED ON REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                          AMERICAN BINGO & GAMING CORP.

                                  MAY 27, 1999

             PLEASE  DETACH  AND  MAIL  IN  THE  ENVELOPE  PROVIDED


    /X/   Please mark
          votes as
          in this example

                         FOR            WITHHOLD
3. To elect seven   the election of     AUTHORITY       NOMINEES:             1. To consider and act upon the  FOR AGAINST ABSTAIN
   members to the    all nominees     to vote for all   Kenneth R. Adams         proposed amendments to the     / /   / /     / /
   Company's        listed at night   nominees listed   James L. Hall            Company's  Certificate of
   Board of           (except as         at right       George M. Harrison, Jr.  Incorporation and the Company's
   Directors         marked to the                      Andre' M. Hillou         Bylaws to divide the Company's
                       contrary)                        Michael W. Mims          Board of Directors into two
                                                        Grover C. Seaton, III    classes
                        [  ]               [  ]         A. Joe Willis

                                                                               2. To consider and act upon the
FOR the election of all nomines listed at right                                   proposed amendment to the
(except authority is withheld with respect to each                                Company's Certificate of     / /   / /     / /
nominee whose name is lined through)                                              Incorporation to include
                                                                                  provisions that address
                                                                                  stockholder lincensing issues

                                                                               4. To approve and adopt the
                                                                                  Company's Stock Option Plan;  / /   / /     / /

                                                                               5. To ratify the appointment of King
                                                                                  Griffin & Adamson P.C. as the
                                                                                  Company's independent auditors / /   / /    / /
                                                                                  for 1999; and

                                                                               6. To consider such other matters as
                                                                                  may properly come before the
                                                                                  Meeting or any adjournment of
                                                                                  the Meeting

IF NO DIRECTION TO THE CONTRARY IS GIVEN, THEN THE SHARES REPRESENTED BY THIS PROXY
WILL BE VOTED FOR APPROVAL OF THE FOREGOING PROPOSALS

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED
SHAREHOLDER

The proxy will use his discretion with respect to any other matters which may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  PLEASE SIGN AND RETURN IN
THE ENCLOSED ENVELOPE.  THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN
PERSON IF YOU ATTEND THE MEETING.


SIGNATURE(S)                                              Dated           ,1999
            ------------------      -----------------          -----------
                                     IF HELD JOINTLY
Important: (Please date and sign exactly as your name appears herein.  For joint accounts, each joint owner should sign.
Executors, administrators, trustees, etc. should also indicate when signing.

                                   Appendix B


                          AMERICAN BINGO & GAMING CORP.




                       1999 ANNUAL REPORT TO STOCKHOLDERS

                          AMERICAN BINGO & GAMING CORP.
                 TOTAL SOUTH CAROLINA VIDEO GAMING MACHINES AND
                  LIST OF BINGO CENTER LOCATIONS AND CHARITIES
                                AS OF MARCH 1999


TOTAL  SOUTH  CAROLINA
VIDEO GAMING MACHINES - 804
----------------------------

TOTAL  BINGO  CENTERS -  20
----------------------------

SOUTH  CAROLINA  -  7
---------------------

     Charleston  (5):
     ----------------
     -     Beacon  Bingo
     -     Lazy  B  Bingo
     -     Lucky  Bingo
     -     Ponderosa  Bingo
     -     Shipwatch  Bingo
     Columbia  (2):
     --------------
     -     American  Bingo  (2)

ALABAMA  -  3
-------------

     Mobile  (1):
     ------------
     -     Bingo  Haven
     Montgomery  (1):
     ----------------
     -     Winner's  Bingo
     Chickasaw  (1):
     ---------------
     -     Chickasaw  Bingo

TEXAS  -  10
------------

     Abilene  (1):
     -------------
     -     Ambler  Bingo
     -     Super  Bingo  to  open  April  1999
     Austin  (1):
     ------------
     -     American  Bingo  in  Paradise
     McAllen  (1):
     -------------
     -     Americana  Bingo
     San  Antonio  (1):
     ------------------
     -     Blanco  Bingo
     Amarillo  (2):
     --------------
     -     Hi-Plains  Bingo
     -     Goldstar  II
     Lubbock  (3):
     -------------
     -     Lucky  Bingo
     -     Goldstar  Bingo
     -     Parkway  Bingo
     Odessa  (1):
     ------------
     -     Strike  It  Rich  Bingo

PARTICIPATING  BINGO  CHARITIES
-------------------------------

SOUTH  CAROLINA
---------------
Berkeley  County  SPCA
Canon  Street  YMCA
Fraternal  Order  of  Police
H.F.  Help
Pet  Helpers,  Inc.
United  Black  Fund
United  Veteran's  Association
ALABAMA
-------
Alabama  Association  of  VFD
Alabama  Dance  Theater
Arthritis  Foundation
Chickasaw  Volunteer  Fire  Dept.  (VFD)
Drum  Corp.
Fraternal  Order  of  Police  Lodge  #11
Fraternal  Order  of  Police  Lodge  #29
Georgetown  VFD
Gifts,  Inc.
Korean  War  Veterans  Association
K.S.C.G.C.  for  Ronald  McDonald  House
Living  to  Win  Alumni
Montgomery  Exchange  Club
Rural  Community  Fire  Protection
Satsuma  Football  Youth  Association
Semmes  VFD
Snowdoun  VFD
South  Montgomery  Co.  VFD
United  Care  USA  -  Child  Abuse
Wilmer  VFD  Auxiliary
TEXAS
-----
ADV  Housing  Mgt.  Services  Corp.,  Inc.
Advocates  Social  Services  of  San  Antonio,  Inc.
Alamo  Catholic  High  School
Amarillo  Community  Center
Amarillo  Senior  Citizens
Amarillo  Tri-state  Fair
American  Legion  Post  #57
Amigos  del  Valle,  Inc.
Animal  Goodwill  Center  of  San  Antonio
Ask  House
Austin  Flyers  Soccer  Club
Brush  Country  Services,  Inc.
Detox  Center
Elks  Lodge  #201
Elsa  Apostolic  Church
Father  Joe  Znotas  Memorial  Scholarship  Fund
Greater  Amarillo  Moose  Lodge
Guadalupe  Economic  Services
Hamby  Volunteer  Fire  Dept.
Hilltop  Senior  Citizens
Idalou  Volunteer  Fire  Dept.
Keep  Odessa  Beautiful
Khiva  Muleskinners
Khiva  Oriental  Band
Khiva  Shriners
Knights  of  Columbus  Council  #1017
Lions  Club  of  San  Antonio  Charity  Fund
Managed  Care  Center
Marion  Ross
Maverick  Boys  and  Girls  Club
Milam  Children's  Training  Center
Military  Order  of  the  Cooties  Pup  Tent  #36
Military  Order  of  the  Cooties  Auxiliary
Non-commissioned  Officers  Association
Northside  Lions  Club
Odessa  Jaycees
Respite  Care  of  San  Antonio,  Inc.
Rio  Grande  Valley  OIC  Enterprises
Rio  Grande  Valley  Sports  Hall  of  Fame,  Inc.
South  Plains  Economic  Development
South  Plains  Volunteer
Substance  Abuse  Services
The  Heritage  of  Odessa  Foundation
White  Pool  House

                               [GRAPHIC  OMITED]




TO  OUR  STOCKHOLDERS


The past year has been a transitional period for American Bingo & Gaming, replete with the challenges of righting the course of our business strategy, and the excitement of targeting new growth opportunities. Following the first quarter of 1998, seasoned gaming veterans were hired to fill senior management positions, joined by several new independent board members. The new team immediately targeted a number of existing issues severely constraining Company profitability. Their corrective action, while painful, has opened the door to future growth for American Bingo & Gaming, and has already been affirmed by a number of 1998 achievements.

  -  record  revenues
  -  the  accretive  acquisition  of  seven  bingo  centers
  -  the  addition  of  over  ninety  video  gaming  machines  ("VGMs")
  -  profit-enhancing  restructuring  of  the  VGM  business
  -  realignments  of  various  operational  areas
  -  improved  infrastructure
  -  a  much  stronger  acquisition  capable  team

With a successful transition behind it, management looks to begin a new chapter of significant growth at the Company. Building on a base of almost $19 million in assets (20 bingo centers and over 800 VGMs), and a record $15 million in annual revenues, the Company is poised to aggressively pursue its acquisition strategy. New management added eight Texas bingo centers to the Company's portfolio in 1998, seven of which were accretive to earnings and the eighth to open in early 1999. Performance to date at the new centers bodes well for the Company's future:

  -  April's acquisition of one hall  contributed  $460,000  to  1998  revenues.
  - October's acquisition of six additional Texas halls contributed over $300,000 in revenues during the last two full months of 1998.
  -  December's acquisition of one hall will  begin  operations mid-April, 1999.

In November 1998, American Bingo & Gaming restructured its freestanding/bingo center VGM operations, essentially converting the various venues operating approximately 150 machines into route operations. As a result, the Company was able to reduce overhead costs and operational risks, while continuing to supply and retain ownership of VGMs, as well as control desirable locations through leasing and subleasing arrangements. In the fourth quarter of 1998, the Company's VGMs posted daily average revenues of approximately $73, compared to a statewide average of $63.

Looking forward, our immediate challenge in 1999 will be to ensure the future of video gaming in South Carolina. With a new governor in South Carolina, we must anticipate the possibility of tax and regulatory changes, many of which may positively impact the industry and the Company. Additionally, the Company will continue its drive toward further expansion. Management believes that it will be able to consummate deals that will rival the success of the 1998 acquisitions.

In summary, 1998 was a challenging but very successful year for American Bingo & Gaming. Management faced and followed through on a number of difficult decisions, but we have emerged stronger than ever, with a solid balance sheet, an efficient management structure and deep expertise, all of which will work to build value for the stockholders of American Bingo & Gaming.



Sincerely,



/s/  Andre M. Hilliou
---------------------

Andre M. Hilliou
President  and  Chief  Executive  Officer,
Chairman  of  the  Board

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                   FORM 10-KSB

   [x] Annual Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998
                                       or
   [ ] Transition Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Commission File Number 1-13530
                                                -------

                          AMERICAN BINGO & GAMING CORP.
                          -----------------------------
        (Exact Name of small business issuer as specified in its charter)

               Delaware                              74-2723809
               --------                              ----------
    (State or other jurisdiction                  (I.R.S. Employer
  of incorporation or organization)              Identification No.)


              1440 Charleston Highway, West Columbia, SC      29169
              -----------------------------------------------------
              (Address of principal executive offices)     (Zip Code)

         Issuer's telephone number, including area code: (803) 796-7875
                                                         --------------

       Securities registered under Section 12(b) of the Exchange Act: None
                                                                      ----

Securities  registered  under  Section  12(g)  of the Exchange Act: Common Stock
                                                                    ------------

Check  whether  the  issuer  (1)  has  filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the issuer was required to file such reports), and (2) has been subject to such filing requirements for the past 90
days.     YES  x   NO
              ---     ---

Check if disclosure of delinquent filers pursuant to Item 405 of Regulation S-B is not contained herein, and will not be contained, to the best of issuer's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.
                                YES     NO  x
                                    ---    ---

Issuer's revenues for its most recent fiscal year:                              $15,445,456
Aggregate market value of the issuer's common stock held by non-affiliates
based on the average bid and asked price as of March 5, 1999:                   $14,133,498
Number of shares of the issuer's common stock outstanding as of March 5, 1999:    9,945,590

Transitional  Small  Business Disclosure Format:                    Yes   No  x
                                                                       ---   ---

                       DOCUMENTS INCORPORATED BY REFERENCE

The issuer's Proxy Statement for its annual meeting of stockholders scheduled to be held on May 27, 1999, is incorporated by reference in this Form 10-KSB in
Part  III  Item  9,  Item  10,  Item  11  and  Item  12.

     THIS REPORT CONTAINS STATEMENTS THAT CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS REPORT AND INCLUDE ALL STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, ITS DIRECTORS OR ITS OFFICERS, WITH RESPECT TO, AMONG OTHER THINGS: (I) THE COMPANY'S FINANCING PLANS; (II) TRENDS AFFECTING THE COMPANY'S FINANCIAL CONDITION OR RESULTS OF OPERATIONS; (III) THE COMPANY'S GROWTH STRATEGY AND OPERATING STRATEGY; AND (IV) THE DECLARATION AND PAYMENT OF DIVIDENDS. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS DISCUSSED HEREIN AND THOSE FACTORS DISCUSSED IN DETAIL IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                     PART I

ITEM  1  -  DESCRIPTION  OF  BUSINESS
-------------------------------------

BUSINESS  DEVELOPMENT

     American Bingo & Gaming Corp. (the "Company") was formed in 1994 as a Delaware corporation to consummate the acquisition of charitable bingo centers and gaming operations. The Company subsequently completed its initial public offering in December of 1994, raising approximately $5.2 million through the sale of 1,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and 1,725,000 redeemable common stock purchase warrants. The Company used a majority of its net public offering proceeds for expansion in 1995.

     The Company substantially improved its capitalization in 1997 through two financing transactions. In August of 1997, the Company issued 2,000 shares of convertible preferred stock at $1,000 per share, raising $2 million in a private equity transaction. The convertible preferred stock outstanding was converted to common stock by December 1998. In November of 1997, the Company called all of its outstanding redeemable common stock purchase warrants and in December of 1997 redeemed 2.3 million warrants. Each warrant was exercisable into one common share at $5.00 per share, raising $11.5 million for the Company, or $11.1 million after associated financing costs. The Company used this capital to finance and grow its business.

     The Company has experienced substantial growth and significant changes in the four years since its initial public offering. The Company began 1995 with approximately $5 million in total assets and a $2 million annual revenue runrate, and today has grown to approximately $19 million in total assets and over $15 million in annual revenues. The Company began with six bingo centers and no gaming operations in 1994 and today has 20 operating bingo centers and over 800 video gaming machines ("VGMs"). The Company is planning to acquire additional machines to meet the demand for expansion and regulatory compliance requirements in 1999. The Company's growth accelerated dramatically in 1997 as the Company consummated three acquisitions of video gaming businesses in South Carolina in stock-for-stock transactions. These acquisitions accounted for $7.5 million, or 60%, of the Company's 1997 total revenues. The Company also added ten bingo centers in South Carolina during 1997, but closed five of these centers due to lack of profitability.

     During 1998, the Company acquired eight bingo centers in Texas in three unrelated purchase acquisitions. A Texas bingo hall acquisition was completed in April 1998 and contributed $460,000 in revenues during 1998. Six additional Texas halls were acquired in October 1998, which contributed $302,000 in revenues during the last two months of 1998. The third Texas bingo transaction, completed in late December 1998, is scheduled to begin operations near the end of the first quarter of 1999. This transaction was comprised of the purchase of a bingo operator's license and the assumption of an existing hall lease. In addition to the 1998 acquisitions the Company opened two additional bingo centers through internal development; one in South Carolina and one in Alabama. The hall in Alabama was subsequently closed. The Company was able to cancel the Alabama property lease, mitigating additional future costs associated with this bingo center. The Company also terminated operations at one South Carolina bingo center, and was able to sublease the property for the term of the remaining lease commitment. In addition, the Company negotiated a subleasing arrangement for the duration of the remaining lease term on a Texas bingo center that discontinued operations in 1997. This sublease arrangement sufficiently absorbs the costs associated with the remainder of this lease commitment.

     For the majority of 1998, the Company operated 750 VGMs in three operating venues; routes (600), freestanding locations (90) and bingo centers (60). In November 1998, the Company reduced overhead costs and operational risks by restructuring the operations of the freestanding VGM locations and certain VGMs located in bingo centers, essentially converting these operating venues into route operations. During November and December, the Company increased the number of operating VGMs to over 800, all in route operations.

     During 1998, the Company's Board of Directors experienced significant changes with five of the six current members of the Board having joined the Board in 1998. Additionally, in June 1998, the corporate office was relocated to West Columbia, South Carolina from Austin, Texas. Approximately 63% of the Company's revenues are derived in South Carolina. Management believes that the relocation of its corporate offices to South Carolina strengthened the Company and the support available to its operations. This relocation resulted in an almost completely new management team and support staff composition.

PRINCIPAL  SERVICES  AND  MARKETS

     Total U.S. gross wagering grew from $587 billion in 1996 to $639 billion in 1997. Gaming receipts comprised approximately 9.3% of the total U.S. personal income in 1997, as compared to 6% in 1996. Total gross wagering includes all revenues generated through parimutual, lottery, casino, bookmaking, charitable and Indian reservation wagering. Total net wagering equals the total gross wagering less player winnings. Within the casino segment of this market, total non-casino video gaming gross wagering was approximately $14.4 billion in 1996 and $16.1 billion in 1997. Video gaming is currently legal in various forms in 11 states in the U.S. (Colorado, Louisiana, Michigan, Montana, Nevada, New Jersey, Oregon, Rhode Island, South Carolina, South Dakota, and West Virginia). All of the Company's video gaming revenues are currently earned in South Carolina, which has approximately 34,000 VGMs in operation today, a 13% increase in machines over 1997, with total gross wagering of over $2 billion annually and a net wagering of approximately $678 million annually.

     The Company's business is primarily focused in the non-casino video gaming and charitable bingo niches of the U.S. market. Net wagering from non-casino video gaming was $1.4 billion in the U.S. in 1996, increasing to $1.7 billion (a 17% increase) in 1997. Video gaming revenues comprised approximately 63% of the Company's total revenues in 1998, with bingo related revenues providing about 37%, as compared to the ratios for 1997 of 72% and 27%, respectively. Management intends to continue the migration to a more evenly balanced revenue mix and to spread its risk by expanding its business into other markets in the future.

Video  gaming  operations
-------------------------

     The Company's video gaming operations in South Carolina have traditionally been divided into three operating venues, bingo centers, routes and freestanding locations. In 1998 the Company restructured the operation of its freestanding locations and certain of its bingo center operations and essentially converted these operations into route operations. The Company's video gaming operations have grown rapidly with 30 VGMs in operation at the beginning of 1997, and 714 VGMs in operation at the end of 1997. The total number of VGMs remained at this level through October of 1998 and was increased to 800 VGMs in operation by the end of 1998.

     The Company had over 430 VGMs in route operations in 12 counties in South Carolina prior to restructuring the operation of its freestanding locations in November 1998, and increasing to 800 VGMs in route operations at the end of 1998. In the route business, the Company places VGMs in convenience stores, grocery stores, restaurants, nightclubs, sports bars, laundromats, bowling alleys and other high customer volume locations. The Company and the location owner/operator typically split the net VGM profits, often on a 50/50 basis. During 1997, the Company's route operation was the second most profitable operating segment. In 1998, the Company's route operation was the most profitable.

     The Company also had over 230 VGMs in freestanding locations, primarily in Columbia, Charleston and North Augusta, South Carolina, prior to restructuring the operation of its freestanding locations and certain bingo center operations in November 1998. These machines were operated as route machines in the later part of 1998. These locations are often located in strip malls or other high-traffic areas. This video gaming venue typically offers the best facilities and highest level of customer service to video gaming customers and more closely resembles a casino-style environment for its regional area. These locations also have the highest direct operating costs of the three video gaming operating venues due to higher rent and personnel costs, customer service and site improvements.

     The Company operated approximately 90 VGMs in bingo centers, primarily in Charleston and Columbia, South Carolina, prior to restructuring the operation of its freestanding locations and certain bingo center operations in November 1998. Today, these machines are part of the route operations. There is normally strong financial benefit derived from operating VGMs in bingo centers as these sites were typically drawing attendance of 300-500 players per night, many of whom also enjoy video gaming. There normally are personnel and overhead cost economies with bingo center VGM operations compared to the freestanding locations. In 1997 and for part of 1998, this operating venue was the most profitable for the Company.

     During the second and third quarters of 1998, the Company reviewed its three video gaming operating venues and the resulting contributions to the profit margin. Numerous factors were considered in this analysis including:

-     the  rising  cost  of  labor  and  overhead in the freestanding locations;
-     restricted  hours  of  operation  in  the  bingo  centers;
-     growth  potential  in  each  of  the  venues;  and
-     direct  operating  costs  for  the  locations.

     As a direct result of this review, the Company reduced overhead costs and operational risks by restructuring the operations of the freestanding locations and certain of the bingo center operations, essentially converting these operating venues into route operations in November 1998. The Company increased profits and streamlined operations while continuing to provide the VGMs, maintain control of the most desirable locations through subleasing and lease arrangements and maintain ownership of the VGMs.

Bingo  operations
-----------------

     Bingo is derived from an Italian game created in 1530. Bingo was introduced in the U.S at an Atlanta carnival in 1929. At that time, bingo was played with cards covered with beans and called "beano," which later changed to bingo. Bingo changed to paper cards and colorful daubers in the 1980s as a way to allow players to play more cards at a time. In the 1990s bingo started to evolve again with the advent of electronic "card-minders," which allow players to play up to 600 bingo cards simultaneously. Electronic card-minders allow a player to use a keyboard, touch-screen or light pen to mark numbers on a video monitor or on a hand-held portable unit. The Company began introducing card-minders into its bingo centers in 1996, which have generally been successful. Management believes that card-minders are easier to play, allow more bingo to be played, reduce paper costs, appeal to younger players, and increase the average spend per player. Management has continued to introduce this technology in its Texas and Alabama operations and is exploring being among the first to do so in South Carolina.

     The Company's bingo operations are located in South Carolina, Alabama and Texas. In South Carolina, total charitable bingo gross revenues for 1996 were $79 million, declining to $69 million in 1997. Management attributes this decline to two factors; a change in the charitable bingo laws in October of 1997, and the introduction of Indian-operated bingo in South Carolina in the third quarter of 1997. Texas (with $485 million in 1996 and $492 million in 1997 charitable bingo gross revenues) is the largest charitable bingo dollar producing state in the U.S., but is generally less profitable for commercial lessors than other states due to more restrictive lessor rent limits. In 1997, an overall U.S. average of 74.3% of total bingo receipts were paid back to the players in the form of prizes, with 13.6% of total receipts paid for expenses and 3.2% for taxes, leaving 8.9% of total receipts for the charities. The Company's rental payments are a portion of the 13.6% charities pay for expenses, with labor and supply costs also comprising a significant portion of charity expenses. From its rental collections, the Company, in turn, covers the costs of its bingo property rents, property management, utilities, supplies, insurance, repairs and maintenance, security, licenses, taxes and other overhead costs to earn a profit. By virtue of their fixed cost structure (guaranteed prize payouts, fixed rent, labor and overhead, etc.), bingo centers have substantial direct operating costs. Thus, even small changes in attendance can significantly affect a bingo center's profitability for the Company and the charities. When a bingo center does not draw the necessary attendance to cover its fixed costs, the Company will likely not be able to collect any rent, and ultimately the center may be shut down. This dynamic has caused the Company to close several centers in the past.

     Total charitable bingo industry receipts were $4.0 billion in the U.S. in 1996 and $3.9 billion in 1997. It is estimated that charitable bingo represents 5% of the total consumer spending of gaming dollars. North American charitable bingo receipts have been primarily flat since 1993 based on the proliferation of competing Indian games, casinos, lotteries and other forms of gaming. In 1995, there were 64,000 charitable bingo centers in North America with over 60,000 organizations licensed to operate bingo. In 1997, there were over 70,000 charitable bingo centers with over 65,000 licensed organizations. Bingo players are traditionally members of the older population that have more disposable income and time. According to International Gaming and Wagering Business magazine August 1998 edition, "Baby Boomers are now entering bingo's 50+ core demographic; if charitable bingo halls simply maintain their existing penetration of this age group, the number of players will rise over the next decade".

     As a charitable bingo commercial lessor, the Company provides investment capital, facility set up, maintenance and management support for charities that utilize bingo for fundraising. The Company derives bingo revenues from rental, paper sales and entrance fee payments received from participating charities that conduct bingo sessions at the Company's centers. Additional revenues are also derived from bingo center vending and concession operations, pull-tab sales, dauber sales and other miscellaneous revenues.

     Charities operate bingo centers and ultimately determine their financial and operational success. The Company, by virtue of its substantial initial and ongoing investment in bingo centers, operates in an advisory role regarding bingo center operations. Both the Company and the charity have a mutual interest in the success of a bingo center and positive lessor-charity relations are critical to a bingo center's success. The Company helps its participating charities develop and market bingo programs, hire employees, review results and maintain financial controls. When a bingo center is financially successful, there is very low charity turnover. Marginal or unprofitable bingo centers generally have higher charity turnover. The Company maintains short-term leases with its charities in order to ensure continual charity interest in the success of a center.

     The Company presently has twenty operating bingo centers with 70 charities operating within these bingo centers, and the Company is currently looking for opportunities to acquire additional centers. There can be no assurance, however, that the Company will be able to acquire additional centers. The Company today has seven centers in South Carolina, three in Alabama and ten in Texas. The Company closed five start-up bingo centers during 1997 and two in 1998 due to lack of profitability. The Company intends to grow its bingo operations through acquisitions of operating bingo centers. Acquisitions typically cost more than start-ups, but have less risk due to greater predictability of financial results and no dilution of existing bingo markets.

COMPETITION

     Since non-casino video gaming operations and charitable bingo centers are typically low capital operations, there is not a significant financial barrier to entry in these markets on a small scale; however, only well-capitalized entrants can compete in these industries on a large-scale level. Also, rigorous regulatory requirements, legal complexities and perpetual political pressures serve to reduce the entry of many would-be competitors in these markets.

     Bingo serves as a fun, social gathering for most players, and, as a result, they tend to be loyal to their chosen center. Within the charitable bingo industry, the Company competes with many other bingo centers in South Carolina, Alabama and Texas. Since bingo prize payouts are often legally limited and consistent among competing bingo centers, competition is normally focused on a center's location, parking, amenities, and customer service. The Company operates its bingo centers within the parameters of applicable laws and regulations. The Company thus seeks to provide the most desirable bingo centers in its respective markets in order to generate and build long-term player loyalty. Additional competition within the bingo market also comes from bingo centers directly owned and run by charities. In general, however, such centers have not been able to compete with commercial centers due to generally lower bingo prize payouts, smaller and less desirable facilities and amenities, and fewer bingo sessions. During the last half of 1998, the Company experienced significant direct competition at certain South Carolina locations, and average attendance at each session declined as a result. The Company believes that appropriate marketing and operating strategies can generally reverse this short-term trend. Indian bingo is also a growing segment within the bingo industry that has significant competitive advantages, including fewer regulatory restrictions and lower taxes.

     Within the gaming industry, the Company competes with many other operators in South Carolina. Today, with 800 VGMs in operation, the Company has approximately 2% of the total operating VGMs in South Carolina. The Company has been ranked as one of the top 10 VGM operators in South Carolina. The Company operates in the bingo center, route, and freestanding location venues of the South Carolina gaming market and competes with many other private operators in these markets. The major competitors in the Company's geographical locations are Collins Entertainment, Tim's Amusements, McDonald's Amusements and American Amusements. Although most VGMs are virtually the same, the Company believes that its capitalization, desirable locations and experienced management team give it a competitive advantage over many other operators within these market segments. In 1997, the South Carolina daily average machine gross revenue was $63. The Company's machines averaged $73 in the fourth quarter of 1998. Legalization of VGMs in near-by states could materially affect the Company's operations in South Carolina.

     Additional competition for gaming dollars comes from other sectors of the gaming industry such as casinos, riverboats, lotteries, card rooms, jai alai and pari-mutuel wagering. The Company is aware of this competition and locates its bingo and gaming centers in areas believed to have a higher insulation level from this type of competition. The Company also recognizes additional potential competition from internet gaming.

     The Company believes that bingo and video gaming patrons represent unique value-oriented customers for whom a few hours of video gaming or bingo entertainment can cost much less than other forms of gaming entertainment. In fact, an evening of bingo entertainment typically costs only $10 - $50 and provides payouts that rival the average slot machine. In addition, most other forms of gaming do not provide the high degree of social interaction value traditionally associated with bingo.

GOVERNMENT  AND  OTHER  REGULATIONS

     The $639 billion U.S. gaming industry is highly regulated and monitored and the Company's operations are no exception. The Company is committed to being compliant with all regulatory requirements and laws that govern the operation of its business.

     Charitable bingo regulations vary from state to state and control the level of prize payouts, entrance fees and payments made to commercial landlords and promoters. Licensing requirements and costs also vary from state to local levels. The Company's bingo operations are currently regulated in; South Carolina by the Department of Revenue, in Texas by the Texas Lottery Commission, and in Alabama at the county level. To conduct charitable bingo, the state and/or local regulating authorities must license the charitable lessor and its associated charities, who are responsible for the direct operation of bingo centers, employment and payment of personnel, and maintenance of financial accounts and records. Regulations generally prohibit management control by the lessor, which removes the Company from staffing obligations and expenses. In addition, most states require that participating charities be responsible for all marketing activities and expenses. Most states also limit the amount of rent that a lessor can charge a charity for use of a bingo center and equipment. Most states also limit the number of bingo sessions that may be conducted in a week, as well as the prize money that can be paid out per session.

     In 1997, about 74.3% of total U.S. bingo center receipts were paid to the players as prizes, with 13.6% going to expenses such as rent, labor and supplies, 3.2% going for taxes and charities netting about 8.9%. The Company earns its return from the rental portion of the 13.6% of expenses. Significant changes in the South Carolina charitable bingo laws in October 1997 affected the results of operations in 1998 resulting in decreased revenues in 1998. These changes require the charity to pay a direct tax of 16.5% of the total program value, thereby reducing the amount of the charity proceeds available for payment to their commercial lessors and promoters.

     In video gaming, the rules and regulations under which the Company operates change frequently and require the Company to monitor continually the legislative processes that affect these regulations. The Company expends considerable time and financial resources managing its various regulatory compliance activities, and expects the gaming industry to continue to be highly regulated. In fact, President Clinton has formed the "National Gambling Impact Study Commission" to measure the social and economic impacts of consumer spending on gambling, with a report due in 1999. Management believes that this report may recommend increased regulation and taxation for the gaming industry, perhaps on a national level.

     Presently, in South Carolina, a video gaming operator must buy a machine license from the state for each VGM. Each VGM license currently costs $4,000 for a two-year period, which would currently total over $3.2 million every two years for the Company's 800 VGMs in South Carolina. There are currently no additional taxes on VGMs in South Carolina, although it is likely that variable taxes may be implemented in the future to replace or modify the current licensing structure. There are also very specific regulations regarding the operation of the VGMs in South Carolina, including, among others:

-     Only  state-authorized  machines  can  be  operated;
-     Machines  cannot  operate  on  Sundays;
- Machines cannot pay out net prizes of more than $125 per player per day in winnings;
-     There  cannot  be  more  than  five  machines  per  gameroom;
-     Each  gameroom  must  have  its  own  cashier/attendant;
-     Each  gameroom  must  have  a  separate  utility meter, firewall and exit.

     These regulations, while burdensome, do serve to protect the South Carolina gaming market from larger, national casino operators. Certain of these limitations are currently being considered for revision or elimination by the South Carolina legislature and thus these regulations may be changed significantly in the near future. It is expected that additional regulations will be placed on the operation of VGMs in South Carolina in the future. With the election of a new governor in South Carolina in November 1998, new regulations could include background checks for operators, online connection for reporting of the VGMs to the State Department of Revenue, and a new revenue tax and/or licensing structure.

     The Company is currently preparing to comply with the South Carolina regulatory requirements for online reporting for each VGM. Connection to this reporting system is forecasted for the third quarter of 1999. Specifications for the equipment necessary for this reporting include both hardware and software purchases during 1999. The Company has identified all equipment that would require software upgrades and replacement. The Company has allocated approximately $1.9 million of its 1999 capital budget to include these procurements; $700,000 in VGM purchases, $600,000 for software upgrades and $400,000 for peripheral on-line connection equipment.

     The recent election of a new governor in South Carolina and the recent decision by the South Carolina Supreme Court that video gaming machines do not violate the South Carolina Constitution are significant events. These events increase the likelihood that South Carolina's current regulatory system and licensing requirements will be substantially altered in the near future. However, at this time management cannot predict the changes which may be imposed or the impact that such changes may have on the Company's operations and profitability.

EMPLOYEES

     As of March 1, 1999, the Company had 41 full-time equivalent employees. The Company, under state bingo laws, has no employees involved in the actual operation of the charitable bingo centers, as the charities are responsible for hiring the employees to operate the bingo centers. No employee of the Company is represented by a labor union or is subject to a collective bargaining agreement.

     Note: the Company has relied on the following sources for industry information used in this report: International Gaming & Wagering Business (August 1997 & 1998); National Association of Fundraising Ticket Managers (1997, 1996 and 1995 Charity Gaming in North America Reports).

ITEM  2  -  DESCRIPTION  OF  PROPERTY
-------------------------------------

     The Company's principal executive offices are located at 1440 Charleston Highway, West Columbia, South Carolina, 29169. The Company leases space for the majority of its bingo operations in Texas, Alabama and South Carolina and in turn subleases its bingo centers to various charities. The Company is responsible for real estate taxes, insurance, common area maintenance and repair expenses on certain of its leases. The Company owns three of its bingo centers and its corporate headquarters in South Carolina. The Company believes that the condition of its leased and owned properties is good. No single property, leased or owned, amounts to 10% or more of the Company's total assets.

The following table summarizes the Company's leased properties as of March 1, 1999.

    State         City       Location Purpose  Location Name             Status
------------  -------------  ----------------  --------------  ---------------------------
Alabama       Mobile         Bingo Hall        Bingo Haven     Operating
              Mobile         Bingo Hall        Chickasaw       Operating
              Montgomery     Bingo Hall        Charity Bingo   Operating
South         Charleston     Bingo Hall        Beacon I        Operating
Carolina
              Charleston     Bingo Hall        Lucky I         Operating
              Charleston     Bingo Hall        Lucky II        Operating
              Charleston     Bingo Hall        Shipwatch       Operating
              Charleston     Bingo Hall        Ponderosa       Operating
              Charleston     Bingo Hall        Beacon II       Closed - lease expires 4/00
              Charleston     Bingo Hall        Lazy B/OB       Closed/Subleased- lease
                                                               expires 4/99
              Columbia       Bingo Hall        Garners Ferry   Closed   lease expires 7/99
                                               Road
              Darlington     Video Gaming      DMC             Operating
              North Augusta  Bingo Hall        RedWing         Closed  Subleased to video
                                                               gaming route operation
              North Augusta  Video Gaming      Double 7's      Subleased - part of route
                                                               operations
              North Augusta  Video Gaming      Golden Palace   Subleased  part of route
                                                               operations
              North Augusta  Video Gaming      Lucky 4         Subleased  part of route
                                                               operations
Texas         Abilene        Bingo Hall        Ambler          Operating
              Abilene        Bingo Hall        West Texas      Opens 3/99
              Amarillo       Bingo Hall        Lavaca          Operating
              Amarillo       Bingo Hall        Samaritan       Operating
              Austin         Bingo Hall        Fortune         Closed - lease expires 8/99
              Austin         Bingo Hall        Paradise        Operating
              Brownsville    Bingo Hall        Americana IV    Closed/Subleased
              Lubbock        Bingo Hall        Lucky           Operating
              Lubbock        Bingo Hall        Meeks           Operating
              Lubbock        Bingo Hall        Parkway         Operating
              McAllen        Bingo Hall        Americana I     Operating
              Odessa         Bingo Hall        Strike It Rich  Operating
              San Antonio    Bingo Hall        Blanco          Operating

ITEM  3  -  LEGAL  PROCEEDINGS
------------------------------

     In July of 1995 the Company bought three Florida bingo centers from Phillip Furtney and two corporations related to Mr. Furtney (which corporations and Mr. Furtney are referred to collectively for purposes of this discussion as Furtney). On June 12, 1997, Furtney filed a lawsuit against the Company in the Circuit Court in Florida, alleging breach of contract on these purchases. Furtney alleged that the Company defaulted on its original purchase note and stock obligations under the purchase agreements. Furtney seeks to recover damages in the amount of $900,000 related to these allegations. On July 12, 1997, the Company answered this lawsuit and filed a counterclaim against Furtney alleging, among other things, fraud, negligent misrepresentation, breach of express warranties, contractual indemnity and tortious interference with contractual rights. The Company believes that it was materially defrauded in its purchase of these three Florida bingo centers from Furtney in that Furtney made no disclosure to the Company of an ongoing criminal investigation of the operation of these bingo centers by the Florida State Attorney General's Office, and that Furtney was fully aware of this investigation. The state of Florida temporarily closed these three bingo centers, as well as several other centers formerly owned by Mr. Furtney, in November 1995. The Company re-sold these three bingo centers in December of 1995. In January of 1997, the Company and the State of Florida settled all matters regarding the Company's previous ownership and operation of these bingo centers. The Company believes that Furtney's lawsuit against the Company is completely without merit and that the Company will prevail in its counterclaim against him. There can be no assurance of this result, however, and a decision against the Company could have a material adverse effect on the financial position and operations of the Company.

     In 1997 one of the Company's subsidiaries was named a defendant (among many other video gaming operators) in a legal action in the Federal U.S. District
Court in Columbia, South Carolina filed by video poker players. This action alleges various wrongful acts by the defendants, including allegations that certain of the defendants' video gaming operations in South Carolina: i) comprise a lottery, which violates the state constitution; ii) violate the state's daily net video gaming machine payout limit of $125 per player; iii) violate the state's single premise rule which only allows up to five video gaming machines per premise; and iv) violate the state's prohibition against beer and wine permit holders allowing gambling or games of chance. The plaintiffs in this action are attempting to have this action certified as a class action lawsuit. The plaintiffs seek to recover the money lost from playing video poker and to restrict or otherwise limit in various respects the manner in which video gaming operations are conducted in South Carolina. The District Judge certified questions for an advisory opinion of the South Carolina Supreme Court regarding whether video gaming constitutes an illegal lottery in South Carolina. The Supreme Court issued an opinion in November 1998 stating that video gaming does not constitute an illegal lottery. Other issues in this case are still pending in the District Court. The Company believes that this action is completely without merit and will defend itself vigorously. If this case were to be decided against the Company, it would likely have a material adverse effect on the financial position and operations of the Company.

     In 1997, the South Carolina Department of Revenue and the South Carolina Law Enforcement Division brought a declaratory judgment action against various organizations whose members have beer and wine permits and also offer video poker for play. The suit was also brought against certain businesses in the video poker industry. Neither the Company nor any subsidiary is a named defendant in this case. The plaintiffs have styled the case as a class action and have requested that the court declare that the South Carolina Code prohibits beer and wine from being sold at establishments that provide video poker machines for play. At issue in the case is whether a specific South Carolina statute (S.C. Code Section 61-4-580(3)) prohibits a beer and wine permit holder from also offering video poker for play. The plaintiffs have filed a motion that the case be certified as a class action and have filed a motion for summary judgment. The defendants are vigorously defending the case. If this case were to be decided in favor of the Department of Revenue, it would likely have a material adverse effect on the financial position and operations of the Company.

     Additionally, on June 30, 1998, the South Carolina Department of Revenue announced that as of August 1, 1998, it would no longer allow beer and wine permits at any location that also offers video poker, based on its interpretation of the South Carolina statute noted above. However, in two separate state court cases, two state Circuit Court judges have entered injunctions prohibiting the Department of Revenue from enforcing its interpretation of the South Carolina statute at issue at the current time. At the current time, the Department of Revenue is issuing beer and wine permits for locations which also offer video poker. If this issue were to be decided in favor of the Department of Revenue, it would likely have a material adverse effect on the financial position and operations of the Company.

     On September 9, 1998, the Company filed a lawsuit in the Court of Common Pleas for the Fifth Judicial Circuit in Columbia, South Carolina, against two former directors, Greg Wilson and Robert Hersch, Investors Associates, Inc., which previously served as the Company's underwriter, and two former employees, Roy Stevens and Paul Hermelink. On February 26, 1999, the Company and Greg Wilson entered into a settlement with respect to this lawsuit and other issues and thus Greg Wilson has since been dismissed with prejudice from this lawsuit. The lawsuit seeks to recover both actual and punitive damages, as well as the return of profits wrongfully obtained and the return of assets, including common stock of the Company, wrongfully acquired, pursuant to various causes of action. On September 30, 1998, Greg Wilson and various family members filed suit against the Company in the Court of Chancery for the State of Delaware, which lawsuit was also dismissed with prejudice in connection with the settlement with Greg Wilson and various family members discussed above.

     On December 17, 1998, Roy Stevens, a former employee and current shareholder of the Company, filed a lawsuit against the Company, certain of its subsidiaries, and certain officers, directors and employees of the Company in the Court of Common Pleas for the Eleventh Judicial Circuit in Lexington, South Carolina. The lawsuit alleges that the defendants breached fiduciary duties, breached contracts, maliciously prosecuted the plaintiff, and engaged in various fraudulent and illegal acts. The plaintiff seeks to recover actual and punitive damages of an unspecified amount, seeks the reassignment of a lease agreement which secures a promissory note issued by the Company to the plaintiff, and seeks to have a receiver appointed to take control of the Company during the pendency of this lawsuit. The Company believes that this lawsuit is completely without merit and will defend itself vigorously. This lawsuit is in the early stages and discovery has not yet commenced. If this case were to be decided against the Company it would likely have a material adverse effect on the financial position and operations of the Company.

     The South Carolina legislature and the Governor of South Carolina are currently considering legislation that could significantly overhaul the regulatory framework for video poker in South Carolina and impose significantly higher taxes. Although it is anticipated that some legislation will be adopted in 1999, the details of such legislation and the impact of such legislation is not known at the current time. However, any such legislation, if adopted, could have a material adverse effect on the financial position and operations of the Company.

ITEM  4  -  SUBMISSION  OF  MATTERS  TO  A  VOTE  OF  SECURITY  HOLDERS
-----------------------------------------------------------------------

     There were no matters submitted to a vote of the stockholders of the Company during the fourth quarter of 1998.


                                     PART II

ITEM  5  -  MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS
---------------------------------------------------------------------------

MARKET  INFORMATION

     The Company's Common Stock is traded on the NASDAQ SmallCap Market System under the symbol "BNGO". The following table shows the range of reported high and low closing bid prices for the Company's Common Stock for the periods indicated as reported on the NASDAQ Summary of Activity monthly reports.

Fiscal 1998:     High     Low      Fiscal 1997:    High     Low
--------------  ------  --------  --------------  -------  ------
First Quarter   $6 5/8  $  3 1/8  First Quarter   $2 5/16  $1 1/4
Second Quarter  $    4  $2 11/16  Second Quarter  $4 7/16  $1 1/2
Third Quarter   $3 1/8  $  1 3/4  Third Quarter   $ 7 7/8  $    4
Fourth Quarter  $    3  $ 1 5/16  Fourth Quarter  $10 1/2  $    5

SECURITY  HOLDERS

     As of March 5, 1999, the approximate number of record holders of the Company's Common Stock was 129 and the approximate number of beneficial shareholders was 2,679.

DIVIDENDS

     The Company has never paid, and currently has no intention to pay, any dividends on its Common Stock. The Company paid a 7% annual dividend on a quarterly basis on its convertible preferred stock, which was fully converted to Common Stock by December 1998.

RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On March 25, 1998, the Company issued 29,630 unregistered shares of Common Stock to Hal D. Ryan as partial consideration for the acquisition by the Company of Ambler Bingo, Inc., which operates a bingo facility in Abilene, Texas. On October 30, 1998, the Company issued 128,000 unregistered shares of Common Stock to Gary Mike Ehler as partial consideration for the acquisition by the Company of six corporations which operate six bingo halls, with three of the bingo halls located in Lubbock, Texas, two located in Amarillo, Texas, and one located in Odessa, Texas. In addition, during 1998 the Company issued a total of 2,381 unregistered shares of Common Stock to four employees of the Company pursuant to the Company's Employee Stock Purchase Plan, which stock was issued at a price of $2.55 per share. Each of the issuances of stock identified above was considered by the Company to be exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) as a transaction by an issuer not involving any public offering.

ITEM 6 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
--------------------------------------------------------------------------------
OF  OPERATIONS
--------------

OVERVIEW

     American Bingo & Gaming Corp. was incorporated in 1994 to pursue bingo and gaming business opportunities. The Company believes that the North American non-casino video gaming and charitable bingo markets are highly fragmented, are overlooked by larger gaming companies, and are therefore attractive for consolidation. In fact, the Company is the largest public company consolidating the charitable bingo center industry in the U.S. The Company's strategy is to continue to rapidly grow its gaming and bingo operations through acquisitions, developments and internal growth.

     The Company's financial results from its gaming and bingo operations are determined by a number of factors:

-     attendance  and  customer  spending  at  the  Company's  facilities;
-     number  of  facilities  in  operation  and  idle  properties;
-     payout  percentage  paid  by  the  Company's  VGMs;
- lessor rents and allowable number of sessions conducted at the bingo centers;
-     operating  costs  and  overhead  costs;
-     competitor  locations;
-     market  conditions;  and
-     government  rules  and  regulations.

     The Company's freestanding video gaming operations have substantial personnel and operating costs and the Company's bingo centers have substantial rental costs. As a result of these high fixed costs, the financial results of these two business segments are particularly leveraged by customer attendance and spending. The Company's financial results are also subject to seasonal factors, with cooler months generally better than warmer months. These factors are a key element behind management's desire to continue to grow revenues and diversify operations through expansion and venue diversification.

     The Company's South Carolina video gaming route operations continue to be the major contributor to revenues. Texas and Alabama bingo expansions and existing operations also have improved profitability, which was offset by South Carolina bingo losses. The Company will continue to look for improvement in profitability through diversification of revenues and continued expansion both internal and external.

     During the second and third quarters of 1998, the Company reviewed its three business video gaming venues and the resulting contributions to the profit margin. As a result of this review, the Company reduced overhead costs and operational risks by restructuring the operations of the freestanding and bingo center locations, essentially converting these operating venues into route operations in November 1998. By doing this, the Company intends to increase profits and streamline operations while continuing to maintain control of the most desirable locations through subleasing and lease arrangements and maintain ownership of the VGMs. This reorganization also allowed the new management team and Board of Directors to focus on other improvements within the Company, and manage its growth.

     The Company expects 1999 to be a more profitable year in terms of its gaming and bingo segments. The Company's 1999 results of operations and its financial condition could be negatively affected if video gaming were abolished or adversely modified in South Carolina.

RESULTS  OF  OPERATIONS

COMPARISON OF FISCAL 1998 TO FISCAL 1997 (Note: Fiscal 1997 results have been restated to incorporate the historical financial operations of Gold Strike, Lucky 4 and Darlington Music Company 1997 pooled acquisitions.)

     The Company reported a net loss of $2.6 million for the year ended December 31, 1998 as compared to net income in 1997 of $1.7 million. The loss in 1998 was primarily attributable to changes in the South Carolina bingo market and the related cost of several idle properties on which the Company was paying rent but generating no value, write off of uncollectible accounts receivable and unusual corporate office relocation and other expenses.

     The Company expects overall earnings from operations to increase in 1999 as a result of the reorganization of the video gaming segment, expansion of the bingo segment in Texas and a reduction in future lease obligations primarily in South Carolina for closed or marginal bingo locations.

Revenues
--------

     During 1998, the Company acquired eight bingo centers in Texas in three unrelated purchase acquisitions. The Ambler Bingo Hall acquisition was completed in March 1998 and contributed $460,000 in revenues during 1998. Six additional halls were acquired in October 1998 as a single transaction, which contributed $302,000 in revenues during 1998.

     Total revenues increased by 26% to $15.4 million in fiscal 1998 from $12.2 million in fiscal 1997. Approximately $10 million, or 63%, of 1998 revenues were generated by the Company's South Carolina video gaming operations, versus $8.9 million, or 72%, in 1997. Approximately $4.9 million, or 31%, of 1998 revenues were comprised of charitable bingo rental receipts, paper sales and promoter fees, as compared to $2.9 million, or 24%, in 1997. The balance of revenues for each year was comprised of, supplies, vending, concessions and other miscellaneous sales. During 1998, approximately 33% of the Company's bingo related revenues were generated in South Carolina, 31% in Alabama and 36% in Texas, compared to 43%, 35% and 22%, respectively, in 1997.

     1998 revenues derived from South Carolina bingo operations decreased over 1997 as a direct result of changes in the bingo laws in October of 1997 and increased competition. During the second half of 1998, the Company experienced significant direct competition at certain South Carolina locations with attendance declining an average of twenty people per session, or 6%. The Company believes that appropriate marketing and operating strategies can reverse this trend. Significant tax changes in the South Carolina charitable bingo laws in 1997 also affected the results of operations in 1998. These changes require the charity bingo's to pay a direct tax of 16.5% of the total program value. The combination of these events reduces the amount of the charity proceeds available for payment to commercial lessors and promoters.

Costs  and  expenses
--------------------

     Total costs and expenses were $17.8 million in fiscal 1998 as compared to $11.0 million in fiscal 1997, an increase of 62%. This increase includes $4.0 million of write-offs and other unusual charges, or 23% of total costs and expenses. These write-offs and unusual charges relate to asset write-downs principally on non-performing bingo properties, future operating lease obligations on idle or unprofitable bingo centers, corporate office relocation, staff recruiting, legal and other unusual charges. Direct salaries and other compensation totaled $2.2 million in 1998 versus $2.0 million in 1997, consisting primarily of the Company's labor-intensive freestanding video gaming business in South Carolina during the first ten months of 1998. Rent and utilities totaled $2.4 million in 1998 versus $1.9 million in 1997, an increase of 27%, which resulted from the increase in the number of bingo and gaming centers under lease. Direct operating costs totaled $2.4 million in 1998 versus $1.6 million in 1997. Direct operating costs increased approximately $800,000 to 15% of total revenues in 1998 compared to 13% of total revenues in 1997. The Company's video gaming licenses increased approximately $500,000 and the Company had $2.5 million in fixed asset acquisition (mainly gaming machines) and improvements in 1998 which increased license expense and depreciation costs to $1.4 million and $2.1 million, respectively, compared to $900,000 million and $1.1 million, respectively, in 1997. General and administrative expenses totaled $4.8 million in 1998 versus $3.6 million in 1997. This increase in costs includes approximately $1.1 million pertaining to write-offs and other unusual charges as discussed below. The actual increase in general and administrative costs before write-offs and other unusual charges was approximately $124,000, or 3%, over 1997. The Company plans to continue reducing operating and administrative expenses relative to revenues in 1999 in order to improve profitability from its operations.

     The Company recorded $15,000 of net interest and other income in fiscal 1998 versus $257,000 in 1997. This is the result of the liquidation of investments considered susceptible to increased market risk, and from increased interest costs from the Company's use of a margin line of credit during 1998, offset partially by increased interest income.

     The Company's income tax expense for 1998 was $263,000 versus $204,000 in 1997. Taxes for 1998 consisted largely of state tax obligations, primarily in South Carolina and additional federal income taxes related to a prior acquisition. Income taxes, in 1997, were primarily federal and state income taxes paid by Darlington Music Company prior to acquisition by the Company, in addition to state income taxes related to the Company's other subsidiaries.

     As a result of management's operational and asset reviews during 1998, the Company recorded approximately $4 million of asset write-downs and other charges as follows:

     Asset  write-offs  recorded  in  1998  consist  of  the  following:

Write-offs related to idle or unprofitable bingo centers:
     Leasehold improvements                                $  660,000
     Goodwill                                                 436,000
     Future operating lease obligations                       555,000
Discontinued "8-Liner" gaming machines                        204,000
                                                           ----------
          Total asset write-offs                            1,855,000
                                                           ----------

Other  significant  unusual  charges  recorded  in  1998  include the following:

Uncollectible bingo advances, deposits and receivables              1,054,000
Allowance for doubtful bingo accounts receivable                      110,000
Uncollectible gaming advances, deposits and receivables                87,000
Expense recognition for company stock warrants issued in
     February 1998 for consulting and investment banking services     221,000
Previously capitalized legal, financial relations costs,
     and realized, unrecognized investment losses                     340,000
Travel, recruiting and personnel costs due to relocations             370,000
                                                                   ----------
          Total unusual charges                                     2,182,000
                                                                   ----------

                               Total write-offs and charges        $4,037,000
                                                                   ==========

     The Company recorded write-offs for impairment of goodwill and leasehold improvements of $1.1 million, write-offs of future operating lease obligations related to idle or unprofitable bingo centers of $555,000 ($273,000 of this amount is for 1998 lease obligations and $282,000 for post l998 lease obligations) and write-offs and provisions for doubtful accounts of $1.2 million. The asset write-offs increased general and administrative expenses by $204,000. The unusual charges increased general and administrative expenses by $931,000.

COMPARISON OF FISCAL 1997 TO FISCAL 1996 (Note: Fiscal 1997 and 1996 results have been restated to incorporate the historical financial operations of Gold Strike, Lucky 4 and Darlington Music Company from 1997 pooled acquisitions).

Revenues
--------

     Total revenues increased by 58% to $12.2 million in fiscal 1997 from $7.7 million in fiscal 1996. Approximately $8.9 million, or 72%, of 1997 revenues was generated by the Company's South Carolina video gaming operations, versus
$5.0 million, or 65%, in 1996. Approximately $2.9 million, or 24%, of 1997 revenues was comprised of charitable bingo rental payments, paper sales and promoter fees, as compared to $2.5 million, or 32%, in 1996. The balance of revenues for each year was comprised of paper, supplies, vending, concessions and other sales.

Costs  and  Expenses
--------------------

     Total costs and expenses were $11.0 million in fiscal 1997 as compared to $7.3 million in fiscal 1996, an increase of 50%, which was less than the Company's 58% revenue growth in 1997. Salaries and other compensation totaled $2.0 million in 1997 versus $900,000 in 1996, up largely due to the significant expansion of the Company's labor-intensive freestanding video gaming business in South Carolina in 1997. Rent and utilities totaled $1.9 million in 1997 versus $1.1 million in 1996, up due to the increase in the number of bingo and gaming centers under lease. Direct operating costs totaled $1.6 million in 1997 versus $1.4 million in 1996. Depreciation and amortization totaled $2.0 million in fiscal 1997 versus $1.4 million in fiscal 1996. This increase was primarily due to increased video gaming license amortization from the Company's expansion in the South Carolina video gaming markets. The Company added over $2.0 million in video gaming licenses, and $3.6 million in asset acquisitions, improvements, and capitalized costs in 1997, which significantly increased amortization and depreciation costs. General and administrative expenses totaled $3.6 million in 1997 versus $2.6 million in 1996. These costs increased due to the significant expansion of the Company's gaming business.

     The Company recorded $257,000 of net interest and other income in fiscal 1997 versus $726,000 in 1996. Fiscal 1996 included a favorable write-off of $865,000 of Florida acquisition liabilities no longer deemed an obligation offset by $417,000 of write-offs for asset impairments of the Company's South Texas operations.

     The Company's income tax expense for 1997 was $204,000 versus $73,000 in 1996. Tax loss carryforwards from 1994 and 1995 significantly reduced income tax expense in 1997 and 1996. Taxes for 1997 were led by income taxes paid by Darlington Music Company prior to acquisition by the Company. Management expects taxes to increase in the future assuming the generation of taxable income and depletion of tax loss carryforwards.

     Fiscal 1997 results included an extraordinary benefit of approximately $602,000 ($398,000 net of taxes) for the reduction of a note payable to the former operator of the Company's South Carolina properties. In addition, this gain was offset by expenses related to write-offs of capitalized start-up costs for South Carolina investments of over $400,000 from the early adoption of a new accounting policy requiring immediate expensing of start-up costs.

LIQUIDITY  AND  CAPITAL  RESOURCES

     Cash and cash equivalents totaled $4 million at the end of 1998. Cash at December 31, 1998 represented approximately 21% of the Company's total assets of $19.0 million. Cash decreased in 1998 compared to 1997 primarily due to the conversion of previously outstanding preferred stock issued in 1997 and related cash payments of $1.1 million, repurchase of approximately 360,000 treasury shares for $1.1 million, payoff of a margin line of credit of $1.5 million, and other operational and reorganization expenses. The Company's liquidity also decreased during 1998 as the result of three bingo acquisition transactions in which the Company used $3.4 million in cash. The Company invested $2.5 million in property and equipment in 1998. Cash flows from operational activities totaled $800,000 in 1998 versus $1.2 million in 1997.

     Cash used in investing activities totaled $5.8 million in 1998 as compared to $2.5 million in 1997. Cash used in investing activities was principally $2.5 million related to equipment purchases, $3.4 million for bingo center acquisitions and $500,000 used in connection with notes receivable, offset by $400,000 from the sale of property and equipment.

     Cash used in financing activities totaled $3.0 million in 1998 compared to cash provided by financing activities of $11.9 in 1997. The principle source in 1997 was a warrant call of 2.3 million common stock purchase warrants in December 1997 that grossed $11.5 million and netted $11.1 for the Company. Cash used related to financing activities in 1998 included $1.1 million in Company treasury stock purchases, $1.1 million paid in connection with preferred stock conversions, $100,000 for preferred stock dividends paid, and $800,000 in net cash paid to reduce notes payable and capital lease obligations. Cash received related to financing activities also includes $50,000 related to stock options which were exercised and stock purchases under the Employee Stock Purchase Plan.

     At December 31, 1998, the Company had $19.0 million in total assets with total liabilities of less than $2.9 million and $16.0 million of shareholders' equity. Total assets include $4.0 million in cash, $1.7 million of net accounts and notes receivable, $6.3 million of property and equipment, $4.8 million of intangible assets, $1.5 million in prepaid video gaming licenses and $700,000 of other prepaid and other assets. Total liabilities primarily consist of note and capital lease obligations of $2.3 million.

     The Company's ongoing operational funding requirements include video gaming licenses on new and existing machines which are funded by cash at a cost of $4,000 for a two year license and is required for each of the Company's VGMs. There are currently no additional taxes on VGMs in South Carolina, although it is possible that variable taxes may be implemented in the future to replace or modify the current licensing structure. The operating lease obligations of the Company's bingo segment will continue to use cash derived from operations and the Company expects to renegotiate existing leases where possible and to structure future lease obligations consistent with expected future cash flows from the leased center's operations and fair market rental rates.

     The Company estimates that it will invest $5.3 million for capital expenditures relating to its existing operations in 1999. Approximately $1.9 million will be invested into computer hardware and software products and applications to expand and enhance its financial software applications and to convert its video gaming reporting system to comply with South Carolina's impending on-line system. The Company will continue to invest in additional video game machines and has planned to spend over $800,000 for these capital purchases. Approximately $2.4 million will be invested in gaming license renewals and increases. Funding for these capital expenditures will be from cash on-hand as well as from cash provided by operating activities and financing arrangements.

     The Company also intends to invest in the continued growth and diversification of its business venues. The Company intends to expand within the video gaming and charitable bingo markets and continue to evaluate acquisition opportunities on an ongoing basis. As with the Company's prior acquisitions, funding for these acquisitions, as determined by the nature of each acquired business or entity, will be with cash, common stock, notes payable or a combination thereof. The Company is also considering establishing a line of credit specifically directed toward acquisition funding.

NEW  ACCOUNTING  STANDARDS

     In 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") and Statement of Financial Accounting
Standards No. 132, "Employers' Disclosure about Pensions and Other Post-Retirement Benefits - an amendment to FASB Statement No. 87, 88 and 106" ("SFAS 132"). Adoption of these statements had no effect on the Company's consolidated financial position or results of operations.

     Recent pronouncements of the Financial Accounting Standards Board ("FASB") which are not required to be adopted at this date include, Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 is effective for fiscal quarters of all fiscal years beginning after June 15, 1999. Based upon current data the adoption of this pronouncement is not expected to have a material impact on the Company's consolidated financial statements.

YEAR  2000  ISSUE

     This issue is the result of computer programs that have been written using two digits rather than four to define the applicable year. Any of the Company's programs that have time-sensitive software may recognize a date using "00" as the year rather than the year 2000 resulting in system failures or miscalculations. Management has conducted a comprehensive review of its computer systems to identify potential problems that could be caused by the Year 2000 issue. Management believes that, with an upgrade to its existing financial software, the Year 2000 issue will not pose significant operational problems for the Company's computer systems or result in significant costs to become Year 2000 compliant. The upgrade to the financial software is provided under the

Company's existing maintenance contract and is scheduled for installation after the close of the first quarter of 1999. Furthermore, as a result of compliance with South Carolina's reporting requirements for VGMs, the Company has required suppliers of that equipment to provide certification of Year 2000 compliance. Other than these reporting requirements, the VGMs are not date dependent or driven and therefore do not present a Year 2000 issue. However, if the Company' computer systems or equipment were subject to undetected system failures or operational problems resultant from the Year 2000 issue, there can be no assurance that any one or more such failures would not have a material adverse effect on the Company. The Company is currently in the process of certifying that the vendors and suppliers of its critical components and services are Year 2000 compliant and the Company expects certification to be completed by April 1999. The Company will rely on Year 2000 compliance on the part of public utility providers and all state and local regulatory agencies, although non-compliance could materially adversely affect the Company's operations and financial condition.

ITEM  7  -  FINANCIAL  STATEMENTS
---------------------------------

     The independent auditors' report, consolidated financial statements and notes thereto included on the following pages are incorporated herein by reference.

Report of King Griffin & Adamson P.C.            F- 2
Consolidated Balance Sheet                       F- 3
Consolidated Statements of Operations            F- 4
Consolidated Statements of Stockholders' Equity  F- 5
Consolidated Statements of Cash Flows            F- 6 - F- 7
Notes to Consolidated Financial Statements       F- 8 - F- 29
Schedule II-Valuation and Qualifying Accounts    F- 30

ITEM  8  -  CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS ON ACCOUNTING AND
--------------------------------------------------------------------------------
FINANCIAL  DISCLOSURE
---------------------

     None


                                    PART III

ITEM  9 - DIRECTORS AND EXECUTIVE OFFICERS; COMPLIANCE WITH SECTION 16(A) OF THE
--------------------------------------------------------------------------------
EXCHANGE  ACT
-------------

     In response to this item, the information included on pages 2 through 4 and pages 7 through 8 of the Company's Proxy Statement for the Annual Meeting of Stockholders to be held on May 27, 1999 is incorporated herein by reference.

ITEM  10  -  EXECUTIVE  COMPENSATION
------------------------------------

     In response to this item, the information included on pages 4 through 7 of the Company's Proxy Statement for the Annual Meeting of Stockholders to be held on May 27, 1999 is incorporated herein by reference.

ITEM  11  -  SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

     In response to this item, the information included on pages 8 through 9 of the Company's Proxy Statement for the Annual Meeting of Stockholders to be held on May 27, 1999 is incorporated herein by reference.

ITEM  12  -  CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS
---------------------------------------------------------------

     In response to this item, the information included on pages 9 through 10 of the Company's Proxy Statement for the Annual Meeting of Stockholders to be held on May 27, 1999 is incorporated herein by reference.

ITEM  13  -  EXHIBITS,  LISTS  AND  REPORTS  ON  FORM  8-K
----------------------------------------------------------

EXHIBITS

EXHIBIT #                                     DESCRIPTION
   3.1  Certificate of Incorporation of the Company dated September 8, 1994, as amended October 17,
        1994, and further amended July 31, 1997 and August 13, 1998.
   3.2  Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the
        Quarterly Report on Form 10-QSB filed by the Company on August 14, 1998 for the quarter ended June 30, 1998).
   4.1  Rights Agreement dated August 4, 1998, between the Company and American Stock Transfer &
        Trust Company (incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-
        A filed by the Company on August 13, 1998).
   4.2  Form of Subscription Agreement used in connection with issuance of Series A Convertible
        Preferred Stock to Plazacorp Investments Limited, P.R.I.F. #4, David Heller and Sam Reisman
        on August 1, 1997.
 10.1*  Amended and Restated 1994 Stock Option Plan.
 10.2*  Amended and Restated 1995 Employee Stock Option Plan.
 10.3*  1995 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.12 of the Annual
        Report on Form 10-KSB filed by the Company for the year ended December 31, 1994).
 10.4*  Amended and Restated 1996 Employee Stock Option Plan.
 10.5*  Amended and Restated 1997 Stock Option Plan (incorporated by reference to Exhibit 10.5 of the Quarterly Report on Form 10-QSB filed by the Company on August 14, 1998 for the quarter ended June 30, 1998).
  10.6  Agreement and Plan of Reorganization dated August 13, 1997, by and among the Company,
        Gold Strike Acquisition Corporation, Gold Strike, Inc. and Michael W. Mims (incorporated by reference to Exhibit 10.6. of the Quarterly Report on Form 10-QSB filed by the Company on
        August 14, 1998 for the quarter ended June 30, 1998).
  10.7  Agreement and Plan of Reorganization dated November 12, 1997, by and among the Company,
        Darlington Music Acquisition Corporation, Darlington Music Co., Inc. and George M. Harrison,
        Jr., Thomas M. Harrison and William W. Harrison (incorporated by reference to Exhibit 10.7 of the Quarterly Report on Form 10-QSB filed by the Company on August 14, 1998 for the quarter ended June 30, 1998).

                                       20

  10.8  Acquisition Agreement dated October 30, 1998 by and between the Company and Gary Mike
        Ehler, for the acquisition of Strike It Rich Bingo, Inc. (excluding the Exhibits thereto, which the
        Company shall submit supplementally if requested by the SEC), which Acquisition Agreement is the same form of contract used for the acquisition by the Company from Gary Mike Ehler of
        The Samaritan Associates, Inc., Meeks Management Company, Lavaca Enterprises,
        Incorporated, Lucky Bingo, Inc., and Parkway Bingo, Inc. (incorporated by reference to Exhibit
        2.1 of the Quarterly Report on Form 10-QSB filed by the Company on November 12, 1998 for the quarter ended September 30, 1998).  Attached to the Acquisition Agreement is a schedule summarizing the significant differences between this Acquisition Agreement and the Acquisition
        Agreements used for the acquisition of the other five entities.
 10.9*  Employment Agreement dated December 18, 1997 with George M. Harrison, Jr., as amended
        February 25, 1998 and as further amended July 27, 1998 (incorporated by reference to Exhibit
        10.13 of the Quarterly Report on Form 10-QSB filed by the Company on August 14, 1998 for the quarter ended June 30, 1998).
10.10*  Employment Agreement dated April 30, 1998 with Andre Marc Hilliou (incorporated by reference to Exhibit 10.14 of the Quarterly Report on Form 10-QSB filed by the Company on
        August 14, 1998 for the quarter ended June 30, 1998).
10.11*  Employment Agreement dated June 19, 1998 with Richard M. Kelley, as amended October 23,
        1998.
10.12*  Employment Agreement dated September 28, 1998 with Marie T. Pierson (incorporated by reference to Exhibit 10.3 of the Quarterly Report on Form 10-QSB filed by the Company on
        November 12, 1998 for the quarter ended September 30, 1998).
10.13*  Employment Agreement dated November 2, 1998 with Nancy Pollick.
10.14*  Consulting Agreement dated November 9, 1998 with Michael W. Mims.
 10.15  Mutual Release and Settlement Agreement dated July 24, 1998 with L. Gregory Wilson
        (incorporated by reference to Exhibit 99.2 of the Current Report on Form 8-K filed by the
        Company on August 4, 1998).
 10.16  Severance Agreement dated July 24, 1998 with L. Gregory Wilson (incorporated by reference to
        Exhibit 99.3 of the Current Report on Form 8-K filed by the Company on August 4, 1998).
 10.17  Settlement Agreement, Compromise of Claims and Mutual Release dated February 26, 1999, by and among Gregory Wilson, Sally Stewart Wilson, Linda Bussey, the Linda Bussey Irrevocable
        Trust, Len Bussey, Barbara Wilson and the Company (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by the Company on March 4, 1999).
 10.18  Promissory Note dated February 24, 1998, with George M. Harrison, Jr. (incorporated by reference to Exhibit 10.20 of the Quarterly Report on Form 10-QSB filed by the Company on
        August 14, 1998 for the quarter ended June 30, 1998).
 10.19  Promissory Note and Security Agreement dated June 4, 1998 with Michael W. Mims
        (incorporated by reference to Exhibit 10.19 of the Quarterly Report on Form 10-QSB filed by the Company on August 14, 1998 for the quarter ended June 30, 1998).
 10.20  Master Coin Machine Agreement dated November 9, 1998, by and among the Company, Gold
        Strike, Inc., Mims & Dye Enterprises, LLC, Michael W. Mims and Danny C. Dye.

                                       21

 10.21  Promissory Note dated November 9, 1998, between Gold Strike, Inc. and Mims & Dye
        Enterprises, LLC.
 10.22  Guaranty Agreement dated November 9, 1998 with Michael W. Mims and Danny C. Dye.
 10.23  Promissory Note dated February 18, 1999 between the Company and Mims & Dye Enterprises,
        LLC.
 10.24  Settlement Agreement dated January 27, 1997 with the State of Florida (incorporated by reference to Exhibit 10.21 of the Quarterly Report on Form 10-QSB filed by the Company on
        August 14, 1998 for the quarter ended June 30, 1998).
 10.25  Form of Stock Purchase Warrant used in connection with warrant grant to Gaines Berland, Inc.,
        Peter Blum, Steven Blumberg and Lisa Evanchuk on February 6, 1998.
 10.26  Form of Common Stock Purchase Warrant used in connection with issuance of Series A
        Convertible Preferred Stock to Plazacorp Investments Limited, P.R.I.F. #4, David Heller and
        Sam Reisman on August 1, 1997.
 10.27  Form of Registration Rights Agreement used in connection with issuance of Series A
        Convertible Preferred Stock to Plazacorp Investments Limited, P.R.I.F. #4, David Heller and
        Sam Reisman on August 1, 1997.
  11.1  Computation of Earnings Per Share.
  21.1  Subsidiaries of the Company.
  27.1  Financial Data Schedule (for SEC use only).
     *  Denotes a management contract or compensatory plan or arrangement.

REPORTS  ON  FORM  8-K

     No reports on Form 8-K were filed by the Company during the quarter ended December 31, 1998.

                                   SIGNATURES

     In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March  15,  1999

                                    AMERICAN  BINGO  &  GAMING  CORP.
                                    ---------------------------------
                                    (Registrant)
                                    By:  /s/  Andre  M.  Hilliou
                                    ---------------------------------
                                              Andre  M.  Hilliou
                                    Chairman of the Board, President and Chief
                                    Executive  Officer


     In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE                                 TITLE                     DATE
---------------------------  --------------------------------  --------------
/s/ Andre M. Hilliou         Chairman of the Board, President
---------------------------
Andre M. Hilliou             and Chief Executive Officer       March 15, 1999


/s/ Richard M. Kelley        Vice President, Treasurer and
---------------------------
Richard M. Kelley            Chief Financial Officer           March 15, 1999


/s/ George M. Harrison, Jr.  Vice Chairman of the Board and
---------------------------
George M. Harrison, Jr.      Vice President                    March 05, 1999


/s/ James L. Hall
---------------------------
James L. Hall                Director                          March 15, 1999


/s/ A. Joe Willis
---------------------------
A. Joe Willis                Director                          March 07, 1999


/s/ Grover C. Seaton III
---------------------------
Grover C. Seaton III         Director                          March 08, 1999


/s/ Michael W. Mims
---------------------------
Michael W. Mims              Director                          March 11, 1999

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES

                                DECEMBER 31, 1998



                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


                                                        Page No
----------------------------------------------------  -----------


INDEPENDENT AUDITORS' REPORT                                 F-2


FINANCIAL STATEMENTS:

  Consolidated Balance Sheet as of December 31, 1998         F-3


  Consolidated Statements of Operations
    Years Ended December 31, 1998 and 1997                   F-4


  Consolidated Statements of Stockholders' Equity
    Years Ended December 31, 1998 and 1997                   F-5


  Consolidated Statements of Cash Flows
    Years Ended December 31, 1998 and 1997             F-6 - F-7


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS            F-8 - F-29

SCHEDULE II - Valuation and Qualifying Accounts             F-30

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



Board  of  Directors
American  Bingo  &  Gaming  Corp.

We have audited the accompanying consolidated balance sheet of American Bingo & Gaming Corp. and Subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1998 and 1997. Our audits also included the financial statement schedule listed in the Index at F-1. These consolidated financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant esti-mates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Bingo & Gaming Corp. and Subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.





/s/  King  Griffin  &  Adamson  P.C.
------------------------------------
     King  Griffin  &  Adamson  P.C.


Dallas,  Texas
February  12,  1999



                    AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEET

                                   DECEMBER 31, 1998


                                        ASSETS
                                        ------

Current Assets:
  Cash and cash equivalents                                               $ 3,953,401
  Accounts receivable net of allowance for
    doubtful accounts of $109,595                                             379,396
  Notes receivable - current portion ($81,999 to related parties),
    net of allowance for doubtful accounts of $195,595                        464,260
  Prepaid license expense - current portion                                 1,059,628
  Other prepaid expenses                                                      542,105
                                                                          ------------
      Total Current Assets                                                  6,398,790
                                                                          ------------

Property and Equipment - at cost, net of accumulated
    depreciation and amortization                                           6,257,849

Other Assets:
  Notes receivable, net of current portion ($468,654 to related parties)      876,631
  Prepaid license expense, net of current portion                             439,764
  Intangible assets, net                                                    4,837,874
  Other non-current assets                                                    171,664
                                                                          ------------
      Total Other Assets                                                    6,325,933
                                                                          ------------

TOTAL ASSETS                                                              $18,982,572
                                                                          ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------

Current Liabilities:
  Notes payable - current portion                                         $   846,211
    ($93,199 to related parties)
  Capital leases payable - current portion                                    411,891
  Trade accounts payable                                                      140,310
  Accrued expenses and other current liabilities                              398,928
                                                                          ------------
      Total Current Liabilities                                             1,797,340
                                                                          ------------

Long-term Liabilities:
  Notes payable, net of current portion
    ($248,689 to related parties)                                             942,793
  Capital leases payable, net of current portion                              147,405
                                                                          ------------
      Total Long-term Liabilities                                           1,090,198
                                                                          ------------

Stockholders' Equity:
  Common stock, $.001 par value,
    authorized 20,000,000 shares,
    issued 9,849,582 shares                                                     9,850
  Additional paid-in-capital                                               23,166,076
  Treasury stock - 231,300 shares                                            (686,399)
  Accumulated deficit                                                      (6,394,493)
                                                                          ------------
      Total Stockholders' Equity                                           16,095,034
                                                                          ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $18,982,572
                                                                          ============


     See  notes  to  consolidated  financial  statements.


                          AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               Years  Ended
                                                                               December  31,
                                                                        --------------------------

                                                                            1998          1997
                                                                        ------------  ------------
REVENUES:
  Video gaming                                                          $ 9,738,085   $ 8,874,257
  Bingo                                                                   4,855,532     2,921,386
  Other                                                                     851,839       427,492
                                                                        ------------  ------------

TOTAL REVENUES                                                           15,445,456    12,223,135
                                                                        ------------  ------------

COSTS AND EXPENSES:
  Direct salaries and other compensation                                  2,150,424     2,028,874
  Rent and utilities ($105,240 and $76,930 to related parties)            2,352,043     1,851,228
  Direct operating costs                                                  2,375,751     1,586,824
  Depreciation and amortization                                           2,087,477     1,103,952
  License expense                                                         1,398,636       852,317
  Write-offs of future operating lease obligations
    related to idle or unprofitable bingo centers                           282,270             -
  Write-offs and provisions for doubtful accounts                         1,202,467             -
  Write-offs for impairment of goodwill and leasehold improvements        1,109,845             -
  General and administrative                                              4,838,085     3,568,915
                                                                        ------------  ------------

TOTAL COSTS AND EXPENSES                                                 17,796,998    10,992,110
                                                                        ------------  ------------

OPERATING INCOME (LOSS)                                                  (2,351,542)    1,231,025

OTHER INCOME AND EXPENSES:
  Interest and investment income ($34,000 and $0 from related parties)      518,400       115,301
  Interest expense ($23,201 and $0 to related parties)                     (313,206)      (47,113)
  Other income and (expense)                                               (190,730)      189,331
                                                                        ------------  ------------

TOTAL OTHER INCOME AND EXPENSES                                              14,464       257,519

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES
    AND EXTRAORDINARY ITEM                                               (2,337,078)    1,488,544

PROVISION FOR INCOME TAXES                                                  263,144       203,688
                                                                        ------------  ------------

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                              (2,600,222)    1,284,856

EXTRAORDINARY ITEM:
  Gain on extinguishment of debt of $602,327,
    net of income taxes of $204,791                                             ---       397,536
                                                                        ------------  ------------

NET INCOME (LOSS)                                                       $(2,600,222)  $ 1,682,392
                                                                        ============  ============

EARNINGS PER SHARE:
  Basic
    Net income (loss) before extraordinary item                         $      (.29)  $       .17
    Extraordinary item                                                          ---           .06
                                                                        ------------  ------------
      Net income (loss)                                                 $      (.29)  $       .23
                                                                        ============  ============
  Diluted
    Net income (loss) before extraordinary item                         $      (.29)  $       .16
    Extraordinary item                                                          ---           .05
                                                                        ------------  ------------
      Net income (loss)                                                 $      (.29)  $       .21
                                                                        ============  ============

  Weighted average shares outstanding - basic                             9,299,908     7,160,612

  Weighted average shares outstanding - diluted                           9,299,908     8,133,786


     See  notes  to  consolidated  financial  statements.

                                        AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                          Addtl.
                                                                           Addtl.        Paid-in
                                               -  Common  Stock  -        Paid-in        Capital-    Treasury     Preferred
Description                                    Shares        Value        Capital       Warrants       Stock         Stock
-------------------------------------------  -----------  ------------  ------------  ------------  ------------  ------------
Balance at 1/1/97                             6,792,622   $     6,348   $10,024,002   $ 1,026,750

Issuance of common stock pursuant to
Employee Stock Purchase Plan                     10,767            11        20,439

Issuance of common stock for services            74,000            74        86,871

Issuance of common stock for stock
purchase agreement                              300,000           300       205,950

Exercise of employee stock options              200,000           200       347,133

Issuance of common stock to employees            50,000            50        46,825

Subsidiary owner distributions

Purchase of subsidiary treasury stock          (444,448)                   (651,300)

Issuance of preferred stock                                               1,829,880                                         20

Issuance of common stock for purchase
of bingo halls                                    9,969            10        49,990

Preferred dividends paid in cash

Redemption of warrants                        2,293,995         2,294    12,150,332    (1,026,750)

Net income for the year ended 12/31/97
                                             -----------  ------------  ------------  ------------  ------------  ------------

  Balance at December 31, 1997                9,286,905         9,287    24,110,122           ---           ---            20
                                             -----------  ------------  ------------  ------------  ------------  ------------

Issuance of common stock pursuant to
Employee Stock Purchase Plan                      2,381             2         6,071

Issuance of warrants for services                                           221,616

Exercise of employee stock options               33,733            34        38,934

Cancellation of common stock                     (1,666)           (2)            2

Redemption of preferred stock and preferred
  stock dividends for cash and issuance of
  common stock                                  498,599           499    (1,063,182)                                      (20)

Preferred dividends paid in cash

Repurchase and cancellation of warrants
  and other warrant costs                                                   (48,561)

Issuance of common stock for purchase
of bingo halls                                   29,630            30        89,970

Repurchase of common stock under stock
buyback program                                (359,300)                                             (1,075,295)

Purchase of bingo halls with treasury stock     128,000                    (188,896)                    388,896

Net loss for the year ended 12/31/98
                                             -----------  ------------  ------------  ------------  ------------  ------------

  Balance at  December 31, 1998               9,618,282   $     9,850   $23,166,076           ---   $  (686,399)          ---
                                             ===========  ============  ============  ============  ============  ============


                                             Accumulated
Description                                    Deficit        Total
-------------------------------------------  ------------  -----------
Balance at 1/1/97                            $(4,941,637)  $ 6,115,463

Issuance of common stock pursuant to                            20,450
Employee Stock Purchase Plan

Issuance of common stock for services                           86,945

Issuance of common stock for stock                             206,250
purchase agreement

Exercise of employee stock options                             347,333

Issuance of common stock to employees                           46,875

Subsidiary owner distributions                  (402,169)     (402,169)

Purchase of subsidiary treasury stock                         (651,300)

Issuance of preferred stock                                  1,829,900

Issuance of common stock for purchase
of bingo halls                                                  50,000

Preferred dividends paid in cash                 (35,000)      (35,000)

Redemption of warrants                                      11,125,876

Net income for the year ended 12/31/97         1,682,392     1,682,392
                                             ------------  -----------

  Balance at December 31, 1997                (3,696,414)   20,423,015
                                             ------------  -----------

Issuance of common stock pursuant to
Employee Stock Purchase Plan                                     6,073

Issuance of warrants for services                              221,616

Exercise of employee stock options                              38,968

Cancellation of common stock                                       ---

Redemption of preferred stock and preferred
  stock dividends for cash and issuance of
  common stock                                    (1,983)   (1,064,686)

Preferred dividends paid in cash                 (95,874)      (95,874)

Repurchase and cancellation of warrants
  and other warrant costs                                      (48,561)

Issuance of common stock for purchase
of bingo halls                                                  90,000

Repurchase of common stock under stock
buyback program                                             (1,075,295)

Purchase of bingo halls with treasury stock                    200,000

Net loss for the year ended 12/31/98          (2,600,222)   (2,600,222)
                                             ------------  -----------

  Balance at  December 31, 1998              $(6,394,493)  $16,095,034
                                             ============  ===========



                 See notes to consolidated financial statements.


                            AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           Years  Ended  December  31,
                                                                           --------------------------

                                                                               1998          1997
                                                                           ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITES:
  Net income (loss)                                                        $(2,600,222)  $ 1,682,392
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
  Write-off of long-lived assets                                             1,349,862           ---
  Depreciation and amortization                                              2,087,477       926,481
  Provision for uncollectible receivables                                      109,595           ---
  Loss (gain) on disposal of property and equipment                            858,397      (158,903)
  Compensation for common stock and warrant issues                             221,616       133,822
  Gain on debt extinguishment                                                      ---      (602,327)
  Increase (decrease) in cash flows as a result of changes in asset and liability account balances:
      Accounts receivable                                                       89,913      (444,767)
      Prepaid licenses                                                         (50,551)     (622,967)
      Other prepaid expenses and current assets                               (396,802)      (47,863)
      Trade accounts payable                                                   (72,023)       24,321
      Accrued expenses and other current liabilities                          (775,568)      310,439
                                                                           ------------  ------------
NET CASH PROVIDED BY OPERATING ACTIVITES                                       821,694     1,200,628
                                                                           ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisitions                                                (3,360,000)          ---
  Intangible expenditures                                                          ---      (909,768)
  Property and equipment expenditures                                       (2,539,630)   (1,364,839)
  Repayments of notes receivable ($81,999 and $0 from related parties)         246,540       190,505
  Issuance of notes receivable ($281,786 and $245,996 to related parties)     (498,391)     (355,782)
  Reductions of notes receivable allowance                                     (35,800)      (58,978)
  Proceeds from sale of property and equipment                                 420,135           ---
                                                                           ------------  ------------
NET CASH USED IN INVESTING ACTIVITIES                                       (5,767,146)   (2,498,862)
                                                                           ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on capital lease obligations                                       (404,945)     (346,735)
  Payments on notes payable ($62,931 and $0 from related parties)             (916,505)     (526,316)
  Proceeds from notes payable                                                  520,833       100,000
  Proceeds from issuance of common stock                                           ---       367,783
  Proceeds from warrant call, net of conversion costs                              ---    11,125,876
  Repurchase and cancellation and other warrant costs                          (48,561)          ---
  Purchase and cancellation of subsidiary treasury stock                           ---      (251,300)
  Purchase of treasury stock                                                (1,075,295)          ---
  Distribution and dividends to stockholders                                   (95,874)     (437,169)
  Proceeds from employee stock purchase plan issuances                           6,073           ---
  Proceeds from options exercises                                               38,968           ---
  Payments related to redemption of preferred stock                         (1,062,703)          ---
  Proceeds from issuance of preferred stock                                        ---     1,829,900
                                                                           ------------  ------------
NET CASH PROVIDED (USED) IN FINANCING ACTIVITIES                            (3,038,009)   11,862,039
                                                                           ------------  ------------

NET INCREASE (DECREASE) IN CASH                                             (7,983,461)   10,563,805

CASH AT BEGINNING OF YEAR                                                   11,936,862     1,373,057
                                                                           ------------  ------------

CASH AT END OF YEAR                                                        $ 3,953,401   $11,936,862
                                                                           ============  ============


                 See notes to consolidated financial statements.

                      AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)



                                                                         Years  Ended
                                                                         December  31,
                                                                      --------------------
                                                                        1998       1997
                                                                      --------  ----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Cash payments:

    Interest                                                          $313,206  $   47,113
                                                                      ========  ==========

    Income taxes                                                      $624,889  $  442,005
                                                                      ========  ==========


  Non-cash transactions:

    Issuance of common stock and warrants for employment, services,
      and consulting fees                                             $221,616  $  133,822
                                                                      ========  ==========

    Acquisition of business in exchange for note payable
      ($400,000 and $0 from related parties)                          $400,000  $  400,000
                                                                      ========  ==========

    Acquisition of property and equipment in exchange
      for notes payable                                               $439,007  $1,093,140
                                                                      ========  ==========

    Gain on extinguishment of debt                                    $    ---  $  602,327
                                                                      ========  ==========

    Acquisition of property under capital leases                      $    ---  $1,235,812
                                                                      ========  ==========

    Acquisition of businesses in exchange for common stock            $290,000  $  256,250
                                                                      ========  ==========

    Purchase of treasury stock through asset distribution             $    ---  $  400,000
                                                                      ========  ==========



See  notes  to  consolidated  financial  statements.

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  1  -  BACKGROUND  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES.


American Bingo & Gaming Corp. actively participates in the non-casino gaming market and U.S. Charitable bingo market. The Company's corporate headquarters is located in West Columbia, South Carolina, and the Company operates primarily through wholly owned subsidiaries in South Carolina, Texas and Alabama. The Company generates the majority of its revenues from video gaming operations in South Carolina, and also earns revenues from bingo centers in all three states.

PRINCIPLES  OF  CONSOLIDATION:
-----------------------------

The accompanying consolidated financial statements include the accounts of American Bingo & Gaming Corp. and its subsidiaries (herein collectively referred to as the "Company"). All significant intercompany accounts and transactions have been eliminated on consolidation.

RECLASSIFICATIONS:
-----------------

Certain items in the financial statements have been reclassified to maintain consistency and comparability for all periods presented herein.

MANAGEMENT  ESTIMATES:
---------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH  AND  CASH  EQUIVALENTS:
----------------------------

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash is at risk to the extent that it exceeds Federal Deposit Insurance Corporation insured amounts (approximately $2 million at December 31, 1998). To minimize concentration and credit risk, the Company places its cash with high credit quality institutions.

ACCOUNTS  RECEIVABLE:
--------------------

Accounts receivable consist principally of amounts due from charitable organizations which conduct bingo events at the Company's various bingo centers, and are generally payable within one month of the event. Receivables also include rent due from operators of concessions located within bingo centers. Video gaming receivables generally consist of temporary advances in connection with video gaming route locations. Accounts receivable are not secured. Management provides an allowance for doubtful accounts, which reflects its estimate of the uncollectable receivables. In the event of non-performance, the maximum exposure to the Company is the recorded amount of receivables, net of allowance for doubtful accounts, at the balance sheet date.

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  1 - BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED).


PREPAID  LICENSES:
-----------------

Prepaid licenses consist of video gaming, bingo and other operational licenses which are reviewed periodically to ensure their continued usefulness and ongoing commercial value. Video gaming licenses, the largest component of the Company's prepaid licenses, are required for the Company to operate its South Carolina video gaming machines. Video gaming licenses currently cost $4,000 per license for a two-year period, and are expensed over this period. The value of such licenses can be affected by regulatory issues and changes. The Company has recorded the net unrealized cost of its licenses as prepaid assets.

PROPERTY  AND  EQUIPMENT:
------------------------

The cost of equipment, furniture and fixtures is depreciated over the estimated useful lives of the assets ranging from four to seven years, using the straight-line method. Leasehold improvements are amortized over the lesser of the term of the lease or the esti-mated useful lives. The buildings are amortized over thirty-nine years, which approximates their estimated useful lives. Building improvements are amortized over their estimated useful lives ranging from seven to fifteen years. Upon sale, retirement or abandonment of assets, the related cost and accumulated deprecia-tion are eliminated from the accounts and gains or losses are re-flected in income. Repairs and maintenance expenditures, which do not extend asset lives, are expensed as incurred.

INTANGIBLE  ASSETS:
------------------

Intangible assets, which primarily consist of goodwill and non-compete covenants resulting from the acquisition of bingo entities, are periodically reviewed by management to evaluate the future economic benefits or potential impairments, which may affect their recorded values. Goodwill, which represents the excess of the cost of assets acquired over the fair market value of those tangible assets on the date of their acquisition, is amortized over various periods ranging from three to ten years, consistent with the estimated useful life of the goodwill. Non-compete covenants are amortized over the periods of the stated benefits, ranging from one to five years, and are monitored for contractual compliance. If the projected undiscounted future cash flows related to the intangible assets are less than the recorded value, the intangible asset is written down to fair value.

REVENUE  RECOGNITION:
--------------------

The  Company  generates  revenues  from  the  following  sources:

(I)     VIDEO  GAMING:

     Video gaming revenues are recorded from the net "handle" of the Company's video gaming machines. The net "handle" is the total player spend less prizes paid by the machines. Video gaming revenues are derived from video gaming machines in bingo centers, freestanding locations and route operations. The video gaming revenues are split with route location owners, and operators of bingo centers and freestanding locations. The Company retains a percentage of all video gaming revenues generated in accordance with Coin Machine Agreements between the Company and the owners and operators. Video gaming revenues can vary depending on customer attendance and spending, games available, and the timing of prize payouts, which occur at random.

(ii)     BINGO:

     Bingo rents, paper sales and head tax payments are received from charitable organizations through various sub-lease agreements of the Company's bingo centers. Revenues are determined by customer attendance, spending and prize payouts, as well as state regulations which may dictate the number of bingo sessions a charity can conduct and rent limits that can be paid to a commercial lessor, such as the Company.

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  1 - BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED).


(iii)     OTHER:

     Other revenues are earned from gaming license fee collections, concessions, vending machines, bingo supplies, pool tables and jukebox proceeds, and other sources.

INCOME  TAXES:
-------------

Deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the tax bases and financial reporting carrying amounts of assets and liabilities. The Company periodically evaluates its deferred tax assets and adjusts any related valuation allowance based on the estimate of the amount of such deferred tax assets which the Company believes does not meet the "more-likely-than-not" recognition criteria.

PER  SHARE  DATA:
----------------

Basic earnings (loss) per share of common stock is calculated by dividing income
(loss) from continuing operations by the weighted average number of common shares actually outstanding during each period. Diluted earnings (loss) per share of common stock is calculated by dividing net income (loss) by the fully diluted weighted average number of common shares outstanding during each period, which includes dilutive stock options and convertible shares.

STOCK  BASED  COMPENSATION:
--------------------------

The Company measures compensation cost for its stock based compensation plans under the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees". The difference, if any, between the fair value of the stock on the date of grant over the exercise price for the stock is accrued over the related vesting period. SFAS No. 123, "Accounting for Stock-Based Compensation", ("SFAS 123") requires companies that continue to use APB 25 to account for its stock-based compensation plan to make pro forma disclosures of net income (loss) and earnings (loss) per share as if SFAS 123 had been applied (see Note 14).

COMPREHENSIVE  INCOME:
---------------------

The Company has no components of other comprehensive income. Accordingly, net income equals comprehensive income for all periods.

NEW  ACCOUNTING  STANDARDS:
--------------------------

SFAS No. 133: In June 1998, the Financial Accounting Standards Board issued Standard No. 133 ("SFAS 133") - "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS 133 is effective beginning in 2000. The adoption of SFAS 133 is not expected to have a material impact on the financial position or results of operations of the Company.

SOP 98-5: In April 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting on the Costs of Start-up Activities". This statement is required to be adopted for fiscal years beginning after December 15, 1998 and requires the expensing of all start-up costs, as defined, as they are incurred. The Company has voluntarily applied accounting policies consistent with SOP 98-5 for the years ended December 31, 1998 and 1997.

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  2  -  MATERIAL  ACQUISITIONS,  OPENINGS,  CLOSINGS  AND  REORGANIZATIONS.


On December 18, 1998, the Company acquired West Texas Bingo, Inc. for $60,000 cash. At the same time, the Company entered into a three year property lease in Abilene, Texas, commencing in February 1999. The Company is currently renovating this lease location and anticipates charitable bingo operations to begin near the end of the first quarter of 1999. The $60,000 purchase price was allocated to the fair value of the bingo license. The acquisition has been accounted for under the purchase method of accounting.

On November 9, 1998, the Company reorganized its South Carolina video gaming operations. The Company entered into a three year Master Coin Machine Agreement ("Agreement") with a third party operator that served to outsource the operations of the Company's non-route video gaming operations at eight video game machine centers. Under the agreement, the Company has agreed to provide the video game machines to be used at these video game centers and to lease or sublease such centers to the operator where appropriate. In return, the Company receives a fixed percentage of the gross revenues earned from these operations. The operator assumes all financial responsibility and liability for these operations under the Agreement, while the Company retains all ownership rights to the underlying video game machines and all related assets.

On October 30, 1998, the Company acquired six bingo centers in Texas. Three of the centers are in Lubbock, two in Amarillo, and one in Odessa. The total purchase price for this acquisition was $3.0 million which included $2.8 million cash and 128,000 shares of the Company's Common Stock valued at $200,000, based on the closing share price on October 30, 1998. The fair value of assets acquired and liabilities assumed included net operating assets of $284,640, goodwill of $2,515,360 and non-compete agreements of $200,000. The acquisitions have been accounted for under the purchase method of accounting.

On March 25, 1998, the Company acquired Ambler Bingo, a bingo center in Abilene, Texas. Total consideration for the acquisition was $990,000, and included $500,000 cash, $400,000 of notes, and 29,630 shares of Company Common Stock valued at $90,000 based on the closing price on March 25, 1998. The fair value of assets acquired and liabilities assumed resulted in net operating assets of $31,923, goodwill of $833,077, and a non-compete agreement of $125,000. The acquisition has been accounted for under the purchase method of accounting.

Unaudited pro forma financial information for the years ended December 31, 1998 and 1997, as though the Ambler and the six Texas halls acquisitions had occurred January 1, 1997, is as follows:

                                        1998         1997
                                    ------------  -----------
  Revenues                          $16,969,657   $14,185,556
                                    ============  ===========
  Net income (loss)                 $(2,049,043)  $ 1,942,762
                                    ============  ===========
  Basic earnings (loss) per share   $      (.22)  $       .27
                                    ============  ===========

At the end of 1997, the Company closed its double bingo center in Brownsville, Texas and sublet the property to a federal government agency for the balance of the lease life.

On December 18, 1997, the Company acquired Darlington Music Company, Inc. ("DMC"), a South Carolina video gaming route business. The acquisition was consummated in a stock-for-stock transaction, with the Company exchanging 1,000,000 shares of its common stock for 100% of the issued and outstanding shares of DMC. There was no cash or other consideration. This acquisition was accounted for as a pooling of interests, and DMC's historical financial results have been combined with the Company's financial results. A principal in this acquisition is a director of the Company.

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  2  -  MATERIAL  ACQUISITIONS,  OPENINGS,  CLOSINGS  AND  REORGANIZATIONS
------------------------------------------------------------------------------
(CONTINUED).
------------


In November of 1997, the Company cancelled a stock purchase agreement with the manager of its West Columbia, South Carolina bingo and gaming property due to poor financial performance and construction cost over-runs on new developments. The Company and the manager mutually agreed to reduce the Company's note payable balance to the manager from $657,000 to $100,000, plus past due payments of $45,000, resulting in a one-time extraordinary gain of approximately $602,000 for the Company. The gain on extinguishment of debt is reflected as an extraordinary item net of income taxes of approximately $205,000. The Company also canceled the employment agreement with this manager. In exchange, the Company agreed to reduce the lock-up on this manager's 300,000 shares of Company stock from two years to one year. The Company retained all other assets acquired in the original stock purchase agreement. The Company originally entered into this stock purchase agreement in early 1997, while at the same time acquiring a South Carolina corporation, related equipment and minority lease ownership rights. In exchange, the Company provided the manager with $1.0 million of consideration, including a note for $740,000, 300,000 shares of Company Common Stock valued at $206,000, and cash of $50,000. The purchase price exceeded the net tangible asset value acquired, resulting in goodwill of approximately $1,016,000, which is being amortized on a straight-line basis over five years.

On October 9, 1997, the Company acquired Lucky 4, Inc. ("Lucky 4") a South Carolina corporation engaged in the video gaming business. This acquisition was consummated in a stock-for-stock transaction, with the Company exchanging 358,000 shares of its common stock for 100% of the issued and outstanding shares of Lucky 4. There was no cash or other consideration. This acquisition was accounted for as a pooling of interests, and Lucky 4's historical financial results have been combined with the Company's financial results.

In August of 1997 the Company acquired two bingo centers in Charleston, South Carolina, Beacon I and Beacon II, for cash and stock consideration totaling
$175,000. The Company recorded this acquisition as a purchase. The Company closed the Beacon II center at the end of 1997 due to lack of profitability. The Company wrote off the remaining goodwill during 1998 due to poor performance of Beacon I.

On August 25, 1997, the Company acquired Gold Strike, Inc. ("Gold Strike"), a South Carolina corporation engaged in the video gaming business. This acquisition was consummated in a stock-for-stock transaction, with the Company exchanging 827,680 shares of its common stock for 100% of the issued and outstanding shares of Gold Strike. There was no cash or other consideration. This acquisition was accounted for as a pooling of interests, and Gold Strike's historical financial results have been combined with the Company's financial results. A principal in this acquisition is a director of the Company.

In June of 1997 the Company acquired four bingo centers in Charleston, South Carolina. The Company acquired the Lucky, Shipwatch, Ponderosa and Sea Galley bingo centers for $1.2 million, comprised of $750,000 in cash, $400,000 in notes, and 9,969 shares of Company stock valued at $50,000. The Company recorded these acquisitions as purchases. The purchase price exceeded the net tangible asset value resulting in the recording of goodwill of approximately $1.0 million, amortized on a straight-line basis over three to five years, consistent with the remaining property lease periods. The Company subsequently closed the Sea Galley center due to lack of profitability. During the fourth quarter of 1998, the Company reassessed the value of the goodwill based on expected future cash flows. As a result of this analysis, in conjunction with considered cash flow projections, market and business risks, the Company wrote off the residual goodwill associated with the Shipwatch and Ponderosa bingo centers at December 31, 1998. The remaining goodwill, related to the Lucky bingo center, is not considered to be impaired and will continue to be amortized, on a straight-line basis, over the remaining property lease period.

All acquisitions accounted for as purchases reflect the operations of the acquired entities from the respective dates of acquisition. The results of operations for all entities accounted for as poolings are included for all periods presented.

------
                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                 ----------------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  3  -  PROPERTY  AND  EQUIPMENT.


     Property  and  equipment  at  December  31, 1998 consists of the following:

    Land                                              $   189,671
    Buildings                                             379,342
    Building and leasehold improvements                 2,350,265
    Video gaming machines and bingo equipment           7,044,703
    Equipment, furniture and fixtures                   1,040,743
    Automobiles                                           302,425
                                                      ------------
                                                       11,307,149
    Less:  Accumulated depreciation and amortization   (5,049,300)
                                                      ------------

  Property and equipment, net                         $ 6,257,849
                                                      ============

Property and equipment at December 31, 1998 includes $1.3 million of assets held under capital leases, related accumulated amortization of $293,000. Related amortization expense charged to operations for the years ended December 31, 1998 and 1997 was $184,000 and $109,000, respectively.

Depreciation and amortization expense charged to operations for the years ended December 31, 1998 and 1997 was $1,445,000 and $798,000, respectively.



NOTE  4  -  INTANGIBLE  ASSETS.


Amortization expense charged to operations for the years ended December 31, 1998 and 1997 was $642,000 and $306,000, respectively.

     Intangible  assets  at  December  31,  1998  consists  of  the  following:

    Goodwill                                          $5,095,436
    Covenants not to compete                             553,891
                                                      -----------
                                                       5,649,327
    Less:  Accumulated amortization                     (811,453)
                                                      -----------

  Intangible assets, net of accumulated amortization  $4,837,874
                                                      ===========

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  5  -  NOTES  RECEIVABLE.

Receivables from the sale of the Company's Florida bingo centers:
-----------------------------------------------------------------
A promissory note due in equal monthly installments of $21,000 for 6 months of the year and $11,000 for 6 months of the year, including interest at 12% per
annum, maturing October 2001, secured by certain assets                               $  815,514

Various other promissory notes due in monthly installments of $5,400 to $13,300, including interest at 9% to 12% per annum, due on demand,
secured by certain assets and personal property                                           47,150

Other Receivables:
------------------
A promissory note, with a related party, due on maturity, including interest at 7%
per annum, maturing May 2001, secured by pledged Company common stock                    296,353

Three promissory notes, with related parties, due in equal annual installments of
81,999, plus simple interest 8%, maturing May 2001, un-secured                          163,997

A promissory note, with a third party, due on maturity, including interest at 10%
per annum, maturing May 1999, secured by personal property                                80,667

Various other promissory notes, with third parties, due in monthly installments of
100 to $4,000, including interest at 6% to 10% per annum, maturing from May
1999 to September 2001, secured by personal property                                     132,805
                                                                                      -----------
                                                                                       1,536,486

Less: Allowance for doubtful accounts                                                   (195,595)
                                                                                      -----------

Notes receivable, net of allowance for doubtful accounts                              $1,340,891
                                                                                      ===========

The financial statements include an allowance for collectibility of the Florida notes receivable of $195,595. The creditor is depositing note payments into an escrow account pending resolution of litigation (see Note 16). At December 31, 1998 the amount held in escrow is $126,517. If the Company were unable to collect on the notes, and is unable to sell the underlying assets at their estimated fair market value, the amount realized could be substantially less than net amount of $493,402 (which is the note balance at December 31, 1998 of $815,514 less the allowance and escrow accounts).

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  6  -  WRITE-OFFS  AND  CHARGES.


In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"), the Company recognizes impairment losses when facts and circumstances indicate that the carrying amount of an asset may not be recoverable. In such cases, the difference between management's estimate of discounted future cash flows and carrying value of the asset is recorded as an impairment.

In the second and fourth quarters of 1998, the Company recorded approximately $4 million of asset write-downs related to future operating lease obligations on idle or unprofitable bingo centers, corporate office relocation, and other unusual charges to reduce non-performing assets to their net realizable values.


  Asset  write-offs  recorded  in 1998 in accordance with SFAS 121 consist of the  following:
    Leasehold improvements                                                   $  660,000
    Goodwill                                                                    436,000
    Future operating lease obligations                                          555,000
  Discontinued "8-Liner" gaming machines                                        204,000
                                                                             ----------
         Total asset write-offs                                               1,855,000
                                                                             ----------

  Other significant unusual charges recorded in 1998 include the following:

  Uncollectible bingo advances, deposits and receivables                      1,054,000
  Allowance for doubtful bingo accounts receivable                              110,000
  Uncollectible gaming advances, deposits and receivables                        87,000
  Expense recognition for company stock warrants issued in
    February 1998 for consulting and investment banking services                221,000
  Previously capitalized legal, financial relations costs,
    and realized, unrecognized investment losses                                340,000
  Travel, recruiting and personnel costs due to relocations                     370,000
                                                                             ----------
         Total unusual charges                                                2,182,000
                                                                             ----------

         Total unusual charges                                               $4,037,000
                                                                             ==========


The asset write-offs increased general and administrative expenses by $204,000. The unusual charges increased general and administrative expenses by $931,000.



NOTE  7  -  EXTRAORDINARY  ITEM.


In November 1997, the Company and a former bingo and gaming center manager in South Carolina mutually agreed to amend their stock purchase agreement. Under this agreement, the Company's note payable to this manager was reduced from $657,000 to $100,000, and $45,000 of past due payments were forgiven, creating a one-time extraordinary gain of $602,000, ($398,000 net of taxes) in 1997. In exchange, the Company agreed to reduce the lockup on the manager's 300,000 shares of Company stock from two years to one year. The Company retained all other assets acquired in this acquisition.

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  8  -  NOTES  PAYABLE.


Notes  payable  at  December  31,  1998  consist  of  the  following:

Installment note payable to a third party, due in monthly installments of $17,728,
including interest at 6%, maturing June 1999                                          $  104,533

Installment note payable to a financial institution, due in monthly installments of
15,615, including interest at 7.75%, maturing December 1999, secured by certain
equipment                                                                                175,874

Installment note payable to a third party, due in monthly installments of $13,570,
including interest at 13.6%, maturing January 2001, secured by certain equipment         334,165

Installment note payable to a third party, due in monthly installments of $5,009,
including interest at 13.5%, maturing January 2001, secured by certain equipment         104,842

Installment note payable to a third party, due in monthly installments of $1,525,
including interest at 13.3%, maturing March 2001, secured by certain equipment            35,234

Installment note payable to a third party, due in monthly installments of $2,240,
including interest at 13.9%, maturing April 2001, secured by certain equipment            53,340

Installment note payable to a third party, due in monthly installments of $4,220,
including interest at 12.7%, maturing June 2001, secured by certain equipment            107,919

Installment note payable to a third party, due in monthly installments of $10,162,
including interest at 13.1%, maturing December 2001, secured by certain equipment        295,803

Installment note payable to a third party, due in monthly installments of $7,069,
including interest at 12.5%, maturing January 2002, secured by certain equipment         208,345

Installment note payable to a related party, due in monthly installments of $9,765,
including interest at 8%, maturing May 2002                                              338,949

Installment note payable to an individual, due on demand, non-interest bearing,
unsecured                                                                                 30,000
                                                                                      -----------
                                                                                       1,789,004
  Less current installments                                                             (846,211)
                                                                                      -----------
  Notes payable, net of current portion                                               $  942,793
                                                                                      ===========






Principle payments on notes payable for each of the next five fiscal years and thereafter are as follows:

Years Ending December 31,
-------------------------
1999                       $  846,211
2000                          553,101
2001                          356,424
2002                           33,268
Thereafter                        ---
                           ----------
                           $1,789,004
                           ==========

======
                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  9  -  OBLIGATIONS  UNDER  CAPITAL  LEASES.


In 1997, the Company entered into obligations under capital leases totaling $1,235,812. The capital lease obligations are due in monthly and quarterly installments ranging from $991 to $57,450, including interest at 11.67% to 14.3%, and final maturity of June 2000.

     Future minimum payments due under capital lease obligations are as follows:

Years Ending December 31,
-------------------------
1999                                                      $ 456,079
2000                                                        169,537
                                                          ----------
Total future minimum lease payments                         625,616

Less amount representing interest                           (66,320)
                                                          ----------

Present value of minimum lease payments                     559,296

Less current installments                                  (411,891)
                                                          ----------

Obligations under capital leases, net of current portion  $ 147,405
                                                          ==========

NOTE  10  -  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS.


SFAS No. 107, "Disclosure About Fair Value of Financial Instruments", requires disclosure about the fair value of all financial assets and liabilities for which it is practical to estimate. Cash, accounts receivable, accounts payable, accrued liabilities and other liabilities are carried at amounts that reasonably approximate their fair values.

The carrying amount and fair value of notes receivable and notes payable at December 31, 1998 are as follows:

                        Carrying Amount   Fair Value
                        ----------------  -----------
Notes receivable        $      1,340,891  $ 1,362,935
Capital leases payable           559,296      559,296
Notes payable                  1,789,004    1,767,653

The fair values of the Company's fixed rate notes receivable and notes payable have been estimated based upon relative changes in the Company's borrowing rates since origination of the fixed rate debt.

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  11  -  INCOME  TAXES.


A reconciliation of the expected federal income tax (benefit) based on the U.S. Corporate income tax rate of 34% to actual for 1998 and 1997 is as follows:


                                                                  1998        1997
                                                             ----------  ----------
    Expected income tax (benefit)                            $(884,075)  $ 506,105
    Amounts not deductible for federal income tax purposes      53,730      11,631
    State income taxes, net of federal income tax              163,806      63,036
    Exercise of stock options                                      ---    (204,000)
    Effective tax on unincorporated business acquired              ---    (207,860)
    Additional income taxes related to DMC (acquisition
      accounted for as a pooling)                               99,336         ---
    Effect of change in 1997 net operating loss                207,374         ---
    Change in valuation allowance                              622,973      34,776
                                                             ----------  ----------
                                                             $ 263,144   $ 203,688
                                                             ==========  ==========

The provision for income taxes consists of the following:

                                                                  1998        1997
                                                             ----------  ----------
    Current year income taxes:
      Federal                                                $  99,336   $ 140,652
      State                                                    163,808      63,036
    Deferred income taxes:
      Federal                                                      ---         ---
      State                                                        ---         ---
                                                             ----------  ----------
                                                             $ 263,144   $ 203,688
                                                             ==========  ==========

Deferred  tax  assets  and  liabilities  as of December 31, 1998 are as follows:

    Current deferred tax asset                              $   110,900
    Current deferred tax liability                                  ---
    Valuation allowance for current deferred tax asset      $  (110,900)
                                                            ------------
      Net current deferred tax asset                                ---
                                                            ============

    Non-current deferred tax asset                          $ 1,377,063
    Non-current deferred tax liability                          (30,103)
    Valuation allowance for non-current deferred tax asset   (1,346,960)
                                                            ------------
      Net non-current deferred tax asset                    $       ---
                                                            ============

The current deferred tax asset results primarily from differences in contingency and valuation reserves for financial and federal income tax reporting purposes. The non-current deferred tax asset results from differences in amortization of goodwill and the non-compete agreements, and asset write-off and reserves for financial and federal income tax reporting purposes and the deferred tax benefit of net operating losses. The non-current deferred tax liability results from differences in depreciation of fixed assets for financial reporting purposes and federal income tax purposes. The net deferred tax asset has a 100% valuation allowance due to the uncertainty of generating future taxable income.

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  11  -  INCOME  TAXES  (CONTINUED).


At December 31, 1998, the Company has net operating loss carryforwards for federal income tax purposes of approximately $2.1 million that begin expiring in the year 2009. The utilization of the net operating loss is subject to limitations in accordance with 382 of the Internal Revenue Code.

During 1997, the Company deducted, for income tax purposes, approximately $600,000 related to employee stock options exercised which were not deductible for financial reporting purposes. The related tax benefit of this permanent tax difference, approximately $204,000, has been recorded as additional paid-in capital. However, a valuation allowance has been established for the benefit due to the uncertainty of generating future taxable income, which is included in the above valuation allowance for non-current deferred tax assets. In the event that the Company generates future taxable income, the related allowance will be reduced and the full benefit will be recognized as an increase to equity.



NOTE  12  -  SHAREHOLDERS'  EQUITY.


During 1998 the Company issued 498,599 shares of its common stock and paid $1,062,703 in cash and $1,983 derived from converted preferred dividends in connection with the redemption of all outstanding preferred shares to common stock. These common shares were issued at the $4.00 per share floor price or at the existing fair market value above the floor price accumulated deficit. The Company recorded a reduction of $1,063,182 to additional paid-in capital related to these conversions and redemptions. Preferred stock dividends of $95,874 were paid during 1998 and recorded against accumulated deficit for preferred share dividends due prior to the redemption dates.

During 1998 the Company repurchased and cancelled 76,475 warrants for $38,237 and incurred additional warrant exercise costs of $10,321 related to the 1997 warrant call.

On October 30, 1998, the Company issued 128,000 shares of treasury stock related to the acquisition of the six bingo centers in Texas. These shares were valued at the existing fair market value of $1.56 per share, totaling $200,000. The net effect of the issuance of treasury stock was recorded as a $388,896 reduction of treasury stock and a $188,896 reduction to additional paid-in capital. All of the shares issued are subject to Company re-sale lockup agreements of one to three years.

The Company issued 2,381 shares of its common stock in July 1998 pursuant to purchases under the Company's Employee Stock Purchase Plan. These shares were issued at $2.55 per share, pursuant to the Plan purchase price for the six-month plan period of January 1 through June 30, 1998. The Company recognized $6,071 in equity proceeds through voluntary payroll deductions pursuant to these plan purchases.

The Company's Board of Directors authorized the Company to purchase up to 1.0 million shares of its common stock in open market or privately-negotiated transactions over an unlimited period of time, beginning in the second quarter of 1998. The Company repurchased 359,300 of its common shares for $1,075,295 through its stock buyback program during the second and third quarters of 1998. The price per share to repurchase these shares ranged from $2.12 to $3.75. At December 31, 1998, the Company holds 231,300 treasury shares with a cost of $686,399 which equates to an average price per share of approximately $2.97.

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  12  -  SHAREHOLDERS'  EQUITY  (CONTINUED).


On March 25, 1998, the Company issued 29,630 shares of common stock as partial consideration related to the acquisition of Ambler Bingo. These shares were valued at the existing fair market value of $3.04 per share, totaling $90,000.

During the first quarter of 1998 the Company issued 33,733 shares of its common stock pursuant to employee stock option exercises. These option shares were exercised and issued at $1.17 per share and resulted in an increase to additional paid-in capital of $38,968.

In February 1998, the Company entered into a one year agreement for financial consulting and investment banking services in exchange for warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $3.88 per share. The warrants vest and become fully exercisable on February 6, 1999 and expire on February 4, 2004. The Company recorded expense of $221,616 during 1998 related to these warrants. This amount represents managements estimate of the fair value of these warrants at the date of grant using a Black-Scholes pricing model with the following assumptions: applicable risk-free interest rate based on the current treasury-bill interest rate at the grant date of 6%; dividend yields of 0%; volatility factors of the expected market price of the Company's common stock of 84%; and an expected life of the warrant of 3 years.

In December 1997, the Company redeemed 2,293,995 of its Redeemable Common Stock Purchase Warrants pursuant to the Company's warrant call in November of 1997. Each warrant was converted into one share of Company common stock at the price of $5.00 per share. The Company grossed $11.5 million from this transaction, and netted $11.1 million after associated financing costs.

The Company issued 2,495,649 shares of its common stock in 1997 for various acquisitions in South Carolina. In December, the Company issued 1,000,000 shares in the stock-for-stock acquisition of the Darlington Music Company video gaming route business. In October, the Company issued 358,000 shares in the stock-for-stock acquisition of the Lucky 4 video gaming business. In September, the Company issued 827,680 shares in the stock-for-stock acquisition of Gold Strike video gaming business, and issued 9,969 shares in the acquisition of two bingo centers. Early in the first quarter of 1997, the Company issued 300,000 shares in a stock purchase acquisition of a bingo center, equipment and various corporations. All of the shares issued for these acquisitions, excluding the 9,969 tranche, were subject to Company re-sale lockup agreements of one to three years.

The Company granted 50,000 shares of its common stock in January of 1997 to employees as an annual bonus for 1997. These shares were valued at the existing fair market value of $.94 per share.

The Company issued 2,000 preferred shares in August of 1997 at $1,000 per share in a private equity transaction, grossing $2.0 million and netting $1.83 million after associated financing costs. The net proceeds from this transaction were recorded as equity. These shares are convertible into Company common shares under a variable pricing formula ranging from $4.00 to $5.50 per share. Conversion rights on these shares were fully vested at April 1, 1998. These shares pay an annual dividend of 7% on a quarterly basis on the unconverted principle balance. As of April 6, 1998, approximately 500 shares or 25% of the total preferred shares had been converted into approximately 90,000 common shares.

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  12  -  SHAREHOLDERS'  EQUITY  (CONTINUED).


The Company issued 200,000 shares of its common stock in 1997 pursuant to employee stock option exercises from June through September. These option shares were exercised and issued at various prices from $1.00 to $2.50 per share, netting $347,000 in equity proceeds for the Company.

The Company issued 74,000 shares of its common stock in the first quarter of 1997 for various professional, lobbying, and legal services rendered. These shares were valued at the existing fair market value of $1.09 per share.

The Company issued 10,767 shares of its common stock in July and December of 1997 pursuant to purchases under the Company's Employee Stock Purchase Plan. These shares were issued at the existing fair market value of $1.17 and $3.53, respectively, per share, for the six-month plan periods ended in June and December, respectively, netting the Company over $20,000 in equity proceeds through voluntary payroll deductions.



NOTE  13  -  EARNINGS  PER  SHARE.


A  reconciliation  of  basic to diluted earnings (loss) per share is as follows:


                                                      Years  ended  December  31,
                                        ---------------------------------------------------
                                                   1998                      1997
                                        --------------------------  -----------------------
                                           Basic        Diluted        Basic      Diluted
Numerator:
--------------------------------------
  Net income (loss)                     $(2,600,222)  $(2,600,222)  $1,284,856   $1,284,856
  less preferred dividends                  (97,857)      (97,857)     (58,333)         ---
                                        ------------  ------------  -----------  ----------

  Income (loss) available to
  common stockholders                   $(2,698,079)  $(2,698,079)  $1,226,523   $1,284,856
                                        ============  ============  ===========  ==========

Denominator:
--------------------------------------
  Weighted average shares outstanding     9,299,908     9,299,908    7,160,612    7,160,612
  Effect of dilutive securities:
    Preferred stock                             ---           ---          ---      220,620
    Stock options and warrants                  ---           ---          ---      752,554
                                        ------------  ------------  -----------  ----------

  Weighted average shares outstanding     9,299,908     9,299,908    7,160,612    8,133,786
                                        ============  ============  ===========  ==========

  Earnings (loss) per share before
    extraordinary item                  $      (.29)  $      (.29)  $      .17   $      .16
                                        ============  ============  ===========  ==========

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  14  -  ACCOUNTING  FOR  STOCK  BASED  COMPENSATION.


The Company applies APB Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25") in accounting for its stock options. At December 31, 1998, the Company has implemented four shareholder approved stock option plans. These plans are intended to comply with Section 422 of the Internal Revenue Code of 1986, as amended. The plans collectively provide for the total issuance of 2,000,000 common shares over ten years from the date of each plan's approval. At December 31, 1998, a total of 1,175,600 options are outstanding under these plans. An additional 141,525 options for shares are outstanding to non-employees outside of these plans as of the end of 1998.

A  summary  of  the  Company's  stock  option  plans  is  as  follows:

                      Employee Stock Plans  Other Compensatory  Combined Total
                         ------------------  ----------------  ---------------
                                    Weighted          Weighted
                                     Average          Average
                                    Exercise          Exercise
                          Options    Price   Options   Price      Options
                         ----------  ------  --------  ------  ---------------
Outstanding at 12/31/96  1,059,999   $ 1.59      ---   $  ---       1,059,999
  Granted                  526,667     1.00  218,000     4.53         744,667
  Exercised               (200,000)    1.72      ---      ---        (200,000)
  Forfeited                    ---      ---      ---      ---             ---
                         ----------  ------  --------  ------  ---------------
Outstanding at 12/31/97  1,386,666     2.89  218,000     4.53       1,604,666

  Granted                  531,000     3.36      ---      ---         531,000
  Exercised                (33,733)    1.18      ---      ---         (33,733)
  Forfeited               (708,333)    3.60  (76,475)    5.50        (784,808)
                         ----------  ------  --------  ------  ---------------
Outstanding at 12/31/98  1,175,600   $ 2.43  141,525   $ 4.00       1,317,125
                         ==========  ======  ========  ======  ===============

The fair value of options issued during 1998 and 1997 was $1,305,753 and $711,591, respectively.

The following table summarizes information about options outstanding at December 31, 1998 and 1997 under the Employee Stock Plan:

                             Options  Outstanding                            Options  Exercisable
                         -----------------------------                   ----------------------------
                                       Weighted  Avg.
           Range of        Number        Remaining       Weighted Avg.     Number      Weighted Avg.
       Exercise Prices   Outstanding  Contractual Life  Exercise Price   Exercisable  Exercise Price
       ----------------  -----------  ----------------  ---------------  -----------  ---------------
1998:  $   0.96 - $6.16    1,175,600         4.7 years  $          2.43      710,422  $          2.19
1997:  $   0.96 - $6.25    1,386,666         3.9 years  $          2.89      430,001  $          1.53

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  14  -  ACCOUNTING  FOR  STOCK  BASED  COMPENSATION  (CONTINUED).


The following table summarizes information about other compensatory stock options outstanding at December 31, 1998 and 1997:

                             Options  Outstanding                            Options  Exercisable
                         -----------------------------                   ----------------------------
                                       Weighted  Avg.
           Range of        Number        Remaining       Weighted Avg.     Number      Weighted Avg.
       Exercise Prices   Outstanding  Contractual Life  Exercise Price   Exercisable  Exercise Price
       ----------------  -----------  ----------------  ---------------  -----------  ---------------
1998:  $   3.00 - $5.50      141,525         3.4 years  $          4.00      141,585  $          3.99
1997:  $   3.00 - $5.50      218,000         3.2 years  $          4.53       85,000  $          3.00

The options granted in 1998 and 1997 have exercise prices which approximate fair value and accordingly, no compensation cost has been recognized for the compensatory stock options in the consolidated financial statements. Had compensation cost for the Company's stock options been determined consistent with FASB statement No. 123, "Accounting for Stock Based Compensation", the Company's net income (loss) and net income (loss) per share would have been decreased (increased) to the pro forma amounts indicated below:

                                          Years  ended  December  31,
                                           -------------------------
                                               1998          1997
                                           -----------  ------------
Net income (loss)            As reported  $(2,600,222)  $1,682,392
                             Pro forma    $(2,900,623)  $1,069,196

Basic earnings per share     As reported  $      (.29)  $      .23
                             Pro forma    $      (.32)  $      .15

Diluted earnings per share   As reported  $      (.29)  $      .21
                             Pro forma    $      (.32)  $      .13

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The following assumptions were used for grants in 1998; dividend yield of 0%, expected volatility of 84%, risk free interest rates estimated at 6.0%, and an expected life of 3 years. The following assumptions were used for grants in 1997; dividend yield at 0%, expected volatility at 76%, risk free interest rates estimated at 6.0%, and an expected life of 1-3 years.

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  15  -  RELATED  PARTY  TRANSACTIONS.


At December 31, 1998, notes receivable included promissory notes receivable from related parties totaling $460,000. The interest rates range from 7.0% - 8.0% with maturity dates ranging from December 15, 1998 to May 31, 2001. Interest income related to these notes recorded by the Company was $34,000 for the year ended December 31, 1998.

In March 1998 the Company acquired Ambler Bingo. In conjunction with this purchase, the Company issued a promissory note payable in the amount of $400,000 to the seller (a related party), as partial consideration for this purchase, and entered into a three-year employment agreement with the seller. This note payable is due in monthly installments of $9,765, with an interest rate of 8.0% and a maturity date of May 2002. For the year ended December 31, 1998, the Company recognized $23,200 of interest expense to this obligation.

In December 1997, as a part of the Company's acquisition of Darlington Music Co., Inc, the Company assumed a related party lease for an office and game machine warehouse facility. The lease is by and between the Company and a Company Director and Officer, and two immediate family members of the related party. The lease originated on January 15, 1990 for a 15 year term with monthly rental payments of $3,500. For the years ended December 31, 1998 and 1997, the Company has expensed $42,000 for rental payments to the related parties under this lease.

As a part of the Company's acquisition of Gold Strike, Inc. and Lucky 4, Inc. the Company assumed an operating lease for gaming properties located in South Carolina. The lessor is a partnership in which a Director of the Company is a 50% general partner. This lease expires November 2001, with renewal options. The monthly rental payments under this lease are $5,270. For the years ended
December 31, 1998 and 1997, the Company has expensed $63,240 and $34,930 respectively for rental payments to the related party under this lease.

On November 9, 1998, the Company reorganized its South Carolina video gaming operations by entering into a three year Agreement with an operator, effectively outsourcing the operations of the Company's non-route video gaming operations at eight video gaming machine centers. The operator is owned and managed by a shareholder and former officer, Director and employee of the Company, and a second shareholder and former employee of the Company. In addition, at seven of the eight centers, the Company has entered into a lease or a sublease with the operator which provides for the monthly payment of rent by the operator. Under the Agreement, the Company retains ownership of the underlying video gaming machines and all related assets. In connection with the execution of the Agreement, the Company loaned $80,000 to the operator, due in full, with interest accruing at prime-plus 2%, due upon maturity in May 1999.

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE  16  -  COMMITMENTS  AND  CONTINGENCIES.


(a)     Operating  Leases:

The Company is obligated under various operating leases. Generally, the leases provide for minimum annual rentals as well as a proportionate share of the real estate taxes and certain common area charges. Minimum annual rentals under these leases are as follows:

Years Ending                   Minimum
December 31,                   Rentals
------------                  ----------
1999                          $2,073,802
2000                           1,815,831
2001                           1,319,310
2002                             710,413
2003 and thereafter            2,012,951
                              ----------
Total minimum annual rentals  $7,932,307
                              ==========

Rent expense for the years ended December 31, 1998 and 1997 amounted to $2.6 million and $1.5 million, respectively.

(b)     Legal:

In July of 1995 the Company bought three Florida bingo centers from Phillip Furtney and two corporations related to Mr. Furtney (which corporations and Mr. Furtney are referred to collectively for purposes of this discussion as "Furtney"). On June 12, 1997, Furtney filed a lawsuit against the Company in the Circuit Court in Florida, alleging breach of contract on these purchases. Furtney alleged that the Company defaulted on its original purchase note and stock obligations under the purchase agreements. Furtney seeks to recover damages in the amount of $900,000 related to these allegations. On July 12, 1997, the Company answered this lawsuit and filed a counterclaim against Furtney alleging, among other things, fraud, negligent misrepresentation, breach of express warranties, contractual indemnity and tortious interference with contractual rights. The Company believes that it was materially defrauded in its purchase of these three Florida bingo centers from Furtney in that; Furtney made no disclosure to the Company of an ongoing criminal investigation of the operation of these bingo centers by the Florida State Attorney General's Office, and that Furtney was fully aware of this investigation. The state of Florida temporarily closed these three bingo centers, as well as several other centers formerly owned by Mr. Furtney, in November 1995. The Company re-sold these three bingo centers in December of 1995. In January 1997, the Company and the State of Florida settled all matters regarding the Company's previous ownership and operation of these bingo centers. The Company believes that Furtney's lawsuit against the Company is completely without merit and that the Company will prevail in its counterclaim against him. There can be no assurance of this result, however, and a decision against the Company could have a material adverse effect on the financial position and operations of the Company.

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE  16  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED).


In 1997, one of the Company's subsidiaries was named a defendant (among many other video gaming operators) in a legal action in the Federal U.S. District
Court in Columbia, South Carolina filed by video poker players. This action alleges various wrongful acts by the defendants, including allegations that certain of the defendants' video gaming operations in South Carolina: i) comprise a lottery, which violates the state constitution; ii) violate the state's daily net video gaming machine payout limit of $125 per player; iii) violate the state's single premise rule which only allows up to five video gaming machines per premise; and iv) violate the state's prohibition against beer and wine permit holders allowing gambling or games of chance. The plaintiffs in this action are attempting to have this action certified as a class action lawsuit. The plaintiffs seek to recover the money lost from playing video poker and to restrict or otherwise limit in various respects the manner in which video gaming operations are conducted in South Carolina. The District Judge certified questions for an advisory opinion of the South Carolina Supreme Court regarding whether video gaming constitutes an illegal lottery in South Carolina. The Supreme Court issued an opinion in November 1998 stating that video gaming does not constitute an illegal lottery. Other issues in this case are still pending in the District Court. The Company believes that this action is completely without merit and will defend itself vigorously. If this case were to be decided against the Company, it would likely have a material adverse effect on the financial position and operations of the Company.

In 1997, the South Carolina Department of Revenue and the South Carolina Law Enforcement Division brought a declaratory judgment action against various organizations whose members have beer and wine permits and also offer video poker for play. The suit was also brought against certain businesses in the video poker industry. Neither the Company nor any subsidiary is a named defendant in this case. The plaintiffs have styled the case as a class action and have requested that the court declare that the South Carolina Code prohibits beer and wine from being sold at establishments that provide video poker machines for play. At issue in the case is whether a specific South Carolina statute (S.C. Code Section 61-4-580(3)) prohibits a beer and wine permit holder from also offering video poker for play. The plaintiffs have filed a motion that the case be certified as a class action and have filed a motion for summary judgment. The defendants are vigorously defending the case. If this case were to be decided in favor of the Department of Revenue, it would likely have a material adverse effect on the financial position and operations of the Company.

Additionally, on June 30, 1998, the South Carolina Department of Revenue announced that as of August 1, 1998, it would no longer allow beer and wine permits at any location that also offers video poker, based on its interpretation of the South Carolina statute noted above. However, in two separate state court cases, two state Circuit Court judges have entered injunctions prohibiting the Department of Revenue from enforcing its interpretation of the South Carolina statute at issue at the current time. At the current time, the Department of Revenue is issuing beer and wine permits for locations which also offer video poker. If this issue were to be decided in favor of the Department of Revenue, it would likely have a material adverse effect on the financial position and operations of the Company.

On September 9, 1998, the Company filed a lawsuit in the Court of Common Pleas for the Fifth Judicial Circuit in Columbia, South Carolina, against two former directors, Greg Wilson and Robert Hersch, Investors Associates, Inc., who previously served as the Company's underwriter, and two former employees, Roy Stevens and Paul Hermelink. On February 26, 1999, the Company and Greg Wilson entered into a settlement with respect to this lawsuit and other issues and thus Greg Wilson has since been dismissed with prejudice from this lawsuit. The lawsuit seeks to recover both actual and punitive damages, as well as the return of profits wrongfully obtained and the return of assets, including common stock of the Company, wrongfully acquired, pursuant to various causes of action. On September 30, 1998, Greg Wilson and various family members filed suit against the Company in the Court of Chancery for the State of Delaware, which lawsuit was also dismissed with prejudice in connection with the settlement with Greg Wilson and various family members discussed above.

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  16  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED).
----------------------------------------------------------


On December 17, 1998, Roy Stevens, a former employee and current shareholder of the Company, filed a lawsuit against the Company, certain of its subsidiaries, and certain officers, directors and employees of the Company in the Court of Common Pleas for the Eleventh Judicial Circuit in Lexington, South Carolina. The lawsuit alleges that the defendants breached fiduciary duties, breached contracts, maliciously prosecuted the plaintiff, and engaged in various fraudulent and illegal acts. The plaintiff seeks to recover actual and punitive damages of an unspecified amount, seeks the reassignment of a lease agreement which secures a promissory note issued by the Company to the plaintiff, and seeks to have a receiver appointed to take control of the Company during the pendency of this lawsuit. The Company believes that this lawsuit is completely without merit and will defend itself vigorously. This lawsuit is in the early stages and discovery has not yet commenced. If this case were to be decided against the Company it would likely have a material adverse effect on the financial position and operations of the Company.

The South Carolina legislature and the Governor of South Carolina are currently considering proposing legislation that could significantly overhaul the regulatory framework for video poker in South Carolina and impose significantly higher taxes. Although it is anticipated that some legislation will be proposed in 1999, the actual legislation has not yet been presented in the legislature and thus the nature and impact of such legislation is not known at the current time. However, any such legislation, if adopted, could have a material adverse effect on the financial position and operations of the Company.

In the normal course of its business, the Company is subject to litigation. Management of the Company, based on discussions with its outside legal counsel, does not believe any claims, individually or in the aggregate, will have a material adverse effect on the Company's financial position or operations of the Company, except as otherwise stated above.



NOTE  17  -  YEAR  2000.


The Company has conducted a comprehensive review of its computer systems to identify potential problems that could be caused by the Year 2000 issue. This issue is the result of computer programs that were written using two digits rather than four to define the applicable year. Such programs may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in a system failure or miscalculation. Management currently believes that the Year 2000 issue will not pose significant operational problems for the Company's computer systems or result in significant costs to become Year 2000 compliant.
However, if the Company's computer systems were subject to undetected system failures or operational problems resultant from the Year 2000 issue, there can be no assurance that any one or more such failures would not have a material adverse effect on the Company. The Company is currently in the process of certifying that the vendors and suppliers of its critical components and services are Year 2000 compliant and the Company expects certification to be completed by April 1999. The Company intends to rely on Year 2000 compliance on the part of public utility providers and all state and local regulatory agencies, although non-compliance by those entities could materially adversely affect the Company's financial condition and operations.

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE  18  -  SEGMENTS.


The Company adopted Statement of Financial Accounting Standards No. 131,"Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") in the fiscal year ended December 31, 1998. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance.

The Company's Chief Operating Decision Maker ("CODM"), the Chairman and CEO, evaluates performance and allocates resources based on a measure of segment profit or loss from operations. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies except that depreciation and amortization are allocated to each segment from functional department totals based on certain assumptions which include, among other things, revenues. Also, the Company's CODM does not view segment results below operating profit (loss), therefore, net interest income, other income, and the provision for income taxes are not broken out by segment below.

The Company's video gaming segment represents operations of the Company's video gaming machines in South Carolina. The bingo segment encompasses bingo center services provided to charitable organizations. These segments were identified based on the different nature of the services and legislative monitoring and, in general, the type of customers for those services.

A summary of the segment financial information reported to the CODM is as follows:

                                                Year  Ended  December  31,  1998
                                    ---------------------------------------------------------
                                    Video Gaming      Bingo       Adjustment    Consolidated
                                    -------------  ------------  ------------  --------------
  Revenue                           $   9,738,085  $ 4,855,532   $   851,839   $  15,445,456
  Depreciation and Amortization           986,818    1,041,236        59,423       2,087,477
  Segment profit (loss)                 1,643,301   (1,203,841)   (3,039,682)     (2,600,222)
  Segment Assets                        7,380,853   10,754,901       846,818      18,982,572
  Capital expenditures by segment       1,883,194      605,752        50,684       2,539,630


                                               Year  Ended  December  31,  1997
                                    ------------------------------------------------------
                                    Video Gaming     Bingo      Adjustment   Consolidated
                                    -------------  ----------  ------------  -------------
  Revenue                           $   8,874,257  $2,921,386  $   427,492   $  12,223,135
  Depreciation and Amortization           345,102     758,850            -       1,103,952
  Segment profit (loss)                 1,299,664   1,500,639   (1,117,911)      1,682,392
  Capital expenditures by segment       1,551,025     942,095      107,531       2,600,651

The adjustments represent video gaming and bingo concession and other income, depreciation and amortization related to corporate assets, corporate losses, corporate assets and corporate capital expenditures to reconcile segment balances to consolidated balances. None of the other adjustments are significant.

                 AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  19  -  SUBSEQUENT  EVENTS.


On February 26, 1999 the Company entered into a settlement agreement, compromise of claims and mutual release with the Company's former president and chief executive officer and members of his family. Under the terms of the agreement the Company will receive the net proceeds from the sale of 200,000 shares of the Company's common stock owned by the former president and $1,300 as consideration for the founder's stock originally issued to the former president. Also, the former president and family members will sell 1.1 million shares of the Company's common stock over a five year period beginning June 1, 1999 at a predetermined liquidation rate.

                            AMERICAN BINGO & GAMING CORP. AND SUBSIDIARIES

                            SCHEDULE II - VALUATION and QUALIFYING ACCOUNTS

                            For the Years Ended December 31, 1998 and 1997


                                              Charged     Charged
                                  Balance    to costs &   to other                Balance
                                 January 1,   Expenses    Accounts    Deductions   December 31,
                                 -----------  --------  -----------  -----------  -------------
            1998
-------------------------------
Allowance for notes receivable   $   231,395       ---    35,800(1)          ---  $     195,595

Allowance for doubtful accounts  $       ---   109,595         ---           ---  $     109,595


            1997
-------------------------------

Allowance for notes receivable   $   290,773       ---    59,378(1)          ---  $     231,395

Allowance for doubtful accounts  $       ---       ---         ---           ---  $         ---

     (1)     Allowance  was  reduced  to  reflect  net  realizable  value.

                        DIRECTORS AND EXECUTIVE OFFICERS


                                ANDRE M. HILLIOU
          Chairman of the Board, President and Chief Executive Officer

                             GEORGE M. HARRISON, JR.
                  Vice Chairman of the Board and Vice President

                                  JAMES L. HALL
                                    Director
                        Retired Executive, Bell Atlantic

                                 MICHAEL W. MIMS
                                    Director
                    President, Mims & Dye Enterprises, L.L.C.

                              GROVER C. SEATON III
                                    Director
                      Senior Partner, Seaton & Manley, P.C.

                                 A. JOE WILLIS
                                    Director
                           President, Willis Chiro Med

                                RICHARD M. KELLEY
              Chief Financial Officer, Vice President and Treasurer

                                MARIE T. PIERSON
          Vice President of Acquisitions, Administration and Secretary

                                NANCY J. POLLICK
                          Vice President of Operations
--------------------------------------------------------------------------------


                           KING GRIFFIN & ADAMSON P.C.
                              Independent Auditors
                                   Dallas, TX

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
                                 Transfer Agent
                                 40 Wall Street
                               New York, NY 10005
                                 (212) 936-5100

                          AMERICAN BINGO & GAMING CORP.
                               is a NASDAQ Company
                                 (Symbol: BNGO)
--------------------------------------------------------------------------------



The Annual Meeting of Stockholders of American Bingo & Gaming Corp. will be held at 10:00 a.m. on Thursday, May 27, 1999 at the bingo hall located at 1470 Charleston Highway, West Columbia, South Carolina 29169.